SCHEDULE 14A INFORMATION

Amendment No. 1

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

    Southwest Gas Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Preliminary Copy

John P. Hester President and Chief Executive Officer [•], 2017

Dear Shareholder:

We are pleased to invite you to attend the 2017 Annual Meeting of Shareholders of Southwest Gas Holdings, Inc. (the “Company”), which will be held at [•], on [•], 2017, at [•], Pacific Daylight Time. The following 2017 Notice of Annual Meeting of Shareholders and Proxy Statement will serve as your guide to the business that will be conducted at the meeting. You should also have received a WHITE proxy card or WHITE voting instruction form and postage-paid return envelope, which are referred to throughout the accompanying Proxy Statement, and which are being solicited on behalf of our Board of Directors (the “Board”).

Your vote will be especially important at the meeting. Scopia PX LLC, a Delaware limited liability company (together with its affiliates, “Scopia”), has notified the Company that they intend to nominate one individual for election as a director in opposition to the Board’s recommended nominees. The Board does NOT endorse or recommend the election of the Scopia nominee and strongly urges you NOT to sign or return any proxy card or voting instruction form that you may receive from Scopia.

Instead, the Board recommends that you vote “FOR” each of the Board’s director nominees named in the Company’s Proxy Statement.

Under the guidance of the Board, including each of the Board’s recommended director nominees, the Company has executed a strategy that has enabled it over the last year and the last five years to deliver more value, as expressed as total shareholder return, than the average of its gas LDC peers, the S&P 500, the S&P 500 Utilities index and the S&P MidCap 400 Gas index, all as discussed in greater detail in the accompanying Proxy Statement under the heading “Compensation Discussion and Analysis – Executive Summary.”

Whether or not you are personally able to attend the meeting, the best way to support the election of the Board’s nominees is by voting on the WHITE proxy card or as described in the WHITE voting instruction form, which will enable you to support the Board by representing your shares at the meeting. Accordingly, after reading the attached Notice of Annual Meeting of Shareholders and Proxy Statement, please promptly submit your proxy as described on your WHITE proxy card or WHITE voting instruction form. If you choose to submit your proxy to vote your shares by the WHITE proxy card or WHITE voting instruction form, please sign, date and mail the WHITE proxy card or WHITE voting instruction form in the enclosed postage-paid return envelope. You may also submit a proxy to vote by telephone or Internet. Instructions for submitting a proxy over the Internet or by telephone are provided on the enclosed WHITE proxy card. Participants in the Southwest Gas Corporation Employees’ Investment Plan should follow the instructions provided by the plan trustee.

If you previously voted using a proxy card that you received from Scopia, you can revoke that proxy and have your shares voted for our Board’s nominees and on the other matters to be voted on at the meeting by signing, dating and returning the enclosed WHITE proxy card or by following the instructions provided in the WHITE proxy card to submit a proxy over the Internet or by telephone or by appearing at the Annual Meeting and voting your shares in person.

Sincerely yours,

The attached Proxy Statement is dated [•], 2017 and is first being mailed on or about [•], 2017.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

470 West Avenue

Stamford, Connecticut 06902

Shareholders Call Toll Free: (800) 662-5200

Banks and Brokers Call Collect: (203) 658-9400

E-mail: SWX@morrowsodali.com

5241 Spring Mountain Road Las Vegas, Nevada 89150

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

[•], 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Southwest Gas Holdings, Inc. (the “Company”) will be held on [•], [•], 2017, at [•] PDT, at [•], for the following purposes:

(1)	To elect ten directors of the Company;
(2)	To approve the Company’s Omnibus Incentive Plan, including the material terms thereof for purposes of Section 162(m) of the Internal Revenue Code, as amended;
(3)	To approve, in a non-binding advisory vote, the compensation of the named executive officers;
(4)	To approve, in a non-binding advisory vote, the frequency of the non-binding advisory vote on the compensation of the named executive officers;
(5)	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2017; and
(6)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Shareholders. The Board of Directors of the Company (“Board”) recommends voting on the enclosed WHITE proxy card “FOR” each of the ten nominees for director named in the accompanying Proxy Statement, “FOR” proposals 2, 3, and 5, for the “ANNUAL FREQUENCY” option in proposal 4, and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting of Shareholders.

The Board established March 10, 2017, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof. Directions to attend the Annual Meeting and vote in person are included on the [map on page M-1] of the Notice of 2017 Annual Meeting of Shareholders and Proxy Statement.

A WHITE proxy card is enclosed. Please review your proxy statement and vote, at your earliest convenience, using any of the following methods:
Call the phone number listed on the WHITE proxy card to vote BY TELEPHONE
Visit the website listed on the WHITE proxy card to vote VIA INTERNET
Sign, date and return the WHITE proxy card in the enclosed postage-paid envelope to vote BY MAIL
Attend the meeting to vote IN PERSON

Your vote will be particularly important at the Annual Meeting. The Company has received a notice from Scopia PX LLC, a Delaware limited liability company (together with its affiliates, “Scopia”), regarding its intent to nominate one individual for election as a director at the Annual Meeting. The Board recommends a vote “FOR” the election of each of the director nominees named in the accompanying Proxy Statement and on the enclosed WHITE proxy card, and strongly urges you NOT to sign or return any proxy card or instruction form that you may receive from Scopia.

The Company is not responsible for the accuracy of any information provided by, or relating to, Scopia or the Scopia nominee contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Scopia, or any other statements that Scopia or its representatives may otherwise make.

Please submit a proxy as soon as possible so that your shares can be represented and voted at the Annual Meeting in accordance with your instructions. For specific instructions on submitting a proxy to have your shares voted, please refer to the instructions on the WHITE proxy card or the information forwarded by your bank, broker or other nominee. Even if you have submitted a proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from such bank, broker or other nominee. If you are a participant in the Southwest Gas Corporation Employees’ Investment Plan (the “EIP”), you should follow the instructions provided by the EIP trustee with respect to voting your EIP shares at the Annual Meeting.

If you have previously signed a proxy card sent to you by Scopia in respect of the Annual Meeting, you can revoke that proxy and submit a proxy to vote for the Board’s nominees by signing, dating and returning the enclosed WHITE proxy card or by following the instructions provided in the WHITE proxy card to submit a proxy to vote your shares over the Internet or by telephone or by voting in person at the Annual Meeting. Signing, dating and returning any proxy card that Scopia may send to you, even with instructions to vote “withhold” with respect to the Scopia nominee, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees on a WHITE proxy card as only your latest proxy card or voting instruction form will be counted. If you are an EIP participant and want to revoke any prior voting instructions you provided to the EIP trustee in respect of the Annual Meeting, you must contact the EIP trustee. If you are a beneficial holder of shares held in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented and voted at the Annual Meeting, or to revoke prior voting instructions.

The Board urges you to sign, date and return only the enclosed WHITE proxy card.

Your vote is very important. Please submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on the enclosed WHITE proxy card.

By Order of the Board of Directors

Karen S. Haller

Senior Vice President/General Counsel and

Corporate Secretary

********************

The accompanying Proxy Statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying Proxy Statement, including the appendices and any documents incorporated by reference, carefully and in their entirety.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on [•], 2017: The proxy statement, the accompanying form of WHITE proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements, are available on the Internet at www.swgasholdings.com/proxymaterials. Under rules issued by the SEC, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the Proxy Statement or need help submitting a proxy for your shares, please contact the Company’s proxy solicitor:

470 West Avenue

Stamford, Connecticut 06902

Shareholders Call Toll Free: (800) 662-5200 (within the U.S.)

Banks and Brokers Call Collect: (203) 658-9400

E-mail: SWX@morrowsodali.com

Southwest Gas Holdings 2017 Notice and Proxy    i

PROXY STATEMENT

[•], 2017

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Southwest Gas Holdings, Inc. (the “Company”) for the 2017 Annual Meeting of Shareholders and for any adjournment or postponement of the Annual Meeting. We intend to mail this Proxy Statement, the accompanying WHITE proxy card and the Company’s 2016 Annual Report to shareholders on or about [•], 2017. At the Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting and described in these materials, including:

▪	The election of ten directors of the Company;
▪	The approval of the Company’s Omnibus Incentive Plan, including the material terms thereof for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”);
▪	The approval, in a non-binding advisory vote, of the compensation of the named executive officers;
▪	The approval, in a non-binding advisory vote, of the frequency of the non-binding advisory vote on the compensation of the named executive officers; and
▪	The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2017.

On January 1, 2017, the Company completed a holding company reorganization, as a result of which Southwest Gas Corporation (“Predecessor”) became a wholly owned subsidiary of the Company, each share of Common Stock of Predecessor automatically converted into a share of Common Stock of the Company (“Common Stock”), and the Company became the successor issuer to Predecessor. Accordingly, the Company, and not Predecessor, will be holding the 2017 Annual Meeting of Shareholders.

Is my vote important?

Your vote will be particularly important at the Annual Meeting. The Company has received a notice from Scopia PX LLC, a Delaware limited liability company (together with its affiliates, “Scopia”), regarding its intent to nominate one individual for election as a director at the Annual Meeting in opposition to the Board’s recommended nominees. The Board does NOT endorse or recommend the election of the Scopia nominee and strongly urges you NOT to sign or return any proxy card or voting instruction form that you may receive from Scopia. Instead, the Board recommends a vote “FOR” the election of each of the Board’s director nominees named in this Proxy Statement on the enclosed WHITE proxy card. Our Board is pleased to nominate for election as director the ten persons—Robert L. Boughner, José A. Cárdenas, Thomas E. Chestnut, Stephen C. Comer, LeRoy C. Hanneman, Jr., John P. Hester, Anne L. Mariucci, Michael J. Melarkey, A. Randall Thoman and Thomas A. Thomas—named in this Proxy Statement and on the enclosed WHITE proxy card.

Under the guidance of the Board, including each of the Board’s recommended director nominees, the Company has executed a strategy that has enabled it over the last year and the last five years to deliver more value, as expressed as total shareholder return, than the average of its gas LDC peers, the S&P 500, the S&P 500 Utilities index and the S&P MidCap 400 Gas index, all as discussed in greater detail under the heading “Compensation Discussion and Analysis – Executive Summary.”

To vote for all of the Board’s nominees, you must sign, date and return the enclosed WHITE proxy card or follow the instructions provided in the WHITE proxy card for submitting a proxy over the Internet or by telephone or vote in person at the Annual Meeting. If you are a participant in the Southwest Gas Corporation Employees’ Investment Plan (the “EIP”), you should follow the instructions provided by the EIP trustee with respect to having your EIP shares voted at the Annual Meeting. Beneficial holders who hold their shares in “street name” should follow the voting instructions provided by their bank, broker or other nominee to ensure that their shares are represented and voted at the Annual Meeting.

The Board urges you to sign, date and return only the enclosed WHITE proxy card.

What do I do if I receive a proxy card or voting instruction form from Scopia?

The Board strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from Scopia, even with instructions to vote “withhold” with respect to Scopia’s nominee.

Southwest Gas Holdings 2017 Notice and Proxy    1

Instructions to withhold votes with respect to the Scopia nominee on a proxy card provided by, or on behalf of, Scopia will cancel any proxy previously submitted by you to vote for the Board’s nominees on a WHITE proxy card or WHITE voting instruction form, as only your latest proxy card or voting instruction form will be counted.

If you receive a proxy card or a voting instruction form sent to you by, or on behalf of, Scopia, and sign or submit that card or form, you can change or revoke that proxy and have your shares voted for the Board’s nominees by (i) signing, dating and returning only the enclosed WHITE proxy card in the enclosed postage-paid return envelope to submit your proxy by mail, (ii) following the instructions provided in the WHITE proxy card for submitting a proxy over the Internet or by telephone, or (iii) attending the Annual Meeting to vote in person. Only your latest dated proxy will be counted at the Annual Meeting.

If you need assistance changing or revoking your proxy, please call the Company’s proxy solicitor, Morrow Sodali, toll free at (800) 662-5200 (within the U.S.).

If you are a participant in the EIP, you should follow the instructions provided by the EIP trustee with respect to voting shares in the EIP. If you are an EIP participant and want to revoke any prior voting instructions you provided to the EIP trustee in respect of the Annual Meeting, you must contact the EIP trustee. Beneficial holders who hold their shares in “street name” should follow the voting instructions provided by their bank, broker or other nominee to revoke prior voting instructions.

Please be advised that the Company is not responsible for the accuracy of any information provided by, or relating to, Scopia or the Scopia nominee contained in any public communication, proxy solicitation materials filed or disseminated by, or on behalf of, Scopia or any other statements that Scopia or its representatives may otherwise make.

How does the Board recommend that I vote?

The Board’s recommendations are set forth with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

▪	FOR election of the Board’s ten nominees (see Proposal 1);
▪	FOR approval of the Omnibus Incentive Plan, including the material terms thereof for purposes of Section 162(m) of the Code. (see Proposal 2);
▪	FOR approval, on a non-binding advisory basis, of executive compensation (see Proposal 3);
▪	FOR, on a non-binding advisory basis, ANNUAL FREQUENCY for future shareholder advisory votes on executive compensation (see Proposal 4); and
▪	FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017 (see Proposal 5).

With respect to any other matter that properly comes before the Annual Meeting, José A. Cárdenas and Michael J. Melarkey, the proxies designated by the Board and identified in the accompanying Proxy Card, will vote all proxies granted to them at their discretion.

Please note that the best way to support the Board’s nominees is to vote “FOR” the Board’s nominees by signing, dating and returning the enclosed WHITE proxy card or by submitting a proxy over the Internet or by telephone by following the instructions on the WHITE proxy card. The Board strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from Scopia. Signing and returning any proxy card that Scopia may send to you, even to vote “withhold” with respect to Scopia’s nominee, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees on a WHITE proxy card, as only your latest dated proxy card will be counted. Therefore, the Board urges you to sign, date and return only the enclosed WHITE proxy card.

If you are a participant in the EIP, you should follow the instructions provided by the EIP trustee with respect to voting your EIP shares at the Annual Meeting. Beneficial holders who hold their shares in “street name” should follow the voting instructions provided by their bank, broker or other nominee to ensure that their shares are represented and voted at the Annual Meeting or to revoke prior voting instructions.

How many votes must be present to hold the Annual Meeting?

We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority of the shares entitled to vote are represented in person or by proxy at the meeting. As of the record date, [•] shares of Common Stock were outstanding and the presence, in person or by proxy, of the holders of at least [•] shares of Common Stock will be required to establish a quorum. Proxies received but marked as abstentions will be included in the calculation of the votes considered being present at the meeting.

2    Southwest Gas Holdings 2017 Notice and Proxy

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange (the “NYSE”) determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. The election of directors is not considered a “routine” matter. Similarly, the approval of the Company’s Omnibus Incentive Plan and the advisory votes to approve executive compensation and the frequency of future shareholder advisory votes on executive compensation are not considered “routine” matters. Therefore, beneficial owners that hold in “street name” will have to give voting instructions to their brokers in order for a broker to vote on those matters. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017 is considered a “routine” matter, and brokers have the discretionary voting power to vote on this matter without any instructions from the beneficial owners. Because Scopia has provided notice to the Company that it intends to nominate one individual for election as a director, the Annual Meeting is expected to constitute a contested election. Accordingly, brokers will not be permitted to vote shares held by a beneficial holder at the Annual Meeting without instructions from the beneficial holder as to how the shares are to be voted, and shares that are held by a broker who has not received instructions from the beneficial owner as to how such shares are to be voted will not be counted as present at the Annual Meeting for the purpose of determining a quorum.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 10, 2017, the record date for the Annual Meeting, are entitled to receive notice of and vote at the meeting. If you were a shareholder of record on that date, you are entitled to vote all of the shares that you held on that date at the meeting, or any adjournment or postponement of the meeting.

If your shares are registered directly in your name, you are the holder of record of those shares. As the holder of record, you are receiving these proxy materials directly from us and have the right to vote by mailing your Proxy Card directly to us, submitting your voting instructions via the Internet or by telephone or voting in person at the Annual Meeting. If you wish to vote in person at the Annual Meeting, you must provide proof of identification, e.g., driver’s license, state picture identification or passport.

If you hold your shares in a brokerage account or through a bank or other holder of record, you are the beneficial owner of the shares, and the shares are held in “street name.” Your broker, bank or other holder of record (collectively referred to as “broker”) is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker how to vote by following the instructions that accompany these proxy materials or to vote in person at the Annual Meeting. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from your broker; in addition, you must provide proof of identification, e.g., driver’s license, state picture identification or passport, and proof that you were the owner of the shares as of the close of business on March 10, 2017, e.g., original brokerage statement.

If you hold your shares indirectly in the EIP, you have the right to direct the EIP trustee how to vote your shares by following the instructions from the EIP trustee accompanying the Proxy Statement. If you do not direct the EIP trustee how to vote your shares, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants.

How many votes do I have?

You have one vote for each share of the Common Stock you owned as of the record date for the Annual Meeting, unless, with respect to Proposal 1 (Election of Directors), cumulative voting is in effect. See “Election of Directors—Vote Required” for a description of cumulative voting rights with respect to the election of directors.

How do I vote?

If you are a registered shareholder, you can vote either in person at the Annual Meeting or by proxy whether or not you attend the meeting. To vote by proxy, you must either:

▪	Vote over the Internet at [•] by following the instructions on the enclosed Proxy Card;
▪	Vote by telephone by calling toll-free [•] on a touch-tone telephone and following the instructions on the enclosed Proxy Card; or
▪	Complete the enclosed Proxy Card, sign it and return it in the enclosed postage-paid envelope.

Southwest Gas Holdings 2017 Notice and Proxy    3

If your shares are held in street name, you should follow the voting instructions provided by your bank or broker. If you are a participant in the EIP, you should follow the instructions provided by the EIP trustee with respect to voting your EIP shares at the Annual Meeting.

What vote is required to approve each Proposal?

The ten director candidates receiving the highest number of affirmative votes cast at a duly held Annual Meeting at which a quorum is present will be elected. The affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Annual Meeting at which a quorum is present (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum) is necessary to approve the Omnibus Incentive Plan, ratify PricewaterhouseCoopers LLP’s selection as the independent registered public accounting firm for the Company for fiscal year 2017 and to approve, on an advisory basis, the Company’s executive compensation. The advisory vote on the frequency of future shareholder advisory votes on executive compensation will be approved by a plurality of votes cast at a duly held Annual Meeting at which a quorum is present. Although the results of the votes on the advisory vote on executive compensation and the advisory vote on the frequency of future shareholder advisory votes on executive compensation are non-binding, the Board will consider the outcome of the votes when making future executive compensation decisions and when deciding how often to hold advisory votes on executive compensation.

How are my votes counted?

▪

Election of Directors: You may vote “FOR all nominees (except as marked)” or “WITHHELD from all nominees.” If you mark “FOR all nominees (except as marked),” your votes will be counted for each of the other director nominees you do not list. If cumulative voting rights are in effect for the election of directors at the 2017 Annual Meeting of Shareholders, you may choose to cumulate your votes, as described under “Election of Directors—Vote Required.” Abstentions and broker non-votes shall have no effect on the election of directors.

▪

Approval of Omnibus Incentive Plan: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the approval of the Omnibus Incentive Plan. If you “ABSTAIN,” your shares will be counted for purposes of establishing a quorum, but will otherwise have no effect on the approval of the proposal. If your shares are treated as a broker non-vote, your shares will not be counted for purposes of establishing a quorum, but will otherwise have no effect on the approval of the proposal.

▪

Advisory Vote To Approve Executive Compensation: You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the advisory vote to approve executive compensation. The result of the vote to approve executive compensation is non-binding, and the Board will consider the outcome of the vote when making future executive compensation decisions. If you “ABSTAIN,” your shares will be counted for purposes of establishing a quorum, but will otherwise have no effect on the approval of the proposal. If your shares are treated as a broker non-vote, your shares will not be counted for purposes of establishing a quorum, but will otherwise have no effect on the approval of the proposal.

▪

Advisory Vote To Approve Frequency of Advisory Vote on Executive Compensation: You may vote “TRIENNIAL FREQUENCY,” “BIENNIAL FREQUENCY,” “ANNUAL FREQUENCY,” or “ABSTAIN” with respect to the advisory vote on frequency of advisory votes on executive compensation. The result of the vote on frequency of advisory votes on executive compensation is non-binding, and the Board will consider the outcome of the vote when deciding how often an advisory vote on executive compensation will be requested from the Company’s shareholders. If you “ABSTAIN,” your shares will be counted for purposes of establishing a quorum, but will otherwise have no effect on the approval of the proposal. If your shares are treated as a broker non-vote, your shares will not be counted for purposes of establishing a quorum, but will otherwise have no effect on the approval of the proposal.

▪

Ratification of the Selection of PricewaterhouseCoopers LLP: You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017. If you “ABSTAIN,” your shares will be counted for purposes of establishing a quorum, but will otherwise have no effect on the approval of the proposal. If your shares are treated as a broker non-vote, your shares will not be counted for purposes of establishing a quorum (unless the Annual Meeting is not a contested election), but will otherwise have no effect on the approval of the proposal.

What do I do if I receive more than one WHITE proxy card or voting instruction form?

If you receive more than one WHITE proxy card or WHITE voting instruction form from your bank, broker or other nominee, it means you hold shares that are registered in more than one name or account. To ensure that all of your shares are voted, sign, date and return each WHITE proxy card or WHITE voting instruction form. To vote by

4    Southwest Gas Holdings 2017 Notice and Proxy

telephone or over the Internet, follow the instructions for voting over the Internet or by telephone provided on the enclosed WHITE proxy card or provided on the WHITE voting instruction form provided by your bank, broker or other nominee.

As previously noted, you may receive proxy cards and voting instruction forms from both the Company and Scopia. To ensure that shareholders have the Company’s latest proxy information and materials to vote, the Board may conduct multiple mailings prior to the date of the Annual Meeting, each of which may include an additional WHITE proxy card. The Board encourages you to submit a proxy to vote your shares using each WHITE proxy card you receive to ensure that your vote is counted.

The Board strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from Scopia, even to vote “withhold” with respect to Scopia’s nominee. Any proxy card or voting instruction form you sign and return from Scopia for any reason will cancel any WHITE proxy card(s) or WHITE voting instruction form(s) previously sent by you to vote “FOR” the election of the ten directors nominated by the Board.

What if I do not vote for any or all of the matters listed on my Proxy Card?

As a shareholder of record, if you return a signed WHITE proxy card without indicating your vote on any or all of the matters to be considered at the Annual Meeting, your shares will be voted “FOR” the director nominees listed on the Proxy Card, “FOR” the approval of the Omnibus Incentive Plan, in support of “ANNUAL FREQUENCY” for the advisory vote on the frequency of approval of executive compensation, “FOR” the advisory vote to approve executive compensation and “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. We have not received notice of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Can the shares that I hold in a brokerage account or the EIP be voted if I do not instruct my broker or the EIP trustee?

▪

Shares held in street name: If you do not instruct your broker to vote your shares of Common Stock held in street name, your broker has the discretion to vote your shares on all routine matters scheduled to come before the Annual Meeting. If any matters to be considered at the meeting are viewed as “non-routine,” your broker does not have discretion to vote your shares and, if you do not give your broker voting instructions, your broker will vote your shares as broker non-votes. The advisory votes with respect to executive compensation and the approval of the Omnibus Incentive Plan are not considered “routine” matters, and in order to vote on these matters, you will need to instruct your broker on how to vote your shares. The ratification of the selection of the Company’s independent registered public accounting firm is “routine,” and your broker will have the discretion to vote your shares unless you provide voting instructions. Because Scopia has provided notice to the Company that it intends to nominate one individual for election as a director, the Annual Meeting is expected to constitute a contested election. Accordingly, brokers will not be permitted to vote shares held by a beneficial holder at the Annual Meeting without instructions from the beneficial holder as to how the shares are to be voted, and shares that are held by a broker who has not received instructions from the beneficial owner as to how such shares are to be voted will not be counted as present at the Annual Meeting for the purpose of determining a quorum.

▪

Shares held in the EIP: If you do not provide instructions to the EIP trustee for the shares of Common Stock that you hold in the EIP, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants.

Can I revoke or change my vote?

Yes, you can revoke or change your vote at any time prior to the voting of your shares at the Annual Meeting by (a) casting a new vote by telephone or over the internet; (b) sending a new Proxy Card with a later date; (c) sending a written notice of revocation that is received on or prior to [•], 2017, by mail to Proxy Services Corporation, Southwest Gas Holdings, Inc., 2180 5th Avenue, Ronkonkoma, NY 11779; or (d) voting by ballot at the Annual Meeting.

Southwest Gas Holdings 2017 Notice and Proxy    5

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. However, if you give your proxy and other matters are properly brought before the meeting, your shares will be voted at the discretion of the proxies, unless otherwise instructed.

What Rules of Conduct will govern the Annual Meeting?

To ensure that our Annual Meeting is conducted in an orderly fashion and the shareholders wishing to speak at the meeting have a fair opportunity to do so, we will have certain guidelines and rules for the conduct of the meeting, which we will provide to those attending the meeting.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

How will votes be tabulated?

All votes will be tabulated by the inspector of election appointed by the Company for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions in accordance with California law.

Are there interests of certain persons in matters to be acted upon?

No director or executive officer of the Company who has served at any time since the beginning of the 2016 fiscal year, and no nominee for election as a director of the Company, or any of their respective associates, has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than Proposal 1 (Election of Directors). No director has informed the Company in writing that he or she intends to oppose any action intended to be taken by the Company at the Annual Meeting.

Who is soliciting my proxy?

Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors, director nominees and certain executive officers and other employees of the Company. Such persons are listed in Appendix A to this Proxy Statement. Additionally, the Company has retained Morrow Sodali, a proxy solicitation firm, who may solicit proxies on the Board’s behalf.

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, Internet and personal solicitation by our directors, director nominees and certain of our executive officers and other employees (who will receive no additional compensation for such solicitation activities), or by Morrow Sodali. You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website or other websites. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites listed in this Proxy Statement is part of this Proxy Statement. These website addresses are intended to be inactive textual references only.

Who is paying for the cost of this proxy solicitation?

The entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the WHITE proxy card and any additional soliciting materials furnished to shareholders by, or on behalf of, the Company, will be borne by the Company. Copies of the Company’s solicitation material will be furnished to banks, brokerage houses, dealers, the EIP trustee, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our 2016 Annual Report to beneficial owners. In addition, if asked, the Company will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

Due to the possibility of a proxy contest, we have engaged Morrow Sodali to solicit proxies from shareholders in connection with the Annual Meeting. Morrow Sodali expects that approximately [•] of its employees will assist in the solicitation of proxies. We will pay Morrow Sodali a fee of up to [•] plus costs and expenses. In addition, we have agreed to indemnify Morrow Sodali and certain related persons against certain liabilities arising out of or in connection with their engagement.

Southwest Gas Holdings 2017 Notice and Proxy    6

The Company estimates that its additional out-of-pocket expenses beyond those normally associated with soliciting proxies for the Annual Meeting as a result of the potential proxy contest will be $[•] in the aggregate, of which approximately $[•] has been spent to date. Such additional solicitation costs are expected to include the fees incurred to retain Morrow Sodali as the Company’s proxy solicitor, as discussed above, fees of outside counsel, financial advisors and public relations advisors to advise the Company in connection with a possible contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation materials to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners, as described above, and the costs of retaining an independent inspector of election.

Who can answer my questions?

Your vote at this year’s Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card or WHITE voting instruction form and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone. If you have any questions or require assistance in submitting a proxy for your shares, please call Morrow Sodali, the firm assisting us in the solicitation of proxies:

470 West Avenue

Stamford, Connecticut 06902

Shareholders Call Toll Free: (800) 662-5200 (within the U.S.)

Banks and Brokers Call Collect: (203) 658-9400

E-mail: SWX@morrowsodali.com

How can I obtain additional copies of these materials or copies of other documents?

Complete copies of the Notice of 2017 Annual Meeting of Shareholders, this Proxy Statement and the 2016 Annual Report to Shareholders are available at http://www.swgasholdings.com/proxymaterials. You may also contact Morrow Sodali for additional copies. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

7    Southwest Gas Holdings 2017 Notice and Proxy

GOVERNANCE OF THE COMPANY

Board of Directors

Under the provisions of the California Corporations Code and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. The Board is kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided by management and by participating in Board and committee meetings.

Independence

The Board has determined that directors Boughner, Cárdenas, Chestnut, Comer, Hanneman, Mariucci, Melarkey, Thoman, Thomas and Wright have no material relationships with the Company and are independent (“Independent Directors”). The Board has also determined that all of the members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent.

In making these determinations, the Board reviewed all transactions or relationships with the Company using a definition of “material relationships” that (i) includes the criteria listed in Section 303A of the listing requirements of the NYSE and (ii) presumes that matters not subject to disclosure pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and matters above the Item 404 threshold which are authorized by the Company’s regulatory tariffs, are not “material relationships.” The definition of “material relationships” for directors on the Audit Committee also includes the criteria listed in Section 10A(m)(3) of the Exchange Act. The definition of “material relationships” for directors serving on the Compensation Committee also includes the criteria listed in Section 16(b) of the Exchange Act and Section 162(m) of the Code. The independence criteria used are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at http://www.swgasholdings.com. The Board based its independence determination primarily on a review of the responses of the directors and officers to questions regarding employment and compensation history, affiliations and family relationships and on discussions with directors.

In concluding that the directors listed above are independent, the Board reviewed a transaction between the Company and Switch Ltd., a company in which director Thomas has an interest. The Nominating and Corporate Governance Committee, excluding director Thomas, has reviewed the Switch transaction annually since 2011 under the Company’s policy for related person transactions, taking into account all relevant information, and as discussed further below, has determined each year that director Thomas does not have a direct or indirect material interest in the transaction. The primary considerations in this determination are that the transaction represents less than 1% of Switch’s annual revenues and director Thomas’ minority ownership position in Switch. Based on the committee’s recommendation and its own review, the Board has determined that director Thomas is an Independent Director.

The Switch transaction involves the purchase by the Company of datacenter and communications-related products and services from Switch Ltd. and certain of its affiliates (“Switch”). Director Thomas owns, either directly or indirectly, an approximate 6.3% equity interest in Switch. Director Thomas’ family members (excluding director Thomas) own collectively, either directly or indirectly, approximately 16.6% of the equity interests of Switch. We expect to pay Switch approximately $1.9 million in 2017. In its review of the transaction, in addition to the bases for determining that director Thomas has no direct or indirect material interest in the transaction, the Nominating and Corporate Governance Committee and the Board concluded that the following facts and circumstances further support director Thomas’ independence: (i) that the commercial relationship with Switch was negotiated on an arm’s-length basis, in the ordinary course of business; (ii) that Switch is a leading provider of the services it provides to the Company and was selected by the Company’s Information Services department through a request for proposal process (RFP), without any involvement by director Thomas; (iii) the passive nature of director Thomas’ involvement in Switch, including that he is neither an officer nor employee of Switch, he is a non-managing member of Switch, and he does not have an active role in providing services to Switch; and (iv) the immaterial dollar amounts that we have paid (or are expected to pay in fiscal year 2017) to Switch and the competitive rates at which such amounts were paid (as validated by the RFP process and the rates paid for comparable services from a third party at the Company’s other datacenter facility). Additionally, the committee considered the nature and scope of the relationship of director Thomas’ family with Switch, which is passive in nature and does not involve any relative of director Thomas acting as an officer or employee of Switch or in any similar capacity.

Board Meetings

The Board held one special and five regular meetings in 2016 and an organizational meeting immediately following the 2016 Annual Meeting of Shareholders. Each incumbent director attended more than 75% of the Board and

8    Southwest Gas Holdings 2017 Notice and Proxy

committee meetings on which he or she served during 2016. Non-management directors are expected to meet in an executive session at least four times a year, and the Independent Directors are expected to meet at least once a year. These sessions are presided over by Michael J. Melarkey, Chairman of the Board (the “Chair”), who is the current “Presiding Director.”

Board Leadership Structure

The policy of the Board is that the role of Chair should be separate from that of the Chief Executive Officer. The Chair is elected annually, at the organizational meeting, by the full Board. Every three years or upon a Chair’s resignation, retirement, or failure to be reelected to the Board by shareholders, the Board conducts an in-depth assessment of potential candidates for that position. The Board believes that this leadership structure is the appropriate structure for the Company because it allows the Board to exercise true independent oversight of management. It is the Board’s intention to reelect director Melarkey as Chair, subject to his reelection as a director at the Annual Meeting of Shareholders.

Risk Oversight

The entire Board is responsible for reviewing and overseeing the Company’s internal risk management processes and policies to help ensure that the Company’s corporate strategy is functioning as directed and that necessary steps are taken to foster a culture of risk-aware and risk-adjusted decision making throughout the Company.

Regulation by various state and federal utility regulatory commissions is one of the key risks that is accepted as a part of being engaged in the utility industry. The limits imposed on Southwest Gas Corporation as a public utility permeate its business operating model (including pricing of services, authorized areas of service and obligations to serve the public). Other risks are associated with credit, liquidity, cybersecurity and operational matters and have evolved with changes in the natural gas industry.

The nature of these risks and the continuing obligations imposed on the Company resulted in the integration of risk assessment in the normal business oversight process. The Board receives regular reports from management in areas of material risk to the Company, including credit risk, liquidity risk and operational risk. Credit and liquidity risks are addressed in the review of capital budgets and ongoing capital requirements. Liquidity risks are also addressed in the review of gas supply acquisition and related regulatory cost recovery. Operational risks are addressed in the review of operating budgets, key performance indicators and regulatory compliance requirements, including pipeline safety requirements. Cybersecurity is a priority of the Board that is regularly addressed as a separate topic. The full Board receives these reports, as well as regular reports on the Company’s enterprise risk management program, from management to help enable it to oversee and manage the Company’s risks in these areas. This oversight responsibility rests with the full Board and is not assigned to any of the permanent committees.

Southwest Gas Holdings 2017 Notice and Proxy    9

Committees of the Board

The permanent Board committees are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The committees have detailed charters designed to satisfy applicable legal and regulatory requirements. The committees are composed solely of Independent Directors as outlined above. We refer to the committees of the Board by the name of the specific committee or, where it is clear by the context of the discussion, simply as the “committee.”

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert L. Boughner	✓		✓
José A. Cárdenas	✓		Chairman
Thomas E. Chestnut	✓		✓
Stephen C. Comer	✓	Chairman
LeRoy C. Hanneman, Jr.		✓
John P. Hester
Anne L. Mariucci		✓
Michael J. Melarkey		✓	✓
A. Randall Thoman	Chairman		✓
Thomas A. Thomas			✓
Terrence “Terry” L. Wright		✓

The Audit Committee, whose functions are discussed here and below under the caption “Audit Committee Information,” is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The committee meets periodically with management to consider, among other things, the adequacy of the Company’s internal controls and financial reporting process. The committee also discusses these matters with the Company’s independent registered public accounting firm, internal auditors and Company financial personnel. The Board has determined that directors Comer and Thoman each qualify as an “audit committee financial expert,” as the term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act.

The Compensation Committee is responsible for determining Chief Executive Officer compensation and making recommendations to the Board annually on such matters as directors’ fees and benefit programs, executive compensation and benefits and compensation and benefits for all other Company employees. The committee’s responsibilities, as outlined in its charter, cannot be delegated without Board approval. The committee receives recommendations from management on the amount and form of executive and director compensation, and the committee has the ability to directly employ consultants to assess the executive compensation program and director compensation, which it routinely does. The committee is also responsible for the “Compensation Committee Report” and related disclosures contained in this Proxy Statement.

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding nominees to be proposed for election as directors; evaluating the Board’s size, composition, organization, processes, practices and number of committees; and developing the criteria for the selection of directors. The committee considers written suggestions from shareholders regarding potential nominees for election as directors. The process for selecting directors is addressed in more detail below under the caption “Selection of Directors.” The committee is also charged with the responsibility of developing and recommending to the Board corporate governance principles and implementing and monitoring compliance with the Company’s Code of Business Conduct and Ethics.

During 2016, the Audit Committee held five meetings, the Compensation Committee held six meetings and the Nominating and Corporate Governance Committee held three meetings.

The charters for the Audit, Compensation and Nominating and Corporate Governance Committees, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics that applies to all employees, officers and directors are available on the Company’s website at http://www.swgasholdings.com. Print versions of these documents are available to shareholders upon request directed to the Corporate Secretary, Southwest Gas Holdings, Inc., 5241 Spring Mountain Road, Las Vegas, NV 89150.

10    Southwest Gas Holdings 2017 Notice and Proxy

Selection of Directors

We believe the Board should be composed of individuals with varied, complementary backgrounds, who possess certain core competencies, some of which may include broad experience in business, finance or administration and familiarity with national and international business matters. Additional factors that will be considered in the selection process include the following:

▪	Independence from management;
▪	Diversity, age, education and geographic location;
▪	Knowledge and business experience;
▪	Integrity, leadership, reputation and ability to understand the Company’s business;
▪	Existing commitments to other businesses and boards; and
▪	The current number and competencies of our existing directors.

We define “diversity” in a broad sense, i.e., age, race, color, gender, geographic origin, ethnic background, religion, disability and professional experience. Neither the Nominating and Corporate Governance Committee nor the Board has a policy with regard to the consideration of diversity in identifying director nominees. However, the Nominating and Corporate Governance Committee takes diversity into consideration as it does the other factors listed above in selecting the director nominees for approval by the Board. The Nominating and Corporate Governance Committee does not assign a specific weight to any one factor.

The Nominating and Corporate Governance Committee will consider director candidates suggested by shareholders by applying the criteria for candidates described above and considering the additional information referred to below. Shareholders who would like to suggest a candidate should write to the Company’s Corporate Secretary and include:

▪	A statement that the writer is a shareholder and is proposing a candidate for consideration as a director nominee;
▪	The name of and contact information for the candidate;
▪	A statement of the candidate’s business and educational experience;
▪	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;
▪	A statement detailing any relationship between the candidate and the Company, Company affiliates and any competitor of the Company;
▪	Detailed information about any relationship or understanding between the proposing shareholder and the candidate;
▪	Information on the candidate’s share ownership in the Company; and
▪	The candidate’s written consent to being named a nominee and serving as a director, if elected.

The Nominating and Corporate Governance Committee has an ongoing program for identifying and evaluating potential director candidates. When seeking a candidate for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. As candidates are identified, their qualifications are reviewed in light of the selection criteria outlined above. Whether any of such candidates are selected depends upon the current director composition, the dynamics of the Board and the ongoing requirements of the Company (see “Board Evaluation and Succession Planning” below).

Shareholders may also nominate a person for election to the Board at an annual meeting by giving written notice to the Company not less than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, or within 10 days after notice is mailed or public disclosure is made regarding either a change of the annual meeting by more than 30 days or a special meeting at which directors are to be elected. In order to make such a nomination, a shareholder is required to include in the written notice the following:

▪

As to each person whom the shareholder proposes to nominate for election or reelection as a director, all the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A of the Exchange Act;

▪	Each person’s written consent to being named a nominee and serving as a director, if elected;
▪	The name and address of the proposing shareholder or beneficial owner; and
▪	The class and number of shares of the Common Stock held directly or indirectly by the proposing shareholder.

Board Evaluation and Succession Planning

Each year, the Board and its committees conduct self-evaluations of their respective performances. These processes are overseen by the Nominating and Corporate Governance Committee and are reviewed annually to

Southwest Gas Holdings 2017 Notice and Proxy    11

ensure that they are effective and that all appropriate feedback is being sought and obtained. As part of the Board’s most recent self-evaluation process, the directors considered various topics relating to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee self-evaluation processes are led by their respective committee chairs, as provided in the committee charters. Each committee performance evaluation includes a review of the committee charter to consider the necessity and appropriateness for changes.

Annual evaluations are a key component of the director nomination process and director succession planning. In planning for succession, the Nominating and Corporate Governance Committee and the Board consider the results of Board evaluations, as well as other appropriate information, including the overall mix of tenure and experience of the Board, the types of skills and experience desirable for future Board members, and the needs of the Board and its committees at the time. Recent succession planning discussions have focused on the size and composition of the Board, including Board diversity, and anticipated director retirements.

Given the importance of recruiting qualified, independent directors to serve as directors of the Company, the Board believes that it is prudent to conduct an organized search for potential director candidates in order to preserve the high quality of the Board and maintain its diversity of experience. Following the 2016 annual meeting of shareholders, director Cárdenas was named Chairman of the Nominating and Corporate Governance Committee to lead the execution of our succession plans over the course of the next several years, and the committee engaged a search firm to identify and assist the committee in the evaluation of potential director candidates.

Background of the Solicitation

The following outlines certain interactions the Company has had with Scopia, its representatives and Scopia’s nominees.

From October 5 through October 7, 2016, Company management, including John P. Hester, President and Chief Executive Officer, attended investor and equity analyst meetings in New York, NY. These meetings included an introductory meeting on October 5, 2016, with representatives of Scopia, including Jerome J. Lande, Head of Special Situations of Scopia Capital Management LP. During the meeting, Scopia representatives stated that they were new to the utility industry and interested in learning more about the Company. At the time of the meeting, Scopia did not hold any shares of the Common Stock.

Scopia subsequently requested a follow-up meeting at the Company’s Las Vegas offices. Company management, including Mr. Hester, met with Mr. Lande and another Scopia associate in Las Vegas on October 26, 2016.

On November 17, 2016, Mr. Lande contacted Mr. Hester to inform him that Scopia had begun to acquire a share ownership position in the Company and indicated Scopia’s interest in having representation on the Company’s Board.

On November 30, 2016, the Company received a formal notice nominating Mr. Lande and another individual (who, as referenced below, was later withdrawn by Scopia from consideration) to the Company’s Board for election at the 2017 Annual Meeting of Shareholders.

In a series of email exchanges and telephone conversations between November 22, 2016, and February 21, 2017, and an in-person meeting on January 4, 2017, Mr. Lande and Mr. Hester discussed the Company’s business as well as matters related to Scopia’s nominations, including the backgrounds of Scopia’s nominees, the Company’s nominee evaluation process and Scopia’s desire to negotiate a settlement agreement with the Company providing for the Board’s recommendation of Scopia’s nominees.

During that period, on January 18, 2017, the Company provided Scopia with questionnaires soliciting additional information for consideration by the Nominating and Corporate Governance Committee and the Board with respect to each of Scopia’s nominees, which were completed and returned on January 26, 2017, and on January 31, 2017, members of the Nominating and Corporate Governance Committee conducted interviews with both of Scopia’s nominees.

On February 8, 2017, Mr. Hester separately emailed each of Scopia’s nominees certain follow-up requests for additional information for consideration by the Nominating and Corporate Governance Committee and the Board. On February 9, 2017, Mr. Lande called Mr. Hester to discuss the process for review of Scopia’s nominees and also indicated that he did not intend to provide a written reply to the follow-up requests sent by Mr. Hester the prior day. Scopia’s other nominee provided a complete response to Mr. Hester by email on February 10, 2017.

12    Southwest Gas Holdings 2017 Notice and Proxy

On February 13, 2017, Mr. Hester advised Mr. Lande that the Nominating and Corporate Governance Committee and the Board intended to meet to evaluate and consider Scopia’s nominees on February 22 and 23, 2017, respectively, at the Company’s regularly scheduled February committee and Board meetings.

On February 21, 2017, Scopia delivered a letter to the Board noting that it intended to continue its pursuit of a potential proxy contest.

In connection with the Nominating and Corporate Governance Committee’s overall nomination review process, the committee considered the skills, experiences and background of the Company’s current directors as well as those of Scopia’s nominees, together with the current dynamics of the Board and the Company’s strategic direction, among other factors. The Nominating and Corporate Governance Committee’s review has been guided by the goal of recommending nominees that the committee believes are in the best interests of the Company’s shareholders. Based on a number of factors, including the foregoing, at meetings held on February 22 and 23, 2017, the Nominating and Corporate Governance Committee determined not to recommend either of Scopia’s nominees for election as directors at the 2017 Annual Meeting of Shareholders, and the Board concurred with such recommendation.

On February 24, 2017, Mr. Hester contacted each of Scopia’s nominees separately to convey the determinations of the Nominating and Corporate Governance Committee and the Board, and on February 28, 2017, the Company delivered to Scopia by email, with copy to each of Scopia’s nominees, a letter confirming these determinations. Later that day, Mr. Lande responded, confirming the nomination of Mr. Lande, but rescinding the nomination of the other Scopia nominee. Following February 28, 2017, representatives of the Company and Scopia, including through their respective advisors, had additional discussions leading up to the filing of this Proxy Statement.

OUR BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM SCOPIA, EVEN TO VOTE “WITHHOLD” WITH RESPECT TO SCOPIA’S NOMINEE, AS DOING SO WILL CANCEL ANY PROXY YOU MAY HAVE PREVIOUSLY SUBMITTED TO HAVE YOUR SHARES VOTED FOR THE BOARD’S NOMINEES ON A WHITE PROXY CARD, AS ONLY YOUR LATEST PROXY CARD OR VOTING INSTRUCTION FORM WILL BE COUNTED.

Transactions with Related Persons

The Company has written policies and procedures for the review, approval and ratification of transactions with related persons. The policy addresses transactions in which the Company was or is a participant, the amount exceeds $120,000 and a related person had or will have a direct or indirect material interest. The definition of “related person” includes any director, officer, nominee for director or five percent beneficial owner and any of their immediate family members. These transactions will be reported to the Company’s General Counsel, reviewed by the Nominating and Corporate Governance Committee and approved or ratified only if the committee determines that the transaction is not inconsistent with the best interests of the Company. The policy, included in the Company’s Corporate Governance Guidelines, is available on the Company’s website at http://www.swgasholdings.com.

Each transaction with a related person is unique and must be assessed on a case-by-case basis. In determining whether or not a transaction is inconsistent with the best interests of the Company, the Nominating and Corporate Governance Committee considers all of the relevant facts and circumstances available to the committee, including without limitation:

▪	The related person’s interest in the proposed transaction;
▪	The approximate dollar value of the amount involved in the proposed transaction;
▪	The approximate dollar value of the amount of the related person’s interest in the proposed transaction without regard to the amount of any profit or loss;
▪	Whether the transaction is proposed to be, or was, undertaken in the ordinary course of business of the Company;
▪	Whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
▪	The purpose of, and the potential benefits to the Company from, the transaction;
▪

The impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; and

▪

Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Company was engaged in one reportable related person transaction during 2016. The transaction involves a consulting agreement with an entity owned by Dr. Joseph W. Haller, the spouse of Karen S. Haller, the Company’s General Counsel and Corporate Secretary. In 2008, we first entered into an agreement with Dr. Haller to secure

Southwest Gas Holdings 2017 Notice and Proxy    13

computer application development/support for the Southwest Gas Corporation’s transmission pipeline integrity management program and engineering data analysis services. Our actual cost under the agreement for 2016 was approximately $145,000. Our costs under the agreement for 2017 are expected to be roughly the same as in 2016. The Nominating and Corporate Governance Committee determined that Ms. Haller has a direct material interest in the transaction; however, consistent with the Company’s related person transaction policy, the committee determined that entering into and continuing the agreement is not inconsistent with the best interests of the Company. Given the valuable skill set that Dr. Haller possesses, the Company anticipates that the agreement may continue to be extended periodically.

Directors and Officers Share Ownership Guidelines

In order to better align the interests of management and the Board with that of all shareholders, the Company has adopted Common Stock ownership guidelines for directors and officers.

Each outside director is required to retain at least five times the value of his or her annual cash retainer in Common Stock (or equivalents). Each outside director is required to fulfill the requirement within five years of beginning service on the Board. All outside directors are currently in compliance with these guidelines.

Each Company officer is required to accumulate Common Stock with a target value equal to a multiple of the officer’s base salary, ranging from one times base salary for vice presidents, three times base salary at the senior vice president level and above and five times base salary for the Chief Executive Officer. If an officer has not yet reached the applicable target ownership requirement, he or she is required to retain a portion of the shares of Common Stock acquired from any stock option exercise or the vesting of restricted stock units or performance shares. The applicable retention rate is 75% for the Chief Executive Officer and 50% for all other officers. Qualified shares include Common Stock owned directly by the officer or his or her spouse, Common Stock held by the officer or his or her spouse in the Company’s 401(k) or Dividend Reinvestment Plan and performance-based restricted stock units and performance shares which have been granted but are subject to time vesting requirements. All officers are currently in compliance with these guidelines.

Compensation Committee Interlocks and Insider Participation

Board members who served on the Compensation Committee during 2016 were directors Boughner, Chestnut, Comer, Hanneman, Mariucci, Melarkey and Wright. None of these directors has ever been an officer or employee of the Company or any of its subsidiaries, and no “compensation committee interlocks” existed during 2016. No member of the Compensation Committee had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K of the Exchange Act.

Director Attendance at Annual Meetings

We normally schedule Board meetings in conjunction with each annual meeting of shareholders, and each director nominee is expected to attend the Board meetings and the annual meeting of shareholders. Last year, all of the directors attended the 2016 Annual Meeting of Shareholders.

Communications with Directors

Any shareholder and other interested parties who would like to communicate with the Board, the Presiding Director or any individual director can write to:

Southwest Gas Holdings, Inc.

Corporate Secretary

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, NV 89193-8510

Depending on the subject matter, the Corporate Secretary will either:

▪	Forward the communication to the director or directors to whom it is addressed;
▪	Attempt to handle the inquiry directly, for example, where it is a request for information about the Company or a stock-related matter; or
▪	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.

14    Southwest Gas Holdings 2017 Notice and Proxy

If the communication is addressed to the Presiding Director, the communication will be forwarded directly to the Presiding Director and will not be processed by the Corporate Secretary. At each regular Board meeting, management presents a summary of all communications received since the last Board meeting which were not previously forwarded and such communications are made available to all of the directors.

Securities Ownership by Directors, Director Nominees, Executive Officers, and Certain Beneficial Owners

Directors, Director Nominees and Executive Officers. The following table discloses all Common Stock beneficially owned by the Company’s directors, the nominees for director and the executive officers of the Company, as of February 28, 2017.

Directors, Nominees & Executive Officers	No. of Shares Beneficially Owned(1)		Percent of Outstanding Common Stock(2)
Robert L. Boughner	33,677		*
José A. Cárdenas	16,135		*
Thomas E. Chestnut	25,999		*
Stephen C. Comer	25,499	(3)	*
LeRoy C. Hanneman, Jr.	22,909	(4)	*
John. P. Hester	77,494	(5)(6)	*
Anne L. Mariucci	24,999		*
Michael J. Melarkey	29,334		*
A. Randall Thoman	19,817	(7)	*
Thomas A. Thomas	24,177		*
Terrence L. Wright	34,999		*
Roy R. Centrella	39,970	(6)	*
Karen S. Haller	29,474	(6)(8)	*
Eric DeBonis	23,486		*
Anita M. Romero	43,380		*
Other Executive Officers	38,939		*
All Directors and Executive Officers	510,288		1.07%
(1)	Common Stock holdings listed in this column include performance shares granted to the Company’s executive officers under the Company’s Management Incentive Plan in 2015, 2016 and 2017, restricted stock units granted to the Company’s executive officers under the Company’s Restricted Stock Unit Plan (the “RSUP”) in 2015, 2016 and 2017 and restricted stock units granted to the Company’s directors under the RSUP.

(2)	“*”No individual officer or director owned more than 1% of outstanding Common Stock.

(3)	The holdings include 3,500 shares over which Mr. Comer has shared voting and investment power with his spouse through a family trust.

(4)	The holdings include 4,190 shares over which Mr. Hanneman has shared voting and investment control with his spouse through a family trust.

(5)	The holdings include 7,765 shares over which Mr. Hester’s spouse has voting and investment control.

(6)	Number of shares does not include 28,018 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Hester and Centrella and Ms. Haller are trustees of the Foundation but disclaim beneficial ownership of the shares held by the foundation.

(7)	The holdings include 3,007 shares over which Mr. Thoman has shared voting and investment power with his spouse through a family trust.

(8)	The holdings include 1,002 shares over which Ms. Haller’s spouse has voting and investment control.

Southwest Gas Holdings 2017 Notice and Proxy    15

Beneficial Owners. BlackRock Inc. reported on Schedule 13G, filed on January 17, 2017, ownership in excess of 5% of the Common Stock. The Vanguard Group, Inc. reported on Schedule 13G, filed on February 13, 2017, ownership in excess of 5% of the Common Stock. The holdings of these entities on the dates noted in the filings and as a percentage of the shares outstanding on February 28, 2017, are as follows:

Beneficial Owner	No. of Shares Beneficially Owned	Percent of Outstanding Common Stock
BlackRock Inc.(1)	5,393,552	11.34%
55 East 52nd Street New York, New York 10055
The Vanguard Group, Inc.(2)	4,482,646	9.43%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
(1)	BlackRock Inc. has sole voting power over 5,261,960 shares, no voting power over 131,592 shares and sole dispositive power over all of the shares beneficially owned.

(2)	The Vanguard Group, Inc. has sole voting power over 60,367 shares, shared dispositive power over 63,708 shares and sole dispositive power over 4,418,938 of the shares beneficially owned.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company has procedures in place to assist directors and executive officers in complying with Section 16(a) of the Exchange Act, which includes the preparation of forms for filing. Based upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2016 with the reporting requirements of Section 16(a) of the Exchange Act.

16    Southwest Gas Holdings 2017 Notice and Proxy

ELECTION OF DIRECTORS

(Proposal 1 on the Proxy Card)

The Board of Directors Recommends a Vote FOR Election of the Board’s Nominees.

General

The authorized number of directors is currently fixed at 11. Director Wright will not be nominated for reelection at this year’s Annual Meeting and has tendered his resignation, to be effective the day prior to the Annual Meeting. As a result, the Board has determined to fix the number of authorized directors at ten, effective upon director Wright’s resignation.

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Robert L. Boughner, José A. Cárdenas, Thomas E. Chestnut, Stephen C. Comer, LeRoy C. Hanneman, Jr., John P. Hester, Anne L. Mariucci, Michael J. Melarkey, A. Randall Thoman and Thomas A. Thomas to serve until the next Annual Meeting or until their successors shall be elected. All of the nominees are independent under the NYSE corporate governance rules except for Mr. Hester. All of the nominees were elected by the shareholders at the Annual Meeting of Shareholders held on May 4, 2016.

Each of the Board’s nominees has consented to his or her name being submitted by the Company as a nominee for election as a member of the Board in its proxy statement and other solicitation materials to be filed with the SEC and distributed to the Company’s shareholders and in other materials in connection with the solicitation of proxies by the Company and its directors, officers, employees and other representatives from shareholders to be voted at the 2017 Annual Meeting of Shareholders. Each such nominee has further consented to serve as a member of the Board if elected. The Board reserves the right to nominate another individual in lieu of one of the Board’s current ten nominees should the Board determine it is in the shareholders’ best interest to do so. If such determination is made, the Company will supplement the Proxy Statement to disclose all information required about such nominee’s candidacy.

Vote Required

In the election of directors, the ten nominees receiving the highest number of “FOR” votes will be elected, and votes withheld will have no effect. Under California law, all shareholders entitled to vote may cumulate their votes for a candidate or candidates placed in nomination at the meeting if, at the meeting prior to the voting, notice has been given that any shareholder intends to cumulate his or her votes. If cumulative voting rights are in effect for the election of directors, you may allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold as of the record date. In such case, each shareholder would have ten votes per share with respect to the election of directors. For example, if you own 100 common shares, because there are ten directors to be elected at the 2017 Annual Meeting of Shareholders, you would be able to allocate 1,000 ‘‘FOR’’ votes (10 times 100) to one director nominee or to distribute such 1,000 votes among two or more of the director nominees to be voted on as you choose. You may not, however, cumulate your votes against a nominee.

If you return a WHITE proxy card without giving specific voting instructions, then your shares will be voted “FOR” the election of the Board’s nominees.

If cumulative voting rights are in effect, unless contrary written instructions are given on the proxy by the executing shareholder, all shares represented by properly executed WHITE proxies will be voted by the proxy holders named in the enclosed proxy to evenly divide such shares among the Board’s nominees so as to elect each of the Board’s nominees, if possible. However, if dividing the votes evenly would not be effective to elect each of the Board’s nominees, unless contrary written instructions are given on the proxy by the executing shareholder, votes will be cumulated in accordance with the best judgment of the proxy holders in order to elect as many of the Board’s nominees as possible. In any event, none of your votes will be cast for any director nominee as to whom you mark that your votes be withheld. Cumulative voting rights, if in effect, would apply only to the election of directors.

Names, Qualifications and Reasons for Selection of Nominees

The director nominees, as outlined below, possess core competencies in management, operations, finance, administration and strategic transactions, and they have significant expertise in the industries that matter most to our business. Each of the nominees resides or has conducted significant business inside Southwest Gas Corporation’s service territory, which we believe is key to an understanding of the regulatory and legislative environment in which we operate. The nominees have also demonstrated personal integrity and strong leadership while overseeing

Southwest Gas Holdings 2017 Notice and Proxy    17

impressive growth in both of the Company’s business segments over the last several years. They bring diverse and unique perspectives, are able to challenge management and also possess vast experience with mergers and acquisitions. We believe that the nominees’ skills and experience, including their combined knowledge of financial, legal and regulatory matters, enhances the Board’s ability to make decisions that create shareholder value.

The names of the nominees, their principal occupation and the Board’s reasons for their selection are set forth on the following pages. Except as noted, each of the nominees has held the position below his or her name for at least the past five years.

The Board recommends a vote FOR ALL of the ten Nominees listed on the following pages.

Robert L. Boughner

Mr. Boughner, 64, has more than 30 years of executive management and more than 20 years of board-level experience with substantial experience in highly regulated industries, including casino gaming and financial services. He retired from Boyd Gaming Corporation (NYSE: BYD), a multi-jurisdictional gaming company, in August 2016 after a 40-year career with Boyd, most recently serving as Boyd’s Executive Vice President and Chief Business Development Officer. In that role, he oversaw business development and resort operations, as well as the acquisition and integration of various hotel and casino assets. Prior to that appointment, Mr. Boughner held other senior executive positions with both Boyd and Boyd project companies for the design, development, operation and expansion of hotels and casinos. During various phases of his career with Boyd his roles included primary accountability for new market expansion, top line and profit margin growth and optimization of significant administrative and business processes. He continues as a member of Boyd’s board of directors where he has served since 1996. Previously, Mr. Boughner served as an independent director for 20 years on boards of subsidiaries of Western Alliance Bancorporation (NYSE: WAL), including Bank of Nevada and Western Alliance Bank, during periods of asset acquisition, multiple rounds of capital-raising and rapid expansion in Nevada, California and Arizona. Mr. Boughner is involved in various educational, philanthropic and civic organizations.

Retired Gaming Executive

Private Investor

Director Since:  2008

Board Committees: Audit, Nominating and Corporate Governance

Qualifications, Skills and Experience

The Board determined that Mr. Boughner should serve as a director of the Company because of his business and leadership experience with Boyd both in Nevada and nationally, as well as his experience as a director of Boyd and Western Alliance Bancorporation entities.

José A. Cárdenas

Mr. Cárdenas, 64, has been Senior Vice President and General Counsel for Arizona State University (ASU) since January 2009. In addition to serving as chief legal officer of the University, he serves as a representative on and to the boards of directors of ASU affiliated and related entities such as the ASU Foundation. From 1982 through 2008, Mr. Cárdenas was a partner in the Phoenix based law firm of Lewis and Roca. He was the firm’s managing partner (chief executive) from 1999 to 2003 and then the firm’s chairman from 2003 through 2008. Mr. Cárdenas is a native of Las Vegas, Nevada. He received his undergraduate degree from the University of Nevada, Las Vegas in 1974 and a law degree from Stanford University Law School in 1977. Mr. Cárdenas has been admitted to practice law in Arizona, California, the Ninth Circuit Court of Appeals and the United States Supreme Court and is a member of various bar associations, including the Hispanic National Bar Association. Mr. Cárdenas is a member of the board of directors of Swift Transportation Company (NYSE: SWFT). He is active in community and charitable activities, including service as a trustee of the Virginia G. Piper Charitable Trust. He is a past chairman of the boards of Greater Phoenix Leadership, Valley of the Sun United Way, the Translational Genomics Research Institute and O’Connor House.

Senior Vice President and General Counsel

Arizona State University

Director Since: 2011

Board Committees: Audit, Nominating and Corporate Governance (Chair)

Qualifications, Skills and Experience

The Board determined that Mr. Cárdenas should serve as a director because of his business and legal experience and his leadership experience as a director of Swift Transportation Company and as a trustee or chairman for a number of private foundations and institutes.

18    Southwest Gas Holdings 2017 Notice and Proxy

Thomas E. Chestnut

Mr. Chestnut, 66, was the owner, President and Chief Executive Officer of Chestnut Construction Company from 1990 until 2013. After serving in Vietnam with the U.S. Army, he began a career in the construction industry in 1972 with Del Webb Corporation. Leaving Del Webb in 1980 as Manager of Commercial Operations, Mr. Chestnut took a position with The Wray Company, a commercial contractor and wholly owned subsidiary of Weyerhaeuser Company. He remained with Wray until 1990 when he founded Chestnut Construction Company in Tucson, Arizona. Mr. Chestnut is a past president and life director of the Arizona Builders Alliance and a past president of the Arizona Building Chapter of the Associated General Contractors of America. He is a past chair and life trustee of the Carondelet Foundation, a member and past president of the Tucson Conquistadores and a member and past director of the Centurions of St. Mary’s Hospital. Mr. Chestnut was named the 2001 Tucson Small Business Leader of the Year by the Tucson Metropolitan Chamber of Commerce and the 2002 Arizona Small Business Person of the Year by the United States Small Business Administration.

Retired Construction Executive

Director Since:  2004

Board Committees: Audit, Nominating and Corporate Governance

Qualifications, Skills and Experience

The Board determined that Mr. Chestnut should serve as a director of the Company because of his business experience in the residential and commercial construction businesses and his leadership experience in managing his construction business. In addition, the Board has based its recommendation on his knowledge of the business and operations of the Company, resulting from his service as a director since 2004.

Stephen C. Comer

Mr. Comer, 67, received his degree in business administration from California State University Northridge in 1972. He began his career with Arthur Andersen LLP in Los Angeles and established Arthur Andersen’s Las Vegas office, as its managing partner, in 1985. Leaving Arthur Andersen in 2002, Mr. Comer took a position as partner with Deloitte & Touche LLP and was promoted to managing partner of its Nevada practice in 2004. He retired in 2006. He serves as a director of Pinnacle Entertainment, Inc. (NYSE: PNK). He is a member of the American Institute of Certified Public Accountants and the Nevada Society of Certified Public Accountants and holds a professional CPA license in the State of Nevada. He is also involved in numerous civic, educational and charitable organizations.

Retired Managing Partner

Deloitte & Touche LLP

Director Since:  2007

Board Committees: Audit, Compensation (Chair)

Qualifications, Skills and Experience

The Board determined that Mr. Comer should serve as a director of the Company because of his business, accounting and auditing experience with Arthur Andersen LLP and Deloitte & Touche LLP and his leadership positions with both entities, as well as his experience as a director of Pinnacle Entertainment, Inc.

LeRoy C. Hanneman, Jr.

Mr. Hanneman, 70, received his undergraduate degree in construction engineering from Arizona State University. From 2002 until his retirement in 2010, he was the Chief Executive Officer and managing member of Element Homes, L.L.C., a homebuilding and real estate development company with projects in the metropolitan Phoenix, Arizona area. Mr. Hanneman is a 35-year veteran of the housing industry and former President, Chief Operating and Executive Officer of Del Webb Corporation. Mr. Hanneman left Del Webb Corporation after its merger with Pulte Homes Corporation in 2001. He has served on a number of charitable organization boards including United Way, Boy Scouts of America and Boys & Girls Clubs of America.

Retired Construction Executive

Private Investor

Director Since: 2009

Board Committees: Compensation

Qualifications, Skills and Experience

The Board determined that Mr. Hanneman should serve as a director of the Company because of his business and leadership experience in the housing industry with Del Webb Corporation throughout the Company’s service territory.

Southwest Gas Holdings 2017 Notice and Proxy    19

John P. Hester

Mr. Hester, 54, has been President and Chief Executive Officer since March 2015 and was named President in August 2014. Mr. Hester joined the Company in 1989, and has been named to various positions at Southwest Gas, such as Director/Regulatory Affairs and Systems Planning in 2002, Vice President/Regulatory Affairs and Systems Planning in 2003, Senior Vice President/Regulatory Affairs and Energy Resources in 2006, and Executive Vice President in 2013. Prior to joining Southwest Gas, he worked at the Illinois Department of Energy and Natural Resources, as well as the Illinois Commerce Commission. He received his bachelor’s and master’s degrees in economics from Northern Illinois University. Mr. Hester currently serves on the American Gas Association Board of Directors, the Catholic Charities of Southern Nevada Board of Trustees, the College of Southern Nevada Foundation Board of Trustees and the Las Vegas Metro Chamber of Commerce Board of Trustees.

President and Chief Executive Officer

Southwest Gas Holdings, Inc.

Southwest Gas Corporation

Director Since:  2015

Board Committees: None

Qualifications, Skills and Experience

The Board determined that Mr. Hester should serve as a director because, as President and Chief Executive Officer of the Company, he has an intimate working knowledge of all aspects of the Company’s operations.

Anne L. Mariucci

Ms. Mariucci, 59, has over 30 years of experience in homebuilding and real estate. Prior to 2003, Ms. Mariucci held a number of senior executive management roles with Del Webb Corporation and was responsible for its large-scale community development and homebuilding business. She also served as President of Del Webb following its merger with Pulte Homes, Inc. in 2001 until 2003. Since 2003, she has been affiliated with the private equity firm Hawkeye Partners (Austin, Texas). Ms. Mariucci received her undergraduate degree in accounting and finance from the University of Arizona and completed the corporate finance program at the Stanford University Graduate School of Business. She serves as a director of CoreCivic, Inc. (NYSE: CXW), Taylor Morrison Home Corporation (NYSE: TMHC), Banner Health, the Arizona State University Foundation and the Fresh Start Women’s Foundation. Ms. Mariucci is a past chairman of the Arizona Board of Regents and served on the board from 2006 to 2014. She is a past director of the Arizona State Retirement System, Scottsdale Healthcare and Action Performance Companies, as well as a past trustee of the Urban Land Institute.

Retired Construction Executive

Private Investor

Director Since:  2006

Board Committees: Compensation

Qualifications, Skills and Experience

The Board determined that Ms. Mariucci should serve as a director of the Company because of her experience as a director of other publicly traded companies, business and financial expertise and experience in the housing industry with Del Webb Corporation and Pulte Homes throughout the Company’s service territories.

20    Southwest Gas Holdings 2017 Notice and Proxy

Michael J. Melarkey

Mr. Melarkey, 67, was a partner in the law firm of Avansino, Melarkey, Knobel, Mulligan & McKenzie for more than 35 years until the firm’s merger in July 2015 with McDonald, Carano and Wilson, a statewide Nevada law firm (MCW). He received his undergraduate degree from the University of Nevada, Reno, his law degree from the University of San Francisco and his masters in laws in taxation from New York University. Mr. Melarkey was actively engaged in private legal practice in Reno, Nevada from 1976 until his firm’s merger with MCW. Following the merger, Mr. Melarkey was named Of Counsel with MCW and also became employed by the Pioneer Crossing Casinos as Chairman and Manager. Mr. Melarkey is a former member of the American Bar Association and the International Association of Gaming Lawyers and is licensed to practice law in the State of Nevada. He is a trustee of the Bretzlaff Foundation, the Robert S. and Dorothy J. Keyser Foundation, the Roxie and Azad Joseph Foundation and the E. L. Wiegand Trust. He is Vice President of Miami Oil Producers, Inc. and has ownership interests in the Pioneer Crossing Casino in Fernley, Nevada, the Pioneer Crossing Casino in Dayton, Nevada, and the Pioneer Crossing Casino in Yerington, Nevada. He also serves as a director of several mutual funds, including eight registered investment companies advised by Gabelli Funds, LLC and five registered investment companies advised by Keeley-Teton Advisors, LLC.

Retired Partner

Avansino, Melarkey, Knobel, Mulligan & McKenzie

Chairman and Manager

Pioneer Crossing Casinos

Director Since:  2004

Chairman of the Board

Board Committees: Compensation, Nominating and Corporate Governance

Qualifications, Skills and Experience

The Board determined that Mr. Melarkey should serve as a director because of his business and legal experience, his leadership abilities as a trustee for a number of private foundations and as a director of a number of closed-end mutual funds. In addition, the Board has based its recommendation on his knowledge of the business and operations of the Company, resulting from his service as a director since 2004.

A. Randall Thoman

Mr. Thoman, 65, received his degree in accounting from the University of Utah and has been a Certified Public Accountant for more than 30 years. He began his career with Deloitte & Touche LLP and became a Partner in June 1991. For 15 years, Mr. Thoman was the Partner with primary responsibility for the technical interpretation and application of accounting principles and audit standards and the review of all reporting issues and financial statements for Nevada-based companies registered with the SEC. Mr. Thoman retired from Deloitte & Touche LLP in October 2009. He currently serves on the Audit Committee of SLS Hotel & Casino Las Vegas. Mr. Thoman also served on the board of SHFL Entertainment, Inc. until its acquisition in 2013.

Retired Partner

Deloitte & Touche LLP

Director Since: 2010

Board Committees: Audit (Chair), Nominating and Corporate Governance

Qualifications, Skills and Experience

The Board determined that Mr. Thoman should serve as a director of the Company because of his business, accounting and auditing experience with Deloitte & Touche LLP, his leadership positions at the firm and his experience with SEC reporting and compliance, as well as his experience as a director of SHFL Entertainment, Inc.

Southwest Gas Holdings 2017 Notice and Proxy    21

Thomas A. Thomas

Mr. Thomas, 59, received his undergraduate degree in finance and his juris doctorate from the University of Utah. After obtaining his law degree, he joined Valley Bank of Nevada and held various executive positions with the bank until its merger with Bank of America in 1992. After the merger, he became managing partner of Thomas & Mack Co., an investment management and commercial real estate development company with properties and developments in Nevada, California, Arizona, and Utah. Mr. Thomas is actively involved in numerous charitable organizations including the Opportunity Village Foundation, the UNLV Foundation Advisory Board, the Las Vegas Rotary Club and the Las Vegas Area Council of the Boy Scouts of America. He is a member of the Nevada Bar Association and was instrumental in establishing the Thomas & Mack Legal Clinic and Moot Court Facility at the UNLV Boyd School of Law.

Managing Partner

Thomas & Mack Co. LLC

Director Since: 2008

Board Committees: Nominating and Corporate Governance

Qualifications, Skills and Experience

The Board determined that Mr. Thomas should serve as a director because of his banking and business experience and his familiarity with the commercial markets throughout the Company’s service territories.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

EACH OF THE NOMINEES NAMED ABOVE.

22    Southwest Gas Holdings 2017 Notice and Proxy

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our 2016 executive compensation program, the compensation decisions made by the Compensation Committee (the “committee”) under our executive compensation program and the factors considered in making such decisions. This section focuses on the compensation of the Company’s named executive officers (“NEOs”) for fiscal 2016, who were:

▪	John P. Hester, President and Chief Executive Officer
▪	Roy R. Centrella, Senior Vice President/Chief Financial Officer
▪	Karen S. Haller, Senior Vice President/General Counsel and Corporate Secretary
▪	Eric DeBonis, Senior Vice President/Operations, Southwest Gas Corporation
▪	Anita M. Romero, Senior Vice President/Staff Operations and Technology, Southwest Gas Corporation
▪	William N. Moody, Executive Vice President, Southwest Gas Corporation (retired September 30, 2016)

Executive Summary

Objectives

The objectives of our executive compensation program are to:

▪	Align the interests of the NEOs with those of the Company, its customers and its shareholders;
▪	Recruit, retain and motivate executive talent;
▪	Be fair and competitive; and
▪	Recognize and reward performance that meets or exceeds the Company’s targets.

2016 Incentive Compensation and Performance

Our 2016 annual incentive compensation plan (the Management Incentive Program or “MIP”) was based on performance in the five core areas set forth below, and our long-term incentive program for 2016 (the Restricted Stock/Unit Plan or “RSUP”) was based on the average MIP payout over the three-year period ending with 2016. When awards are earned, MIP payouts range between 70% and 140% of the target award amount for each officer, and RSUP awards can range from between 50% to 150% of target awards. In 2016, the results in the five core performance areas, each of which is weighted 20% in the overall MIP payout percentage, were as follows:

▪	Return-On-Equity (“ROE”). We achieved ROE of 7.10% in our regulated utility segment (between our threshold of 6.58% and target of 7.55%) for a payout of 17.22%, or 86.1% of target.
▪	Customer Satisfaction. We achieved 93.50% customer satisfaction in 2016 (above our target of 90% and below the 97% maximum) for a payout of 24%, or 120% of target.
▪	Customer-To-Employee Ratio. The end of the year ratio was 883-to-1 (above our target of 881-to-1 and below the 899-to-1 maximum) for a payout of 20.89%, or 104.5% of target.
▪	Operating Cost Increases. Costs increased 3.21% year-over-year (between our threshold of 3.80% and target of 2.80%) for a payout of 17.54%, or 87.7% of target.
▪	Safety. Damage per 1,000 tickets was 1.40 (better than our maximum goal of 1.80), and response time within 30 minutes was 68.6% (above our target of 67% and below the maximum of 70%), for a combined payout of 26.13%, or 130.7% of target.

For most officers, including Ms. Romero and Messrs. Moody and DeBonis, these results aggregated for a MIP payout of 106% of target and an RSUP payout of 125% of target (based on a three-year MIP average of 110%). In addition to the five core measures set forth above, the 2016 incentive programs for Ms. Haller and Messrs. Hester and Centrella also included as a performance measure income of the Company’s construction services segment, Centuri Construction Group, Inc. For these executives ROE and construction services were each weighted as 10% of the total MIP payout percentage, and each of the other four measures was weighted 20%. Performance under the construction services measure at 98.8% of target resulted in MIP payouts for these NEOs at 107% of target. For the executives for whom a construction services performance measure was a factor in both 2015 and 2016 (Messrs. Hester and Centrella), the RSUP payout was 117.5% based on a three-year MIP average of 107%. For Ms. Haller, for whom construction services was a performance measure only in 2016, the RSUP payout was 127.5% based on a three-year MIP average of 111%.

Southwest Gas Holdings 2017 Notice and Proxy    23

We believe that our compensation program, by focusing on the core fundamentals of our business, has been and continues to be successful at motivating the operational and strategic achievements that foster the creation of shareholder value over the long term. The committee links achievements in these areas and the impressive record of shareholder returns over the last several years. Recent accomplishments include the following:

▪	Basic earnings per share remained strong in 2016 at $3.20 despite nearing the end of a five-year rate case moratorium in Arizona.
▪	Dividends declared per share were $1.46 in 2014, $1.62 in 2015 and $1.80 in 2016. In February 2017, the Board increased the quarterly dividend from 45 cents to 49.5 cents per share ($1.98 on an annual basis and a 10% increase), effective with the June 2017 payment.
▪	Over the last year and five years, Southwest Gas has delivered more value (39% and 116%), as expressed as total shareholder return, than the average of its gas LDC peers (22% and 87%), S&P 500 (23% and 76%), S&P 500 Utilities index Average (11% and 48%) and S&P MidCap 400 Gas index (15% and 63%).
▪	Effective January 1, 2017, we completed our previously announced reorganization into a holding company structure, which provides additional flexibility to deliver shareholder value.
▪	In 2016, Centuri contributed record net income of $32.6 million.

Past performance has established a strong financial platform for sustainable growth into the future, and these recent accomplishments are expected to contribute to our ability to provide total shareholder returns over the long term. Going forward, we expect further alignment between executive compensation and shareholder returns under a new incentive structure implemented by the committee (as discussed below under the heading, “Summary of Changes to Compensation Program Applicable to Future Periods”).

Program Design

Compensation for NEOs includes:

▪	Cash in the form of base salary;
▪	Annual at-risk variable incentive compensation in the form of cash and stock-based compensation under the MIP;
▪	Long-term at-risk variable incentive compensation in the form of restricted stock units under the RSUP;
▪	Cash bonuses, under exceptional circumstances;
▪	Perquisites in the form of car allowances, cable internet access, allowances for annual physical examinations, life insurance and financial and estate planning allowances; and
▪	Other benefits that include the same group health and welfare benefit programs and tax-qualified retirement plans available to all employees, as well as executive nonqualified retirement plans.

None of the NEOs have employment agreements with the Company. Long-term incentive compensation and a significant portion of annual incentive compensation, when earned, are delivered as stock-based awards to align management interests with those of shareholders. Service vesting of these stock-based awards, in addition to retirement benefits, promotes long-term employment commitments. The performance measures selected to drive achievements in the core areas of our business are designed to create appropriate alignment between the interests of management and those of our customers.

Base salary is designed to approximate the median (50th percentile) of the amounts paid by peer group companies (as discussed below), and we seek to set overall compensation to be competitive in a range of plus or minus 15% of the peer group median.

Current vs. At-Risk Compensation

Total direct compensation of the Company’s NEOs, other than base salary, is at risk and must be earned by achieving annual and long-term performance goals. The portion of total direct compensation designed to be paid in base salary versus variable pay depends upon the NEO’s position and the ability of that position to influence outcomes, as well as compensation market factors and risk mitigation considerations. The principal executive officer (“PEO”) has the largest portion of pay at risk. In 2016, the percentage of targeted total direct compensation opportunity at risk or earned by achieving performance goals was approximately 62% for the PEO, and, for the other NEOs, the average percentage of such compensation at risk was approximately 49%.

24    Southwest Gas Holdings 2017 Notice and Proxy

Commitment to Best Practices

We are committed to adopting executive compensation policies that are consistent with best practices. We annually review all elements of NEO pay and, where appropriate for the business and shareholders, make changes to incorporate current best practices. In keeping with best practices, we have:

▪	Adopted stock ownership guidelines for all NEOs and directors, with retention thresholds set at a meaningful factor times annual base salary;
▪	Aligned pay practices with shareholder and customer interests, with an eye toward remaining competitive;
▪	Reviewed, analyzed and considered whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company, and concluded that no such material risks were identified;
▪	A compensation committee that is composed of only Independent Directors;
▪	An independent compensation consultant retained by, and which reports to, the committee and has no other business with the Company;
▪	Annual reviews of our compensation peer group;
▪	Regular briefings from the committee’s compensation consultant regarding key trends;
▪	An annual review of PEO performance;
▪	No employment agreements between the Company and the NEOs;
▪	Change in control agreements with the NEOs, which do not provide for tax gross-ups or severance amounts that exceed more than three times base pay and bonus, and which do include double trigger vesting provisions for equity awards;
▪	No cash dividends paid on unvested stock-based awards (in lieu of cash dividends, recipients receive additional restricted stock-based awards that will vest/forfeit based on the same measures applicable to the underlying awards); and
▪	No tax reimbursements or gross-ups for life insurance, bonus or stock vesting.

Summary of Changes to Compensation Program Applicable to Future Periods

In 2016, the committee instructed its independent consultant, Pay Governance, to perform a comprehensive review of the Company’s total compensation program for executives relative to industry trends and compensation best practices. Based on the results of this study, for performance periods starting with 2017, the committee created a new incentive structure for NEOs (“New Structure”). The New Structure rebalances annual and long-term incentives and increases aggregate incentive compensation opportunities of the NEOs to the median of the peer group (described below under the heading “How We Determine Amounts Paid for Each Element of Compensation Program”) for at-target performance for their respective positions. The New Structure creates greater comparability between the Company’s incentive compensation program and the peer group, corresponds with best practices recommended by Pay Governance, is designed to be responsive to shareholder expectations for pay-for-performance alignment and links executive compensation with the Company’s long-term business strategy.

Annual Incentives under New Structure. Annual incentive opportunities under the New Structure for 2017 are payable entirely in cash, whereas MIP incentives for 2016 were paid 60% in cash and 40% in time-based equity awards. In general, annual incentive opportunities for the NEOs under the New Structure are lower than those under the MIP, reflecting the removal of the time-vesting feature and the increased long-term compensation opportunities under the New Structure (discussed below). Mr. Hester’s target annual incentive opportunity under the New Structure for 2017 is 100% of base salary versus the 115% of base salary opportunity he was provided under the MIP in 2016. Ms. Haller and Mr. Centrella’s target annual incentive opportunities under the New Structure for 2017 are 60% of base salary versus the 75% of base salary opportunities they were provided under the MIP in 2016. Ms. Romero and Mr. DeBonis’ target annual incentive opportunities under the New Structure for 2017 are 50% of base salary versus the 75% of base salary opportunities they were provided under the MIP in 2016. Payout ranges for annual incentives in 2017 under the New Structure are unchanged from the MIP. If threshold performance is met, annual incentives under the New Structure will be paid in a range of 70% to 140% of the target incentive award opportunity.

Key operational performance metrics from the MIP (as discussed above) are retained under the annual incentive component of the New Structure, including customer satisfaction, safety and cost containment (operations and maintenance expense per customer), each weighted 20%. A net income metric accounts for the remaining 40% of the annual incentive opportunity, which will measure consolidated net income for Ms. Haller and Messrs. Hester and Centrella and utility segment net income for Ms. Romero and Mr. DeBonis. Greater emphasis on financial performance under the New Structure in 2017 (as compared to 2016 when financial measures accounted for 20% of MIP award opportunities) is intended to create increased pay-for-performance alignment.

Southwest Gas Holdings 2017 Notice and Proxy    25

Long-Term Incentives under New Structure. Long-term incentives under the New Structure for performance periods beginning in 2017 are composed of time-based restricted stock units and performance shares. The time-based restricted stock units granted in 2017 are similar in design to the restricted stock units awarded under the RSUP and will vest 40% one year after the award date and 30% following each of the next two years, assuming continued service. Performance share award opportunities granted in 2017 are payable upon achievement of financial performance goals for the three-year period ending in 2019. Payout ranges for the performance shares are unchanged from the RSUP. If threshold performance is met, the performance shares under the New Structure will be paid out in a range of 50% to 150% of the target incentive award opportunity, subject to modification based on total shareholder return relative to a peer group.

In general, long-term incentive opportunities for the NEOs under the New Structure are greater than those provided under the RSUP in 2016, reflecting the committee’s increased emphasis on linking incentive compensation with the achievement of specified long-range financial goals and the removal of the time-vesting feature on annual incentive payouts (discussed above). Mr. Hester’s target long-term incentive opportunity under the New Structure for the three-year performance period beginning in 2017 is 200% (60% restricted stock units and 140% performance shares) of base salary versus the 45% of base salary opportunity he was provided under the RSUP for plan year 2016. Ms. Haller and Mr. Centrella’s target long-term incentive opportunities under the New Structure for the three-year performance period beginning in 2017 are 100% (30% restricted stock units and 70% performance shares) of base salary versus the 20% of base salary opportunities they were provided under the RSUP for plan year 2016. Ms. Romero and Mr. DeBonis’ target long-term incentive opportunities under the New Structure for the three-year performance period beginning in 2017 are 90% (30% restricted stock units and 60% performance shares) of base salary versus the 20% of base salary opportunities they were provided under the RSUP for plan year 2016.

Core performance metrics for the three-year performance shares, which represent the largest incentive component under the New Structure, are consolidated earnings per share, utility segment net income and ROE. Ms. Haller and Messrs. Hester and Centrella’s performance shares will be earned 60% based on consolidated earnings per share and 40% based on ROE. Ms. Romero and Mr. DeBonis’ performance shares will be earned 60% based on utility segment net income and 40% based on ROE. If threshold performance is met, an adjustment to the number of performance shares earned is possible based on the total shareholder return modifier for top 75th percentile performance (30% increase) and for bottom 25th percentile performance (15% reduction).

Increased emphasis on the achievement of long-term financial performance goals is designed to increase pay-for-performance alignment and to enhance linkage between the Company’s long-term business strategies and executive compensation. Indeed, the process of setting performance share threshold, target and maximum performance measures involved robust discussion between management and the committee regarding the Company’s business development initiatives and the anticipated financial impacts thereof.

The remainder of this Compensation Discussion and Analysis offers a detailed explanation of the Company’s compensation policies and decisions with respect to the NEOs for plan year 2016.

Compensation Program Administration

The committee administers the executive compensation program. The committee annually reviews and approves the corporate goals and objectives relevant to the PEO’s compensation, the PEO’s performance in relation to such goals and objectives and, together with the other Independent Directors of the Board, the PEO’s actual compensation. The committee also reviews, together with the PEO, and approves the salaries and incentive compensation for the other executive officers.

Management, including the NEOs, provides guidance to, and receives direction from, the committee regarding the executive compensation program. Management annually provides information to the committee regarding what it believes to be appropriate levels of the various elements of direct compensation (including target awards for incentive compensation), as well as the thresholds, targets and maximums of the performance measures used in the MIP. Information is gathered from Company operating data, external independent surveys and publicly available compensation comparisons.

While consultants may be retained by management to assess the compensation program, the committee has the authority, independent of management, to employ and retain consultants to assist it in establishing the executive compensation program objectives and in determining whether the objectives have been satisfied. The committee engaged Pay Governance as an independent consultant to perform a competitive pay benchmarking analysis of the officers, independent from management’s recommendations. Pay Governance’s engagement with the committee

26    Southwest Gas Holdings 2017 Notice and Proxy

also included a review of the Company’s internal director compensation comparison. Pay Governance did not receive any fees from the Company for services other than the fees paid with respect to executive and director compensation services.

For 2016, the committee also analyzed whether the work of any executive compensation advisor raised any conflict of interest, taking into consideration all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The committee determined, based on its analysis of all relevant factors, that no conflicts of interest were present.

Compensation Program Objectives, Key Considerations and Principles

The objectives of the compensation program are to recruit, retain, reward and motivate talented executives and to align their interests with our customers and shareholders, while eliciting long-term employment commitments. We also aim to set NEO salaries and incentive compensation opportunities at levels that ensure reasonableness, market competitiveness and internal equity for each position. The Company’s customer service obligations shape the overall structure of the program, and the committee developed the program to address the key business considerations and related compensation principles discussed below:

▪	Pay for performance. The committee is firmly committed to providing the Company’s executives with incentive compensation opportunities tied to the measures of performance that it believes lead to shareholder value creation. We also recognize that we are in a competitive environment for executives, and the compensation program should reward strong performance. Accordingly, a significant portion of each NEOs total direct compensation is at risk and must be earned by achieving annual and long-term performance goals, and we calibrate the size and form of potential incentive awards to be appropriately competitive within the relevant market for executive talent.
▪	The Company prioritizes safety and customer satisfaction. In the utility segment, the Company is committed to providing its customers safe, continuous service at reasonable rates. The committee has implemented compensation performance measures focused on safety and customer satisfaction, in addition to placing additional emphasis on increasing productivity and containing costs, to motivate achievement of these long-term corporate and customer goals. In principle, the committee has designed compensation incentives to create appropriate alignment of management’s interests with customers.
▪	Shareholder value is promoted by aligning management interests with the Company’s shareholders. The committee seeks to align management’s interest with shareholders by (i) requiring meaningful officer stock ownership, (ii) providing significant components of incentive compensation based on total shareholder return, ROE and construction services performance measures, which foster growth in both our regulated and unregulated business segments and (iii) delivering long-term incentive compensation and a significant portion of annual incentive payouts in the form of equity subject to service vesting.
▪	Customer-oriented achievements foster enhanced shareholder value. We strive to work collaboratively with regulators to achieve positive results for both customers and shareholders, and we recognize that customer satisfaction and the Company’s safety record are both essential elements in the regulatory process. By emphasizing the Company’s core mission and values of safety, service and reliability, the committee believes that it motivates achievements that are the platform for increased shareholder returns.
▪	The committee designs incentive compensation, and implements other policies, with a view to mitigating risk. The performance measures employed in the Company’s incentive compensation programs, in addition to being reflective of the Company’s core mission and business strategies, are also interdependent such that overemphasis by management in one area (such as cost containment) has the potential to negatively impact performance in other areas (such as customer satisfaction ratings and incident response times). We believe that the tension between the measures mitigates risk and that we can further mitigate risk by capping incentive award payouts and by setting target opportunities at levels that strike a reasonable balance among base salary and both annual and long-term incentives. Our belief is that stock ownership guidelines also instill a sense of ownership by management that disincentivizes focusing on short-term results at the expense of long-term value.
▪	The Company operates in a highly regulated environment. Our compensation program must be responsive to the regulatory environment we face. Compensation costs, like all utility operating expenses, are subject to reasonableness and prudence reviews by the regulatory bodies with jurisdiction over our operations. Performance measures for operational efficiencies, safety and overall customer satisfaction, which are connected to customer goals, have historically been recognized in the regulatory review process.
▪

Long-term corporate goals require long-term executive employment commitments. The Company’s deep understanding of the utility industry and its regulatory landscape, peer company relationships, reputation and institutional knowledge are chiefly derived from long-tenured executives. Because these attributes enhance our ability to increase shareholder value, achieve operational efficiencies and provide continued exceptional customer

Southwest Gas Holdings 2017 Notice and Proxy    27

satisfaction over the long-term, we utilize awards subject to service vesting, retirement benefit opportunities and post-termination benefits with the objective of attracting and retaining a talented management team over long-term employment commitments.
▪

The executive compensation program should be prospective. The committee does not take into consideration the results of previously earned performance awards and the deferral of cash compensation in establishing the appropriate level of future compensation. The committee does, however, take into consideration the Company’s past performance in determining the long-term performance awards and in setting new performance targets.

We discuss the elements of compensation employed to achieve our objectives, consistent with the foregoing compensation principles, below.

Elements of Compensation Program and Why We Pay Each Element

The nature of the Company’s operations and competitive considerations have led the committee to design and employ a compensation program that we believe is comparable to compensation programs widely used in the industry by public utilities and accepted by various utility regulatory agencies. To accomplish our objectives, the program is designed to respond to changing market conditions and to offer a broad spectrum of compensation opportunities. Performance is the critical component of the program, and both individual and overall Company performance can impact an officer’s level of compensation on an annual basis. The elements of the executive compensation program for the NEOs and the purpose for providing each element are set forth below:

28    Southwest Gas Holdings 2017 Notice and Proxy

Element	Purpose	Summary of Features
Base Salary	▪ Recognize NEO leadership responsibilities and value of executive’s position to the Company. ▪ Serve as a competitive compensation foundation.

▪   Targeted at 50th percentile of peer
group companies.

▪   Adjustments are made based upon the value of the position to the business, the performance of the individual and pay relative to the appropriate comparison market.

Annual Incentive Plan (MIP)

▪   Encourage and reward NEO contributions in achieving performance goals through cash and equity incentives based on performance.

▪   Align management interests with customers and shareholders.

▪   Mitigate risk through selection of interdependent performance measures.

▪   Address individual performance goals for the NEOs.

▪   Retain management with awards subject to service vesting.

▪   Support Board’s dividend policy.

▪   Awards are earned based on achievement of interdependent customer and shareholder performance goals.

▪   Awards paid out annually 60% in cash and 40% in equity subject to service vesting.

▪   Equity awarded cliff vests three years after the award date, assuming continued service.

▪   NEO award values are subject to downward adjustment for failure to satisfy individual goals.

▪   No awards paid if annual dividends do not meet or exceed those of prior year.

Long-Term Incentive Plan (RSUP)

▪   Provide executives with an incentive to work toward.

▪   Align management interests with customers and shareholders.

▪   Mitigate risk though selection of interdependent performance measures.

▪   Retain management with awards subject to service vesting.

▪   Awards are earned based on three-year average of MIP performance achievements.

▪   Awards paid out 100% in equity subject to service vesting.

▪   Restricted stock awards vest 40% one year after the award date and 30% following each of the next two years, assuming continued service.

Bonuses	▪ Recognize exceptional performance or significant achievements that fall outside of an NEO’s core responsibilities. ▪ Used to adjust target total compensation opportunities, as appropriate.	▪ Payable in cash and/or additional restricted stock units.
Executive Health, Welfare and Retirement Benefits

▪   Provide executives reasonable and competitive benefits.

▪   Encourage savings for retirement.

▪   Retain executives with pension benefits subject to service vesting.

▪   Deemphasize direct compensation.

▪   Mitigate the impact of limits on qualified plan benefits imposed by the Internal Revenue Code.

▪   Health and welfare benefits consistent with standard benefits provided to all employees.

▪   401(k) plan and non-qualified deferred compensation plans allow for deferral of compensation and certain Company matching contributions on such deferrals.

▪   Qualified and supplemental non-qualified pension benefits.

Change-In-Control Arrangements

▪   Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control.

▪   Enables executives to maintain objectivity with respect to merger or acquisition offers considered by the Board.

▪   Double trigger change-in-control severance agreements without any tax gross-up.

▪   Severance payment of three times annual compensation for PEO.

▪   Accelerated vesting of equity awards.

▪   Potential increase to supplemental pension benefit.

Salaries and performance-based compensation are linked to recognize each officer’s responsibilities and individual contribution to the success of the Company. As explained in greater detail below, an officer’s award opportunity is

Southwest Gas Holdings 2017 Notice and Proxy    29

based on a percentage of salary and, as a result, will move in relation to changes in salary. How an officer satisfies his or her direct individual responsibilities can also impact the level of an individual officer’s performance-based compensation. Exemplary performance is expected and rewarded with the compensation elements of the program, while poor performance may result in the reduction or possible elimination of an award under the MIP. Exceptional individual performance or significant achievements that fall outside of an NEO’s core responsibilities may warrant bonuses on occasion.

Incentive award opportunities under both the MIP and RSUP increase with the ability of a position to influence outcomes. Risk mitigation is achieved by capping incentive award payouts and setting target opportunities at levels that strike a reasonable balance among base salary and both annual and long-term incentives. Long-term incentive compensation and a significant portion of annual incentive compensation is awarded, when earned, in the form of stock-based compensation to align management interests with those of shareholders. Full value share awards, such as restricted stock and performance shares, are granted instead of stock options based on accounting considerations and because their value is more tangible to management. When awards are earned through performance, equity compensation granted to executives is subject to service vesting requirements to promote long-term employment commitments.

The availability of pension benefits allows the Company to deemphasize total direct compensation while still remaining competitive. The level of deferral opportunities under the Company’s qualified and nonqualified plans, however, do not influence the committee’s decisions regarding the appropriate level of overall compensation. Welfare benefits and perquisites are also viewed by the committee on a stand-alone basis. The Company has not entered into employment agreements with any of the NEOs. However, post-termination benefits, which are influenced by current salary levels, are provided by change in control agreements, as applicable.

How we determine the amounts paid for each element of compensation, including additional discussion of certain key features of these elements, is set forth below.

How We Determine Amounts Paid for Each Element of Compensation Program

Salaries and performance-based compensation paid to the NEOs are determined by using a variety of sources, including compensation surveys prepared by the American Gas Association, Towers Watson, the HayGroup and Mercer for the components of compensation and competitive market compensation levels. Each source discussed below serves as only one component of the committee’s analysis, and no one resource is weighted more heavily than any other in the committee’s analysis or decisions.

Compensation is reviewed annually and is subject to mid-year adjustment. In determining compensation for July 1, 2016 through June 30, 2017, the committee, in consultation with Pay Governance, referenced an internal annual compensation comparison performed by the Company (“Company Study”). Pay Governance also conducted its own study (“Pay Governance Study”), which compared the Company’s compensation packages, including base salary, total cash compensation and total direct compensation (which also includes stock-based awards under the MIP and the RSUP), to compensation data from two primary sources: 1) published compensation surveys that best represent the Company in the marketplace, and 2) peer company proxy filings, from a peer group of comparable companies primarily developed by Towers Watson and the Company (as described below). The structures of the incentive, deferred compensation and supplemental retirement programs of the Company were also reviewed in comparison to structures of peers. The committee followed the same process in determining compensation for July 1, 2015 through June 30, 2016.

In addition to reviewing published market surveys, the Pay Governance Study and the Company Study included compensation comparison and analysis using proxy peer data. The peer group for both studies was composed of 16 companies in the utility industry that are deemed to be of comparable size and to have similar basic structure and operational complexity, which at the time of selection had no less than half and no more than twice the reported revenue of the Company. The peer group included the following companies:

▪ AGL Resources, Inc.	▪ Piedmont Natural Gas Co., Inc.
▪ Atmos Energy Corporation	▪ Pinnacle West Capital Corporation
▪ Avista Corporation	▪ PNM Resources, Inc.
▪ Black Hills Corporation	▪ Portland General Electric Company
▪ Great Plains Energy, Inc.	▪ Questar Corporation
▪ New Jersey Resources Corporation	▪ Spire Inc.
▪ Northwestern Corporation	▪ Vectren Corporation
▪ ONE Gas, Inc.	▪ Westar Energy, Inc.

30    Southwest Gas Holdings 2017 Notice and Proxy

The committee sets base salaries for the NEOs at amounts that approximate the 50th percentile of the amounts paid by the peer group of companies discussed above. The committee’s goal is for overall compensation at target to be competitive in a range plus or minus 15% from the peer group median (“target range”). The selection of this range is designed to be comparable and competitive with the peer group, to address the regulatory environment in which the Company operates and to provide a reasonable range of incentives to reward performance. In November 2016, total direct compensation of Ms. Haller and Messrs. Hester and Centrella was determined to be at or near the bottom end of the target range. In light of individual and Company performance judged by the committee to be above target expectations of the Company’s program, the committee provided additional incentive opportunities to such NEOs during the 4th quarter of 2016. As discussed above, in implementing the New Structure, one of the committee’s goals was to bring overall compensation at target within the target range.

Other elements of overall compensation (perquisites, welfare benefits, retirement benefits and post-termination benefits) were implemented at various times over the past several years to remain competitive with the relevant market. In determining the Company’s overall compensation, we annually compare elements of direct compensation and the level of other benefits with those of the relevant market to ensure the Company remains competitive.

Salaries

Salaries for the Company’s NEOs are established based on the scope of their responsibilities, taking into account competitive market compensation paid by the peer group and additional salary survey data for similar positions. Data from the Pay Governance Study and Company Study and utility and general industry surveys were used by the committee to help ensure that salaries are reasonable, competitive and properly address position responsibility. The range of salaries available through this review provides an objective standard to determine the appropriate level of salary for a given executive position. Salaries are reviewed annually and are subject to mid-year adjustment to realign salaries with market levels after taking into consideration individual responsibilities, performance, inflation and experience. Mid-year salary increases were provided to the NEOs in 2016 based on this methodology.

Incentive Compensation

The performance elements of the Company’s executive compensation program are designed to reward Company performance and consist of non-equity incentive compensation and restricted stock-based awards provided through the MIP and the RSUP (collectively, “Incentive Plans”). For plan year 2016, the committee designed the Incentive Plans to focus on specific annual and long-term Company financial, productivity, safety and customer satisfaction performance goals.

MIP. Annually, we establish incentive opportunities under the MIP, expressed as a percentage of each individual’s salary at year-end (after taking into account any mid-year salary adjustment), corresponding with each individual’s position and responsibilities with the Company, and determine the performance goals to be measured against these opportunities. For plan year 2016, the target incentive opportunities for the NEOs were set at the following percentages of salary:

Incentive Opportunities (% of salary)
John P. Hester	115%
Roy R. Centrella	75%
Karen S. Haller	75%
Eric DeBonis	75%
Anita M. Romero	75%
William N. Moody	90%

The performance measures selected by the committee to determine 2016 incentive compensation under the MIP were tied to measures of financial performance and productivity, safety and customer satisfaction of the Company’s natural gas operations in line with the compensation principles discussed above. The primary financial measure, ROE, is designed to reward success in reaching the average authorized return-on-equity, which benefits both shareholders and customers by correlating with earnings per share and cost of service. The productivity measures are designed to reward success in reaching a predetermined customer satisfaction percentage, a percentage improvement in the customer-to-employee ratio, and a predetermined percentage of operating cost increases. The committee chose the two components of the safety performance measure because they are oriented towards

Southwest Gas Holdings 2017 Notice and Proxy    31

incidents associated with the Company’s gas distribution systems and thereby linked to risks in areas such as regulation, operations, reputation and franchise value. For NEOs with influence over both business segments, the committee also measures Construction Services.

For 2016, the committee derived the targets for our five core performance measures as follows:

▪	ROE – The target for the ROE component of the MIP was 7.55%, which represented 80% of the Company-wide authorized weighted average ROE of 9.75%, minus 0.25% to remove the volatility associated with Company-owned life insurance.
▪	Customer Satisfaction – The Company ranks highly versus its utility industry peers in customer satisfaction ratings. The target for this component remained at 90% customer satisfaction based on independent customer surveys conducted in each of our utility operating divisions.
▪	Customer-to-Employee Ratio – The target for this component of the MIP for 2016 was set at 881 customers per employee, which represents the actual ratio of customers per employee at December 31, 2015.
▪	Operating Costs – For the operating cost component of the MIP, we use a target that reflects estimated inflation and a growth factor. The inflation estimate is derived from the Blue Chip Economic Indicators publication and was 2.0%. This percentage is used along with a net growth factor of 0.8% to calculate the target measure. As a result, the target for 2016 was set at 2.80%.
▪	Safety – The Company’s 2016 target for damage per 1,000 tickets is 2.00, a higher level of achievement than the American Gas Association peer median. The target for incident response time within 30 minutes was 67%, representing a 2% improvement from the Company’s 2015 response times.

For plan year 2016, for most of the Company’s officers, the five core measures were equally weighted (ROE: 20%, Customer Satisfaction: 20%, Customer-to-Employee Ratio: 20%, Operating Cost Increases: 20% and Safety: 20%). For the PEO, Chief Financial Officer, Senior Vice President/General Counsel and Corporate Secretary and Senior Vice President/Corporate Development, the weighting of ROE was 10%, Construction Services was weighted 10%, and each of the other four measures was weighted 20%.

Actual awards for each measure are determined as of year-end by comparing the Company’s performance to the threshold, target and maximum levels set by the committee at the beginning of the year for each performance measure. When threshold performance for any measure is achieved, an award with respect to that measure is earned. Award payouts can range from 70% (at threshold) to 100% (at target) to 140% (at maximum) of the assigned incentive opportunity for each measure, based on where actual results fall in the range from threshold to target to maximum. We determine actual payouts under the MIP through linear interpolation.

As an illustration, Customer Satisfaction was weighted as 20% of each NEO’s award opportunity for 2016, and the Company achieved 93.50% customer satisfaction in 2016 (above our target of 90% and below the maximum performance level of 97%). Based on this performance, the actual award payout earned was 24.00%, or 120% of the 20% target. The percentage payouts under each of the performance measures are aggregated and multiplied by the total MIP incentive opportunity (expressed above as a percentage of base salary) to determine the overall dollar value of the annual MIP award. The thresholds, targets and maximums and our actual results under the five core performance measures for 2016 are set forth below:

Measure	Threshold	Target	Maximum	Actual	Weighting	Payout %
ROE	6.58%	7.55%	9.01%	7.10%	20%[1]	17.22%
Customer Satisfaction	83%	90%	97%	93.50%	20%	24.00%
Customer-To-Employee Ratio	872-to-1	881-to-1	899-to-1	883-to-1	20%	20.89%
Operating Cost Increases	3.80%	2.80%	1.80%	3.21%	20%	17.54%
Safety
Damage per 1,000 Tickets	2.40	2.00	1.80	1.40	10%	14.00%
Response Times within 30 Minutes	62%	67%	70%	68.60%	10%	12.13%
Total						106%[1]
(1)	For a select group of officers, including Ms. Haller and Messrs. Hester and Centrella, ROE was weighted 10% and Construction Services was included with 10% weighting. Performance under the Construction Services measure at 98.8% of target resulted in MIP payouts for these NEOs at 107% of target.

Additional detail regarding our achievements under the performance measures for 2016 is included in the narrative following the Summary Compensation and Grants of Plan-Based Awards Tables.

32    Southwest Gas Holdings 2017 Notice and Proxy

If annual performance awards are earned and payable, as they were for 2016, the committee has the discretion to reduce an NEO’s overall MIP award for failure to satisfy individual performance goals. The committee reviews the PEO’s individual performance to determine whether there will be any downward adjustment. For 2016, individual performance goals for the PEO centered on promoting fundamental business strategies, maximizing shareholder value, pursuing regulatory initiatives and overseeing the construction services segment.

The PEO reviews the other executive officers’ individual performances to determine whether there will be any downward adjustment in the performance awards. As a result of such review, if the PEO recommends a downward adjustment in the performance awards, the PEO will bring the matter before the committee for review and approval. Mr. Centrella’s goals were centered on investor relations activities, financial planning and execution, external reporting, regulatory compliance and strategic planning matters. Ms. Haller’s goals pertain to legal matters, corporate ethics and compliance, enterprise risk management, and oversight of the corporate secretary and human resources functions. Mr. DeBonis’ goals were directed to maintaining system safety and reliability, controlling operating costs and enhancing customer service. Ms. Romero’s goals pertain to engineering staff operations, oversight of information technology functions and system development and cyber security. Mr. Moody’s goals were focused on natural gas distribution system integrity, information systems development and cyber security. The individual performance goals for the PEO and other NEOs were satisfied, and there were no reductions in their MIP awards in respect to 2016.

No awards are paid in any year unless dividends paid on our Common Stock for such year equal or exceed the prior year’s dividends. Dividends paid in 2016 exceeded 2015 dividends, and for most officers, including Ms. Romero and Messrs. Moody and DeBonis, achievements under the performance measures aggregated for a MIP payout of 106% of the target incentive award opportunity. For Ms. Haller and Messrs. Hester and Centrella performance under the Construction Services performance measure (which carried a 10% weighting) at 98.8% of target resulted in MIP payouts at 107% of target.

The annual MIP awards are paid in a mix of cash and equity. Awards for 2016 were paid 60% in cash (which is disclosed as non-equity incentive plan compensation in the Summary Compensation Table), with the remaining 40% converted into performance shares (which are disclosed as stock awards in the Summary Compensation and Grants of Plan-Based Awards Tables Narrative) tied to a five-day average value of our Common Stock for the first five trading days in January. The performance shares are restricted for three years, and the ultimate payout in Common Stock is subject to continued employment during this restriction period; provided, however, that MIP performance shares vest immediately when a MIP participant retires after reaching the age of 55 (subject to restrictions under Code Section 409A).

RSUP. The RSUP is designed to provide incentives for maintaining long-term performance and strengthening shareholder value. The award opportunities, like that of the MIP, are based on a percentage of salary and job position. For plan year 2016, the target incentive opportunities for the NEOs were set at the following percentages:

Incentive Opportunities (% of salary)
John P. Hester	45%
Roy R. Centrella	20%
Karen S. Haller	20%
Eric DeBonis	20%
Anita M. Romero	20%
William N. Moody	25%

The performance goal used to determine whether an award is earned is the average MIP payout percentage for each of the three years in the three-year period ending with the plan year. For plan year 2016, RSUP performance was based on the average of the MIP payout percentages for 2014, 2015 and 2016. No awards are earned unless the three-year average MIP payout percentage is at or above 90%. Awards are granted in the range of 50% to 150% of the target incentive opportunity, with a 90% MIP average receiving 50% of the target incentive opportunity, a 100% MIP average receiving 100% of target and a 120% or above MIP average receiving 150% of target. For each percentage point increase in the MIP average from 90% to 100%, the RSUP payout increases 5%. For each percentage point increase in the MIP average from 100% to 120%, the RSUP payout increases 2.5%.

Southwest Gas Holdings 2017 Notice and Proxy    33

Awards are granted in the form of restricted stock or restricted stock units, based on the five-day average value of the Common Stock for the first five trading days in January. Restricted stock and/or restricted stock units vest in percentages (40%, 30% and 30%) over the three years following the date of the award; provided, however, that RSUP awards vest immediately when an RSUP participant retires after reaching the age of 55 (subject to restrictions under Code Section 409A).

For the three-year performance period ending with 2016, for most officers, the RSUP payout was 125.0% of target (based on a three-year MIP average of 110%). For the executives for whom a construction services performance measure was a factor in both 2015 and 2016 (Messrs. Hester and Centrella), the RSUP payout was 117.5% based on a three-year MIP average of 107%. For Ms. Haller, for whom construction services was a performance measure only in 2016, the RSUP payout was 127.5% based on a three-year MIP average of 111%. We discuss the success in achieving the performance measures for 2016 in the narrative following the Summary Compensation and Grants of Plan-based Awards Tables.

Perquisites

The Company provides a limited number of perquisites to its executive officers. The executive officers receive car allowances, cable internet access, annual $2,500 allowances for physical examinations, life insurance and a $5,000 allowance once every three years to assist in financial and estate planning. Senior officers are also provided social club memberships.

Retirement Benefits

Four retirement benefit plans are available to the executive officers. Two of the plans, the Retirement Plan for Employees of Southwest Gas Corporation (“Retirement Plan”) and the EIP, both tax-qualified plans, are available to all Southwest Gas Corporation employees. Two additional plans are offered to officers, the Supplemental Executive Retirement Plan (“SERP”) and the Executive Deferral Plan (“EDP”). These additional plans were established to attract and retain qualified executive officers and to address the dollar limitations imposed on the two tax-qualified plans.

Benefits under the Retirement Plan are based on (i) the executive’s years of service with the Company, up to a maximum of 30 years, and (ii) the average of the executive’s highest five consecutive years’ salaries, within the final 10 years of service, not to exceed a maximum compensation level established by the Internal Revenue Service. The SERP is designed to supplement the benefits under the Retirement Plan to a level of 50 – 60% of salary. To qualify for benefits under the SERP, which is based on a 12-month average of the highest consecutive 36-months of salary, an executive is required to have reached (i) age 55, with 20 years of service with the Company, or (ii) age 65, with 10 years of service.

Executives may participate in the EIP and defer salary up to the maximum annual dollar amount permitted for 401(k) plans under the Code. Investments of these deferrals are controlled by the individual executives from a selection of investment options offered through the EIP. The Company does not match contributions for executive deferrals into the EIP. The EDP supplements the deferral opportunities by permitting executives to defer up to 100% of their annual salary and non-equity incentive compensation. As part of the EDP, the Company provides matching contributions that parallel the contributions made under the EIP to non-executives, up to 3.5% of their annual salary. Amounts deferred and Company matching contributions bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate. At retirement or termination, with five years of service with the Company, the executive officers will receive EDP balances paid out at the election of the participant over a period of 10, 15, or 20 years and will be credited during the applicable payment period with interest at 150% of the average of the Moody’s Seasoned Corporate Bond Rate (the “Bond Rate”) on each January 1st for the five years prior to the start of retirement.

Bonuses

On occasion, the committee may award bonuses to recognize performance or significant achievements that fall outside of an NEOs normal responsibilities. The amount of bonuses, when warranted, are driven by internal equity and the value of individual contributions.

As discussed in the Company’s 2016 Compensation Discussion and Analysis, total direct compensation of certain NEOs during 2015 was at or near the bottom end of the peer group median range targeted by the committee. For certain NEOs, the committee recommended additional compensation in recognition of individual and Company performance over the twelve months ending October 31, 2016, and to address a shortfall in compensation relative to the targeted range. Messrs. Hester and Centrella and Ms. Haller, received additional compensation equal to $500,000, $250,000, and $250,000, respectively. Half of each respective additional compensation award was paid in

34    Southwest Gas Holdings 2017 Notice and Proxy

cash, and the other half was delivered in the form of restricted stock units under the RSUP. These restricted stock units will vest on December 31, 2017, subject to each NEO’s continued employment with the Company.

Post-Termination Benefits

The Company offers change in control agreements to its officers to align their interests with shareholders and to retain and motivate high caliber executive talent. Providing change in control benefits is designed to reduce the reluctance of management to pursue potential change in control transactions that may be in the best interests of shareholders and helps ensure stability and continued performance during the potentially protracted process of merging with or acquiring a regulated utility. We engaged independent consultants and outside counsel to ensure that the provisions of the change in control agreements are appropriately consistent with current market practice.

Each change in control agreement provides for a term that commences upon execution of the agreement and terminates 12 months following written notice to the officer of the termination of the agreement. Any notice of termination of the agreement will be deemed null and void if, prior to the proposed termination date, an event that was expected to result in a change in control occurs. The protection period for officers is 24 months after a change in control. A change in control event under the agreements is generally defined to include approval by the Company’s shareholders of the dissolution or liquidation of the Company, consummation of a merger or a similar transaction which results in more than a 50% change in ownership, acquisition by one person (or group of persons) of at least 30% of the ownership of the Company, consummation of the sale of substantially all of the Company’s business and/or assets, or the replacement of the majority of the members of the incumbent Board of Directors (excluding replacement directors nominated by the incumbent Board).

Upon a change in control event and the termination of employment without cause or as a result of a significant reduction in his duties, responsibilities, location or compensation, the officer will receive a lump-sum severance payment equal to the sum of (a) for the PEO, 36 months, for Messrs. Centrella and DeBonis, Mses. Haller and Romero and other senior officers, 30 months, and for the other officers, 24 months, of annual base salary and (b) in the form of cash, an amount equal to any annual incentive compensation calculated at 100% of the target amount payable for the same periods. Restricted stock awards, stock options and other similar awards, as well as benefits under nonqualified plans may vest and/or become exercisable upon a change in control event. In addition, at the minimum age of 50 and for purposes of determining eligibility for benefits, vesting and calculation of benefits under the SERP, Messrs. Hester, Centrella and DeBonis, Mses. Haller and Romero and other senior officers will be permitted to add six points, while all other officers will be permitted to add five points to the applicable formulas under the SERP. Finally, each officer shall be entitled to reimbursement of reasonable outplacement services not to exceed $30,000. The change in control agreements include a “double trigger” provision, which requires both a change in control and the officer’s termination of employment for good reason or the Company’s termination of the officer’s employment for reasons other than death, disability or cause, for payment of a severance benefit.

These change in control agreements have no tax gross-up provisions and instead employ a “best net” approach whereby benefits would be reduced if a reduced benefit would result in a greater after-tax benefit to the officer. If any payment under these agreements would constitute a “parachute payment” subject to any excise tax under the Code, the Company will not pay the tax on behalf of the officers.

Interaction of the Compensation Elements in Relation to the Compensation Objectives

The Company’s executive compensation program is intended to reward performance and to promote long-term employment commitments. Being rewarded for actual performance recognizes the Company’s commitments to increasing shareholder value, implementing operational efficiencies and maintaining customer satisfaction and improving safety. Salary, retirement benefits and the opportunity to be rewarded for performance provide the incentive to secure long-term commitments to the Company. Taken as a whole, the program supports the Company’s commitment to its shareholders and its long-term commitment to its customers.

Say-on-Pay

The committee attempts to balance the interests of the Company, its shareholders and customers. The Company provides an annual say-on-pay advisory vote regarding executive compensation. At the 2016 annual meeting of shareholders, more than 98% of the votes cast were in favor of the compensation of the NEOs as described in the proxy statement for the 2016 annual meeting. The Board and committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation philosophy, policies and decisions were necessary based solely on the vote results. Nevertheless, as discussed in this

Southwest Gas Holdings 2017 Notice and Proxy    35

Compensation Discussion and Analysis, the committee has made some important changes to various components of our executive compensation for fiscal year 2017, which demonstrate our ongoing commitment to ensure our executive compensation remains aligned with the interests of our shareholders and current market practices. Additionally, we determined that our shareholders should vote on a say-on-pay proposal each year. The Board recommends that you vote FOR Proposal 3 at the Annual Meeting. For more information, see “ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION” in this Proxy Statement.

Deductibility of Compensation

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive officer or any of the three most highly compensated executive officers (excluding the chief executive officer and the chief financial officer). Generally, executive compensation may not be subject to the deduction limit if we intend the compensation to be exempt from the deduction limit and certain requirements are met. We have also structured certain other performance-based portions of the executive compensation program in a manner that is intended to comply with the exceptions to the deductibility limitations of Section 162(m). While we may intend for the performance-based compensation arrangements to be exempt from the deduction limit, we can provide no assurances that such compensation arrangements would ultimately satisfy the requirements for exemption. The committee believes, that in certain circumstances, factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. Given our industry and business, as well as the competitive market for outstanding executives, the committee believes that it is important to retain the flexibility to design compensation programs consistent with the overall executive compensation program even if some executive compensation is not fully deductible. The committee has from time to time approved elements of compensation for certain officers that may not be fully deductible and reserves the right to do so in the future when appropriate. For example, the additional compensation granted to certain NEOs in the fourth quarter of 2016 were not designed to qualify and be fully deductible.

36    Southwest Gas Holdings 2017 Notice and Proxy

COMPENSATION COMMITTEE REPORT

As a part of the committee’s duties, it is charged with the responsibility of producing a report on executive compensation for inclusion in the Annual Report on Form 10-K and this Proxy Statement. This report is based on the committee’s review of the Compensation Discussion and Analysis and the discussion of its content with management.

The committee, based on its review of the Compensation Discussion and Analysis and its discussions with management, recommended to the Board (and the Board has approved and directed) that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and this Proxy Statement.

Compensation Committee

Stephen C. Comer (Chair)

LeRoy C. Hanneman, Jr.

Anne L. Mariucci

Michael J. Melarkey

Terrence L. Wright

Southwest Gas Holdings 2017 Notice and Proxy    37

Summary Compensation Table

The following table includes information concerning compensation during 2016, 2015 and 2014 for the named executive officers, whom we refer to as the “NEOs.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)(8)	Total ($)
John P. Hester	2016	699,344	250,000	954,002	553,725	1,289,082	40,127	3,786,280
President and	2015	603,342	—	560,729	423,522	825,559	32,652	2,445,804
Chief Executive Officer	2014	382,027	150,000	378,369	224,480	833,865	27,432	1,996,173
Roy R. Centrella	2016	398,743	125,000	348,350	197,415	264,002	38,944	1,372,454
Senior Vice President/	2015	375,822	—	319,726	163,215	172,165	36,812	1,067,740
Chief Financial Officer	2014	336,507	75,000	296,050	133,590	666,653	31,732	1,539,532
Karen S. Haller	2016	343,492	125,000	332,155	171,896	328,869	35,655	1,337,067
Senior Vice President/	2015	318,822	—	269,796	154,346	191,854	32,246	967,064
General Counsel and	2014	273,808	75,000	233,082	112,728	480,562	34,571	1,209,751
Corporate Secretary
Eric DeBonis	2016	301,683	—	181,412	147,393	161,968	33,031	825,487
Senior Vice President/	2015	288,060	—	247,021	137,196	83,561	34,131	789,969
Operations	2014	275,162	—	253,758	103,212	520,471	32,633	1,185,236
Anita M. Romero	2016	289,183	—	173,752	141,431	311,758	22,303	938,427
Senior Vice President/	2015	275,844	—	236,509	131,402	232,406	23,524	899,685
Staff Operations and	2014	261,452	—	239,660	98,820	456,461	19,251	1,075,644
Technology
William N. Moody	2016	304,762	—	302,090	296,933	273,964	159,921	1,337,670
Executive Vice President	2015	388,822	—	403,122	224,149	356,911	38,238	1,411,242
(retired)	2014	338,363	—	333,855	166,018	705,912	34,896	1,579,044
(1)	Amounts shown in this column include any amounts deferred by the NEOs into the EIP and EDP.

(2)	Amounts shown in this column represent (i) the cash portion of the additional compensation provided to Messrs. Hester and Centrella and Ms. Haller in November 2016 and (ii) cash bonuses for performance in 2014 related to the acquisition of the Link-Line Group of Companies.

(3)	Amounts shown in this column represent the grant date fair value of awards of performance shares and restricted stock units granted in 2014, 2015 and 2016 based on performance criteria established in 2013, 2014, and 2015 under the MIP and the RSUP and of the additional restricted stock units awarded to Messrs. Hester and Centrella and Ms. Haller in November 2016. In each case, the amounts were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used to calculate these amounts are included in “Note 11 – Stock-Based Compensation” of Exhibit 13.01 to our 2016 Annual Report on Form 10-K. However, as required, the amounts shown exclude the impact of estimated forfeitures. The stock awards granted in 2017 based on performance in 2016 are discussed below under the caption “Summary Compensation and Grants of Plan-Based Awards Tables Narrative.”

Performance shares vest three years after grant. Restricted stock units vest 40% at the end of the first year and 30% at the end of each of the second and third years, except for the additional restricted stock units granted to Messrs. Hester and Centrella and Ms. Haller in November 2016, which will vest on December 31, 2017, subject to such NEO’s continued employment with the Company. The valuation of the performance shares and restricted stock units are based on the Common Stock share price on the date of grant.

(4)	Amounts shown in this column represent the cash awards paid through the MIP in 2015, 2016 and 2017 for services performed in 2014, 2015 and 2016, respectively. The cash awards paid in 2017 for performance in 2016 are also discussed below under the caption “Summary Compensation and Grants of Plan-Based Awards Table Narrative.”

(5)	The aggregate change in the actuarial present value of the NEOs accumulated benefit under the Retirement Plan and the SERP for 2016 and the above-market interest (in excess of 120% of the applicable federal long-term rate with compounding) earned on EDP balances for 2016 areas follows:

	Increase in Pension Values	Above-Market Interest
Mr. Hester	$1,181,364	$107,718
Mr. Centrella	187,017	76,985
Ms. Haller	305,853	23,016
Mr. DeBonis	137,804	24,164
Ms. Romero	213,939	97,819
Mr. Moody	221,378	52,586

No amounts are payable from the pension plans before a participant attains age 55 and experiences a separation in service from the Company.

38    Southwest Gas Holdings 2017 Notice and Proxy

(6)	Company matching contributions equal to one-half of the amount deferred by the NEOs under the EDP, up to 3.5% of the NEO’s respective annual salary in 2016, are as follows:

Matching Contributions
Mr. Hester	$23,100
Mr. Centrella	13,946
Ms. Haller	12,010
Mr. DeBonis	7,993
Ms. Romero	10,115
Mr. Moody	14,105

(7)	The aggregate incremental costs of the perquisites and personal benefits to the NEOs are based on the taxable value of the personal use of company cars, while club dues, life insurance and physicals are based on the cost to the Company. None of the NEOs utilized the financial planning benefit in 2016. Certain NEOs also received nominal amounts for home internet access. The life insurance costs include deemed earnings for the value of excess group life insurance coverage premiums and the cost of purchasing supplemental life insurance equal to two times salary. The perquisites and personal benefits, by type and amount, for 2016 are as follows:

	Car Allowance	Club Dues	Physicals	Life Insurance
Mr. Hester	$6,285	$2,180	$2,500	$5,358
Mr. Centrella	8,714	7,263	2,500	5,817
Ms. Haller	13,810	4,220	2,500	2,635
Mr. DeBonis	13,752	7,263	2,500	1,523
Ms. Romero	7,461	0	2,500	2,227
Mr. Moody	8,822	5,321	2,500	5,536

(8)	The amount includes for Mr. Moody (i) $92,067 in other compensation paid at retirement, consisting of $24,977 for the value of his Company car, $55,865 in paid-out vacation, $10,000 for a retirement gift, $1,225 for the value of his electronic devices and (ii) retirement benefits of $31,570 received in 2016 under the Retirement Plan.

Grants of Plan-Based Awards (2016)

The following table sets forth information regarding each grant of an award made under our Incentive Plans to our NEOs during the fiscal year ended December 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Award Type(1)(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John P. Hester	MIP	362,250	517,500	724,500	3,126	4,465	6,252
	RSUP	—	—	—	2,184	4,368	6,553
Roy R. Centrella	MIP	129,150	184,500	258,300	1,114	1,592	2,229
	RSUP	—	—	—	531	1,061	1,592
Karen S. Haller	MIP	112,455	160,650	224,910	970	1,386	1,941
	RSUP	—	—	—	462	924	1,386
Eric DeBonis	MIP	97,335	139,050	194,670	840	1,200	1,680
	RSUP	—	—	—	400	800	1,200
Anita M. Romero	MIP	93,398	133,425	186,795	806	1,151	1,612
	RSUP	—	—	—	384	768	1,151
William N. Moody	MIP	156,870	224,100	313,740	1,354	1,934	2,707
	RSUP	—	—	—	671	1,343	2,014
(1)	Represents the annual award opportunities established under the MIP for the 2016 fiscal year, 60% of which is paid in cash and 40% of which is awarded in performance shares. The number of performance shares granted in 2017 for performance in 2016 was determined by dividing the value of the percentage of applicable award opportunities to be paid in performance shares at “Threshold,” “Target” and “Maximum” performance levels by a share price that is determined by the five-day average closing price of Common Stock ending on January 9, 2017, which was $77.26.

The award amount under the MIP is based upon the Company achieving a percentage of the target levels under the MIP, as described under “Compensation Discussion and Analysis – How We Determine Amounts Paid for Each Element of Compensation Program.” The “Threshold” column above presents the award value assuming threshold level performance for each of the applicable performance

Southwest Gas Holdings 2017 Notice and Proxy    39

measures under the MIP, and equals 70% of the NEO’s incentive opportunity under the MIP; the “Target” column presents the award value assuming target level performance for each of the applicable performance measures under the MIP, and equals 100% of the NEO’s incentive opportunity under the MIP; and the “Maximum” column presents the award value assuming maximum level performance for each of the applicable performance measures under the MIP, and equals 140% of the NEO’s incentive opportunity under the MIP.

The MIP equity awards generally vest three years after the date the actual awards are granted. However, because Mr. Centrella and Ms. Romero are over age 55 and eligible to retire, their awards will vest at termination of employment, pursuant to the terms of the MIP. Because Mr. Moody was over 55 when he retired in 2016, his equity awards vested upon termination and will be issued following the waiting period imposed by Code Section 409A.

The grant date fair value of the actual number of performance shares granted on February 23, 2017 pursuant to the applicable MIP annual award for the 2016 plan year, computed in accordance with FASB ASC Topic 718, was $408,234 for Mr. Hester, $145,544 for Mr. Centrella, $126,730 for Ms. Haller, $108,666 for Mr. DeBonis and $104,270 for Ms. Romero. The non-equity incentive plan awards for the 2016 plan year are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. Mr. Moody retired in 2016. As a result, he received a pro rata 2016 MIP award, paid 100% in cash.

(2)	Represents the annual award opportunities established under the RSUP for the 2016 plan year, but granted in 2017. The number of restricted stock units granted in 2017 for performance in 2016 was determined by dividing the applicable “Threshold,” “Target” and “Maximum” amounts by the five-day average closing price of Common Stock ending on January 9, 2017, which was $77.26.

The award amount under the RSUP is based upon the average MIP payout percentage for the three years immediately preceding the RSUP award determination date, as described under “Compensation Discussion and Analysis – How We Determine Amounts Paid for Each Element of Compensation Program.” The “Threshold” column above presents the award value assuming an MIP average payout percentage of 90%, and equals 50% of the NEO’s incentive opportunity under the RSUP; the “Target” column above presents the award value assuming an MIP average payout percentage of 100%, and equals 100% of the NEO’s incentive opportunity under the RSUP; and the “Maximum” column presents the award value assuming an MIP average payout percentage of at least 120%, and equals 150% of the NEO’s incentive opportunity under the RSUP. No award will be earned under the RSUP unless the MIP average payout percentage is at least 90%.

A percentage of the RSUP awards vests each year over the three years following the date of determination of the actual award amount. Because Mr. Centrella and Ms. Romero are over age 55 and eligible to retire, their awards will fully vest at termination of employment pursuant to the terms of the RSUP. Because Mr. Moody was over 55 when he retired in 2016, his awards vested upon termination and will be issued following the waiting period imposed by Code Section 409A. The grant date fair value of the actual number of restricted stock units granted on February 23, 2017, pursuant to the applicable RSUP annual award for the 2016 plan year, computed in accordance with FASB ASC Topic 718, was $438,549 for Mr. Hester, $106,551 for Mr. Centrella, $100,673 for Ms. Haller, $85,429 for Mr. DeBonis, $81,973 for Ms. Romero and $107,564 for Mr. Moody. Mr. Moody retired in 2016. As a result of his retirement, he received pro rata 2016 RSUP awards.

In November 2016, Messrs. Hester and Centrella and Ms. Haller, were awarded additional compensation equal to $500,000, $250,000, and $250,000, respectively. Half of each such NEO’s respective additional compensation was paid in cash, and the other half was delivered in the form of restricted stock units under the RSUP. These RSUP awards were converted into restricted stock units based on the five-day average closing price of Common Stock for November 1, 2, 3, 4 and 7, 2016, which equaled $71.184 per share. Messrs. Hester and Centrella and Ms. Haller were granted 3,512, 1,756 and 1,756 restricted stock units, respectively. These restricted stock units will vest on December 31, 2017, subject to each such NEO’s continued employment with the Company. These additional awards are not included in the above table.

Summary Compensation and Grants of Plan-Based Awards Tables Narrative

Salaries for the NEOs were increased in July 2016. The increases in salaries reflect additional time and experience in these positions and changes to the midpoints to reflect market trends.

As presented in the Compensation Discussion and Analysis, during fiscal year 2016, the Company achieved 106% of the established target levels under the core MIP performance measures, and most officers, including Messrs. Moody and DeBonis and Ms. Romero, earned 106% of their respective incentive opportunities. Messrs. Hester and Centrella and Ms. Haller, for whom Construction Services was a performance measure, earned 107% of their respective incentive opportunities. These results compare to the 2015 and 2014 performance results in which the Company achieved 103% (93% for those executives for whom Construction services was a performance measure) and 122%, respectively, of the overall performance targets. No downward adjustments were made to the awards to the NEOs.

60% of the MIP awards were paid in cash in February 2017 and the remaining 40% of the MIP awards were converted into performance shares in February 2017 based on the five-day average closing price of Common Stock for January 3, 4, 5, 6 and 9, 2017, which equaled $77.26 per share. The MIP cash awards paid in 2017 for services performed in 2016 (and included in the Summary Compensation Table) were $553,725 for Mr. Hester, $197,415 for Mr. Centrella, $171,896 for Ms. Haller, $147,393 for Mr. DeBonis and $141,431 for Ms. Romero.

40    Southwest Gas Holdings 2017 Notice and Proxy

The dollar value of the 2016 MIP performance share awards, the number of performance shares granted (rounded to whole shares) as a result thereof, and the grant date fair values of the performance shares granted on February 23, 2017 are as follows:

	Dollar Values	Performance Shares	Grant Date Fair Value(1)
Mr. Hester	$369,150	4,778	$408,234
Mr. Centrella	131,610	1,703	145,544
Ms. Haller	114,597	1,483	126,730
Mr. DeBonis	98,262	1,272	108,666
Ms. Romero	94,287	1,220	104,270
Mr. Moody(2)	—	—	—
(1)	The grant date fair value was $85.44 on February 23, 2017.

(2)	Mr. Moody retired from the Company in 2016, and his MIP awards were prorated for his employment term with the Company during 2016 and paid in cash. The value of the awards for Mr. Moody are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

The Company’s 2016 performance also resulted in an award under the RSUP. The three-year average of MIP payout percentage equaled 110% under the core measures, resulting in an award of 125.0% of the target incentive opportunity for most officers, including Mr. DeBonis and Ms. Romero. For the executives for whom a construction services performance measure was a factor in both 2015 and 2016 (Messrs. Hester and Centrella), the RSUP payout was 117.5% based on a three-year MIP average of 107%. For Ms. Haller, for whom Construction Services was a performance measure only in 2016, the RSUP payout was 127.5% based on a three-year MIP average of 111%. The RSUP awards were converted into restricted stock units in February 2017 based on the five-day average closing price of Common Stock for January 3, 4, 5, 6 and 9, 2017, which equaled $77.26 per share. The dollar value of the 2016 RSUP awards, the number of restricted stock units granted (rounded to whole shares) as a result thereof, and the grant date fair values of the restricted stock units granted on February 23, 2017 are as follows:

	Dollar Values	Restricted Stock Units	Grant Date Fair Value(1)
Mr. Hester	$396,563	5,133	$438,549
Mr. Centrella	96,350	1,247	106,551
Ms. Haller	91,035	1,178	100,673
Mr. DeBonis	77,250	1,000	85,429
Ms. Romero	74,125	959	81,973
Mr. Moody(2)	97,266	1,259	107,564
(1)	The grant date fair value was $85.44 per unit on February 23, 2017.

(2)	Mr. Moody retired from the Company in 2016, and his RSUP awards were prorated for his period of employment with the Company during 2016.

As discussed in the Compensation Discussion and Analysis, during fiscal year 2016, for certain NEOs, the committee recommended additional compensation in recognition of individual and Company performance over the twelve months ending October 31, 2016, and to address a shortfall in compensation relative to the targeted range of compensation. In November 2016, Messrs. Hester and Centrella and Ms. Haller, were awarded additional compensation equal to $500,000, $250,000, and $250,000, respectively. Half of each respective NEO’s additional compensation was paid in cash, and the other half was delivered in the form of restricted stock units under the RSUP. These RSUP awards were converted into restricted stock units based on the five-day average closing price of Common Stock for November 1, 2, 3, 4 and 7, 2016, which equaled $71.184 per share. The grant date fair value of the restricted stock units was $72.93 per unit on November 15, 2016. The number of restricted stock units granted (rounded to whole shares) and the grant date fair values of the restricted stock units are as follows: (i) for Mr. Hester, 3,512 and $256,132, (ii) for Mr. Centrella, 1,756 and $128,066, and (iii) for Ms. Haller, 1,756 and $128,066.

Southwest Gas Holdings 2017 Notice and Proxy    41

Outstanding Equity Awards at Fiscal Year-End 2016

The following table sets forth information regarding unexercised options under our Option Plan, unvested performance share awards under the MIP and unit awards under the RSUP for each of the NEOs, in each case, outstanding as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
John P. Hester	0	0	N/A	N/A	28,814	2,207,729
Roy R. Centrella	0	0	N/A	N/A	14,224	1,089,843
Karen S. Haller	0	0	N/A	N/A	12,368	947,636
Eric DeBonis	0	0	N/A	N/A	10,161	778,536
Anita M. Romero	0	0	N/A	N/A	9,685	742,065
William N. Moody	0	0	N/A	N/A	0	0
(1)	The MIP performance share awards vest as follows:

	Grants in 2014 January 2017	Grants in 2015 January 2018	Grants in 2016 January 2019
Mr. Hester	4,141	5,847	5,237
Mr. Centrella	3,197	3,479	2,018
Ms. Haller	2,517	2,936	1,909
Mr. DeBonis	2,741	2,688	1,697
Ms. Romero	2,588	2,574	1,625
Mr. Moody	0	0	0

The RSUP unit awards granted in 2014, 2015 and 2016 (plan years 2013, 2014 and 2015, respectively), including dividends reinvested, vest as follows:

	Plan Year	January 2017	January 2018	January 2019
Mr. Hester	2015	2,755	2,066	2,066
	2014	1,061	1,060	—
	2013	1,047	—	—
Mr. Centrella	2015	724	543	542
	2014	561	561	—
	2013	832	—	—
Ms. Haller	2015	655	491	491
	2014	474	473	—
	2013	655	—	—
Mr. DeBonis	2015	582	437	436
	2014	434	433	—
	2013	713	—	—
Ms. Romero	2015	558	418	418
	2014	415	415	—
	2013	674	—	—
Mr. Moody	2015	—	—	—
	2014	—	—	—
	2013	—	—	—
The 3,512, 1,756 and 1,756 restricted stock units granted to Messrs. Hester and Centrella and Ms. Haller, respectively, in November 2016, are not included in the above table. Such restricted stock units vest on December 31, 2017. Because Mr. Centrella is over age 55 and eligible for retirement, his MIP performance shares and the RSUP units will vest when his employment with the Company ends. Because Mr. Moody was past age 55 when he retired in 2016, all of his MIP performance shares and RSUP units vested at that time.

(2)	The market value of Common Stock was $76.62 per share, the closing price on December 30, 2016.

42    Southwest Gas Holdings 2017 Notice and Proxy

Option Exercises and Stock Vested During 2016

The following table sets forth the number of options to purchase Common Stock that were exercised and the aggregate dollar value realized upon exercise (the difference between the market price of the underlying securities at exercise and the exercise price of the options). The number of MIP performance shares and RSUP units that vested during 2016 and the value realized on vesting (the market price at vesting) are also shown in the table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. Hester	0	0	7,781	424,696
Roy R. Centrella	662	19,767	6,495	355,002
Karen S. Haller	0	0	5,184	283,291
Eric DeBonis	0	0	5,616	307,000
Anita M. Romero	3,600	111,348	3,740	204,218
William N. Moody(1)	0	0	23,062	1,780,660
(1)	Stock Award shares, in addition to those vesting according to the normal vesting schedule, also included 10,750 MIP performance shares and 4,852 RSUP units for Mr. Moody outstanding at the time of his retirement in 2016 and 1,259 RSUP units awarded in 2017 in respect of his employment term in 2016, all of which vested in connection with his retirement and will be distributed in compliance with Code Section 409A. For purposes of this table, such shares were valued based on the closing share price of Common Stock on February 28, 2017.

Pension Benefits

We offer two defined benefit retirement plans to the NEOs and the other Company officers. They include the Retirement Plan, which is available to all employees of the Company, and the SERP.

Benefits under the Retirement Plan are based on the NEO’s (i) years of service with the Company, up to a maximum of 30 years, and (ii) average of the highest five consecutive years’ salary, within the final 10 years of service, not to exceed a maximum compensation level established by the Internal Revenue Service. Vesting in the Retirement Plan occurs after five years of service with the Company.

The SERP is designed to supplement the benefits under the Retirement Plan to a level of 50 – 60% of salary, as shown in the “Salary” column of the “Summary Compensation Table.” Salary is currently based on the 12-month average of the highest 36 months of salary at the time of retirement. Vesting in the SERP occurs at age 55, with 20 years of service with the Company.

Upon retirement, the plans will provide a lifetime annuity to the NEOs, with a 50% survivor benefit to their spouses. No lump sum payments are permitted under the Plans.

Mr. Centrella is vested in both plans and could retire at this time and start receiving full benefits. Ms. Romero is vested in both plans and could retire at this time and start receiving benefits with a 15% reduction. Messrs. Hester and DeBonis and Ms. Haller are vested only in the Retirement Plan and, if any left the Company as of the date of this Proxy Statement, his or her accrued benefit under the Retirement Plan would be reduced by 58.6% assuming benefits commenced at age 55. Mr. Moody was fully vested in both plans at retirement in 2016 and will receive benefits without reduction under either the Retirement Plan and SERP.

Southwest Gas Holdings 2017 Notice and Proxy    43

Pension Benefits as of December 31, 2016

The following table sets forth the number of years of credited service and present value of accumulated benefits as of December 31, 2016, and payments received during the last fiscal year, under both the Retirement Plan and the SERP for each NEO.

Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)
John P. Hester	Retirement Plan	27	1,739,717	0
	SERP	27	3,095,663	0
Roy R. Centrella	Retirement Plan	30	1,980,114	0
	SERP	30	1,359,505	0
Karen S. Haller	Retirement Plan	19	888,911	0
	SERP	19	1,253,264	0
Eric DeBonis	Retirement Plan	23	1,094,623	0
	SERP	23	889,407	0
Anita M. Romero	Retirement Plan	25	1,019,063	0
	SERP	25	1,308,581	0
William N. Moody	Retirement Plan	30	1,893,949	31,570
	SERP	30	1,288,463	0
(1)	The valuation method and all material assumptions applied in quantifying the present value of the accrued benefits are described in “Note 10 – Pension and Other Postretirement Benefits” of Exhibit 13.01 to our 2016 Annual Report on Form 10-K.

Nonqualified Deferred Compensation

In addition to participating in the EIP, which is available to all employees, the NEOs and the other Company officers can participate in the EDP. The EDP supplements the deferral opportunities by permitting executives to defer up to 100% of their annual salary and non-equity incentive plan compensation. As part of the EDP, the Company provides matching contributions up to 3.5% of participants’ annual base salary. Matching contributions are not available to the NEOs and the other Company officers for deferrals into the EIP.

Amounts deferred under the EDP and the matching contributions made during a plan year bear interest at 150% of the Bond Rate from the start of the plan year. The interest rate is set for the plan year using the Bond Rate published by Moody’s Investors Services as of January 1 prior to the start of a new plan year. The interest rate formula was defined in the EDP at the time it was adopted in 1986. For plan year 2015, the interest rate was 6.26%, and for plan year 2016, the interest rate was 6.87%.

At retirement or termination of employment with five years of service, the EDP balances will be paid out at the election of the participant over a period of 10, 15 or 20 years and will be credited during the applicable payment period with interest at 150% of the average of the Bond Rate on each January 1 for the five years prior to distribution.

Deferrals and the matching contributions to the EDP are unfunded obligations of the Company, and the rights of our NEOs and other Company officers participating in such plan benefits are no greater than those of an unsecured creditor.

44    Southwest Gas Holdings 2017 Notice and Proxy

Nonqualified Deferred Compensation in 2016

The following table presents nonqualified deferred compensation during 2016 for each NEO.

Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year($)(2)	Aggregate Earnings in Last Fiscal Year($)(2)	Aggregate Withdrawals / Distributions ($)(3)	Aggregate Balance at Last Fiscal Year- End($)(4)
John P. Hester	413,569	23,100	175,347	0	2,335,387
Roy R. Centrella	186,191	13,946	133,405	0	1,962,301
Karen S. Haller	89,469	12,010	39,118	0	588,493
Eric DeBonis	72,230	7,993	40,937	0	583,202
Anita M. Romero	229,464	10,115	169,771	0	2,493,456
William N. Moody	210,818	14,105	106,704	737	1,462,916
(1)	Amounts shown in this column are included in the “Salary” and “Non-Equity Incentive Compensation” columns of the “Summary Compensation Table.”

(2)	EDP earnings, which were above-market, and matching contributions are also reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the “All Other Compensation” columns, respectively, of the “Summary Compensation Table.” Those amounts for the NEOs are as follows:

	Above-Market Interest	Matching Contributions	Total
Mr. Hester	$107,718	$23,100	$130,818
Mr. Centrella	76,985	13,946	90,931
Ms. Haller	23,016	12,010	35,026
Mr. DeBonis	24,164	7,993	32,157
Ms. Romero	97,819	10,115	107,934
Mr. Moody	52,586	14,105	66,691

(3)	Represents distributions made after Mr. Moody’s retirement in 2016.

(4)	The amounts reported in this column that were previously reported as compensation to the NEOs in the Summary Compensation Table for previous years are as follows:

	2014	2015	2016
Mr. Hester	$194,179	$301,310	$544,387
Mr. Centrella	195,781	250,913	277,122
Ms. Haller	60,883	89,050	124,495
Mr. DeBonis	82,828	93,508	104,387
Ms. Romero	255,665	277,403	337,398
Mr. Moody	150,510	206,957	277,509

Post-Termination Benefits

The Company has no employment agreements or severance arrangements. Each officer of the Company has a change in control agreement, which provides benefits upon certain termination events following a change in control. If the termination of employment without cause or as a result of a significant reduction in duties, responsibilities, location or compensation occurs within two years after a change in control (which includes an acquisition by one person or a group of persons of at least 30% of the ownership of the Company, replacement of a majority of incumbent Board members, or a merger or similar transaction resulting in more than a 50% change of ownership of the Company) (collectively referred to as a “Double Trigger Event”), the affected NEOs would receive the following:

▪	Salary for three years for the PEO and two and one-half years for all other NEOs;
▪	Incentive compensation under the MIP and the RSUP for three years for the PEO and two and one-half years for all other NEOs;
▪	Welfare benefits including the cost of medical, dental and life insurance coverage under the current Company plans (for three years for the PEO and two and one-half years for all other NEOs);
▪	Vesting of all unvested stock-based awards;
▪	Additional credit that may affect eligibility, vesting, and the calculation of benefits under the SERP (see discussion in the Compensation Discussion and Analysis section above); and
▪	Outplacement services of up to $30,000.

Southwest Gas Holdings 2017 Notice and Proxy    45

Under the assumption that a Double Trigger Event occurred on December 31, 2016, based on the terms of the change in control agreements for the NEOs, it is estimated that the NEOs would have received the compensation presented in the following table.

Name	Salary	Incentive Compen- sation	Welfare Benefits	Stock Acceler- ation(1)	Outplacement Services	Additional SERP Benefits(2)	Total
John P. Hester	$2,250,000	$3,600,000	$49,026	$2,207,729	$30,000	$1,606,840	$9,743,595
Roy R. Centrella	1,025,000	973,750	48,103	0	30,000	0	2,076,853
Karen S. Haller	892,500	847,875	47,798	947,636	30,000	1,341,176	4,106,985
Eric DeBonis	772,500	733,875	47,600	778,536	30,000	0	2,362,511
Anita M. Romero	741,250	704,188	20,825	742,065	30,000	996,044	3,234,372
William N. Moody	n/a	n/a	n/a	n/a	n/a	n/a	n/a
(1)	Because Mr. Centrella was over age 55 at December 31, 2016, and able to retire under the Incentive Plans with full vesting, termination of employment does not affect his rights to vested and unvested stock-based awards. The number and value of the stock-based awards for Mr. Centrella are shown in the “Outstanding Equity Awards at Fiscal Year-End 2016” table.

(2)	Additional SERP benefits are shown on a present value basis, using the valuation method and all material assumptions described in “Note 10 – Pension and Other Postretirement Benefits” of Exhibit 13.01 to our 2016 Annual Report on Form 10-K.

(3)	Because Mr. Moody retired in 2016, no potential payments have been reflected for him.

46    Southwest Gas Holdings 2017 Notice and Proxy

DIRECTORS COMPENSATION

2016 Directors Compensation Table

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total($)
Robert L. Boughner	69,350	125,481	29,769	160	224,760
José A. Cárdenas	65,200	125,481	0	160	190,841
Thomas E. Chestnut	63,100	125,481	49,235	160	237,976
Stephen C. Comer	72,650	125,481	37,588	160	235,879
LeRoy C. Hanneman, Jr.	68,500	125,481	0	160	194,141
Anne L. Mariucci	70,600	125,481	31,948	160	228,189
Michael J. Melarkey	113,100	125,481	51,872	160	290,613
Jeffrey W. Shaw (retired)	24,950	125,481	0	0	150,431
A. Randall Thoman	79,750	125,481	18,687	160	224,078
Thomas A. Thomas	59,800	125,481	21,365	160	206,806
Terrence L. Wright	64,750	125,481	89,700	160	280,091
(1)	The amounts in this column represent the grant date fair value of restricted stock units earned in 2015 but not granted until 2016. On February 23, 2017, each director serving at that time received 2,050 restricted stock units. The restricted stock units are valued at the closing price of Common Stock on the date of grant. Because the last option awards were made in 2006, there is no need to maintain the “Options” column.

(2)	The grant date fair value of the 2,125 restricted stock units granted in 2016 was based on the closing price of Common Stock of $59.05 on February 23, 2016. The amounts were determined in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are included in “Note 11 – Stock-Based Compensation” to our audited financial statements for the year ended December 31, 2016, included in our Annual Report to Shareholders, a portion of which was filed with the SEC on February 28, 2017 as Exhibit 13.01 to our 2016 Annual Report on Form 10-K. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	Stock and option awards outstanding at December 31, 2016, for each of the listed directors are as follows:

	Stock Awards	Options
Mr. Boughner	18,627	0
Mr. Cárdenas	12,235	0
Mr. Chestnut	19,949	0
Mr. Comer	19,949	0
Mr. Hanneman	16,669	0
Ms. Mariucci	19,949	0
Mr. Melarkey	19,949	0
Mr. Shaw	0	0
Mr. Thoman	14,760	0
Mr. Thomas	18,627	0
Mr. Wright	19,949	0

(4)	The pension value of director Wright’s retirement benefits increased by $0. The amounts in this column also reflect above-market interest on nonqualified deferred compensation balances for 2016.

(5)	The All Other Compensation column represents the cost of life insurance for directors.

Southwest Gas Holdings 2017 Notice and Proxy    47

Directors Compensation Narrative

In 2016, outside directors received an annual cash retainer of $40,000 and $1,650 in cash for each Board and committee meeting attended and for any additional day of service performed for the Company. The chairperson of the Audit Committee received an additional $15,000 in cash, the chairperson of the Compensation Committee received an additional $12,500 in cash and the chairpersons of the other permanent committees each received an additional $7,500 in cash. The Chairman of the Board received an additional $50,000 in cash for serving in that capacity. Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for serving on the Board.

Through fiscal year 2016, outside directors were granted 800 restricted stock units annually, and were provided the opportunity to earn additional restricted stock units annually based on the RSUP payout percentage and a target award of 1,000 additional restricted stock units. Under this program, no additional restricted stock units would be payable if the average payout percentage under the MIP for the applicable three-year period is below 90%. If earned, awards could range from 50% to 150% of the target opportunity. Incentive awards were earned in respect of both 2015 and 2016, and each outside director received an additional grant of 1,325 restricted stock units on February 23, 2016 (for performance in 2015) and an additional grant of 1,250 restricted stock units on February 23, 2017 (for performance in 2016). The restricted stock units are valued at the closing price of the Common Stock on the date of grant. The outside directors’ restricted stock units vest immediately upon grant. Outside directors are provided the option to defer the restricted stock units until they leave the Board, at which point the units will be converted into shares of the Common Stock.

Cash compensation received by the outside directors may be deferred until retirement or termination of their status as directors pursuant to the Directors Deferral Plan. Amounts deferred bear interest at 150% of the Bond Rate. At retirement or termination, such deferrals will be paid out over 5, 10, 15 or 20 years, and will be credited during the applicable payment period with interest at 150% of the average of the Bond Rate on January 1 for the five years prior to retirement or termination.

The Company also provides a retirement plan for the one outside director (director Wright) elected to the Board prior to the 2003 Annual Meeting of Shareholders. Under the provisions of the plan, he will receive an annual benefit equal to the annual retainer at the time of his retirement.

In 2017, based on a review conducted by the Compensation Committee’s independent consultant, Pay Governance, of compensation paid to non-employee directors at the companies included in the peer group utilized in the Company’s executive compensation processes (as described on page 30 above), the committee determined to rebalance director compensation for a more even distribution between cash and equity compensation. In connection with the rebalancing, the committee adopted a retainer-based model for director cash compensation (with reduced emphasis on individual meeting fees) and fixed the value of annual equity grants for directors based on a set dollar amount. In addition, the committee increased the additional retainer paid by the Company to the Chairman of the Board to a level approaching the median of the peer group. These new elements of non-employee director compensation will be implemented at various times during 2017.

48    Southwest Gas Holdings 2017 Notice and Proxy

APPROVAL OF OMNIBUS INCENTIVE PLAN

(Proposal 2 on the Proxy Card)

The Board of Directors Recommends a Vote FOR APPROVAL OF THE PLAN.

The material terms of the Southwest Gas Holdings, Inc. Omnibus Incentive Plan (“Plan”) are summarized below. A copy of the full text of the Plan is attached to this proxy statement as Appendix B. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made.

On February 23, 2017, our board unanimously approved the Plan, subject to shareholder approval at the Annual Meeting. If the Plan is approved, no new grants will be made under the RSUP or the MIP after the date that the Plan becomes effective. As of the date hereof, target awards covering a total of 466,607 shares of Common Stock were outstanding under the RSUP and MIP. Annual grants are expected to be made under the Plan for the first time in February 2018. If the Plan is approved, subject to adjustment, 1,000,000 shares of Common Stock will be available for awards to be granted under the Plan, which is expected to be sufficient to cover equity awards provided under the Plan through 2021.

While the use of equity is an important part of our compensation program, we are mindful of our responsibility to our shareholders to exercise judgment in the granting of equity awards. During fiscal years 2016, 2015 and 2014, respectively, approximately 90,000, 190,000 and 150,000 shares of the common stock of our Predecessor, Southwest Gas Corporation, were issued under the RSUP and MIP (the only equity incentive plans actively administered by the committee during the last ten years). As of February 23, 2017, the closing price of our Common Stock on the NYSE was $85.44.

The Plan will allow us to continue to offer our employees performance-based compensation and equity awards, which the board believes is necessary for us to retain, motivate and attract experienced and highly qualified employees who will contribute to our financial success. The Plan provides for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares and other equity-based and cash awards (collectively referred to as awards) to our employees, outside directors and certain other service providers. Shareholder approval of the Plan not only will allow us to grant these awards, it will also permit us to structure incentive compensation intended to preserve certain tax deductions under Section 162(m) of the Code. We refer to these awards as qualified performance-based awards. Section 162(m) denies a corporation’s tax deduction for compensation it pays to certain executive officers in excess of $1 million per year for each such officer. Section 162(m) provides an exception to this limitation for qualified performance-based compensation, the material terms of which must be approved by a corporation’s shareholders. To that end, in connection with approval of the Plan, shareholders are also being asked to approve the management objectives upon which awards intended to qualify as performance-based awards may be based, the annual maximum limits per individual and eligible employees, as further described below. We may or may not grant awards under the Plan that are intended to qualify as performance-based awards. However, to preserve our ability to grant awards intended to qualify as performance-based awards, Section 162(m) requires that shareholders must approve the management objectives upon which awards intended to qualify as performance-based awards may be based, the annual maximum limits per individual, and eligible employees. Subject to the requirements of Section 162(m), if the material terms under the Plan are not approved by shareholders, we will not make any grants under the Plan to our “covered employees” as defined in Section 162(m) that are intended to qualify as performance-based awards, or their successors, until such time, if any, as shareholder approval of a subsequent similar proposal is obtained.

You are also being asked to approve the following non-employee director limits as follows: The maximum number of shares of Common Stock which may be covered by an award granted under this Plan during any fiscal year to any non-employee director shall be 5,000 shares, which taken together with any cash fees paid by the Company to such non-employee director during such fiscal year, will not exceed $500,000 in total value (calculating the value of any such award based on the fair market value of the shares on the grant date of such award).

Purpose of the Plan.

The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing directors, employees and certain other individuals with incentives to increase shareholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility.

Southwest Gas Holdings 2017 Notice and Proxy    49

Plan Term.

The Plan is scheduled to expire on May 4, 2027. The plan will expire sooner if, prior to the end of the ten-year term, the maximum number of shares available for issuance under the Plan has been issued or our Board terminates the Plan.

Authorized Shares and Award Limits.

Subject to adjustment (as described below), 1,000,000 shares of our Common Stock are available for awards to be granted under the Plan. Shares granted under the Plan that are subject to an outstanding award that is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of the shares will again be available for issuance under the Plan. Shares tendered or withheld in payment of an exercise price or in respect of taxes will also again become available for issuance under the Plan.

Subject to adjustment (as described below), the maximum number of shares of our Common Stock that may be granted to any single individual during any calendar year is as follows: (i) stock options and SARs that relate to no more than 50,000 shares; (ii) restricted stock and restricted stock units that relate to no more than 25,000 shares; (iii) performance awards denominated in shares and other share-based awards that relate to no more than 50,000 shares; and (vi) performance awards denominated in cash and other cash-based awards that relate to no more than $5,000,000.

Administration. Our Compensation Committee will administer the Plan and will have authority to:

▪	designate participants;
▪	determine the types of awards (including substitute awards) to be granted to each participant;
▪	determine the number of shares to be covered by awards (or with respect to which payments, rights or other matters are to be calculated in connection with awards);
▪	determine the terms and conditions of awards;
▪	determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares, other awards, other property or net settlement;
▪	determine the circumstances under which awards may be canceled, repurchased, forfeited or suspended;
▪

determine whether, and to what extent and under what circumstances cash, shares of our Common Stock and other awards may be deferred automatically or at the election of the holder or the Compensation Committee;

▪	interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan;
▪	amend the terms or conditions of outstanding awards, including to accelerate the time or times at which an award becomes vested, unrestricted or may be exercised;
▪	correct any defect, supply any omission and reconcile any inconsistency in the Plan or any award to carry the Plan into effect;
▪	establish, amend, suspend or waive rules and regulations and appoint agents and other individuals for the proper administration of the Plan; and
▪	make any other determination and take any other action that it deems necessary or desirable to administer the Plan.

Eligible Participants.

Employees, directors and consultants who provide services to the Company or any subsidiary are eligible to be selected by the Compensation Committee for an award under the Plan on the basis that selection would provide such individuals with incentives to increase shareholder value and otherwise contribute to the success of the Company, and would enable the Company to attract, retain and reward such individuals. Annual grants will be made under the Plan for the first time in February 2018. As of January 1, 2017, we had approximately 6,300 employees (including seven executive officers) and 10 members of the Board (excluding Mr. Hester). We have historically granted awards to very few, if any, consultants and to a limited number of employees, and expect to continue this practice. The actual number of individuals who will receive grants cannot be determined in advance because the Compensation Committee has the discretion to select the participants.

Types of Awards.

The Plan provides for grants of incentive and non-qualified stock options, SARs, restricted stock, restricted stock units, performance awards, deferred awards, other share-based awards and other cash-based awards:

▪

Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option will be determined by our Compensation Committee at the time of grant but may not (except in the case of substitute awards) be less than the “fair market value” of a share of our Common Stock (defined under the Plan as the closing price of a share of our Common Stock on the day

50    Southwest Gas Holdings 2017 Notice and Proxy

prior to the grant date). Our Compensation Committee will determine the date on which each stock option becomes vested and exercisable and the expiration date of each option. No stock option will be exercisable more than ten years from the grant date. A grant of a stock option may not provide for dividend, dividend equivalents or other distributions to be paid on such options. Stock options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code.
▪

SARs. A SAR represents a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share of our Common Stock from the grant date over the exercise or hurdle price of such SAR. The per share exercise price of a SAR (except in the case of substitute awards) will be determined by our Compensation Committee but may not be less than the “fair market value” of a share of our Common Stock (as defined under the Plan and summarized above). Our Compensation Committee will determine the date on which each SAR may be exercised or settled, in whole or in part, and the expiration date of each SAR. However, no SAR will be exercisable more than ten years from the grant date. A grant of a SAR may not provide for dividends, dividend equivalents or other distributions to be paid on such SAR.

▪	Restricted Stock. Restricted stock is an award of shares of our Common Stock that are subject to restrictions on transfer and a substantial risk of forfeiture.
▪

Restricted Stock Units. A restricted stock unit represents a contractual right to receive the value of a share of our Common Stock at a future date, subject to specified vesting and other restrictions.

▪	Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned upon the satisfaction of performance conditions specified by our Compensation Committee. The performance conditions for awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code may include, but not be limited to, the following: return on equity; earnings per share; return on gross or net assets; return on gross or net revenue; pre- or after-tax net income; earnings before interest, taxes, depreciation and amortization; operating income; revenue growth; consolidated pre-tax earnings; net or gross revenues; net earnings; earnings before interest and taxes; cash flow; earnings per share; fleet in-market availability; safety criteria; environmental criteria; revenue growth; cash flow from operations; return on sales; earnings per share from continuing operations, diluted or basic; earnings from continuing operations; net asset turnover; capital expenditures; income before income taxes; gross or operating margin; return on total assets; return on invested capital; return on investment; return on revenue; market share; economic value added; cost of capital; expense reduction levels; stock price; productivity; customer satisfaction; employee satisfaction; and total shareholder return. These performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves.
▪

Deferred Stock Units. Our Compensation Committee is authorized to grant deferred awards which may be denominated in a right to receive shares of our Common Stock or cash, including in lieu of any annual bonus payable under any of our bonus plans or arrangements. Our Compensation Committee will determine the method of converting the amount of annual bonus into a deferred award and, if applicable, the form, vesting, settlement, forfeiture and cancellation provisions or any other criteria applicable to such deferred awards. Deferred awards can be granted independently or as an element of, or supplement to, any other award. Our Compensation Committee may determine the form or forms (including cash, shares, other awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any deferred award may be made.

▪	Other Cash-Based Awards. Our Compensation Committee is authorized to grant other cash-based awards either independently or as an element of or supplement to any other award under the Plan.
▪

Other Share-Based Awards. Our Compensation Committee is authorized to grant other share-based awards, which may be denominated, payable or valued in or based on, in whole or in part, shares of our Common Stock.

Our Compensation Committee will determine the terms and conditions of all awards granted under the Plan, including the date(s) on which awards become vested.

Adjustments. In the event that our Compensation Committee determines that, as result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off or any other change in the corporate structure or shares of the Company affects our Common Stock, such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, our Compensation Committee will, subject to compliance with Section 409A of the Code, adjust equitably any or all of:

▪	the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate and individual limits under the Plan;
▪	the number and type of shares or other securities subject to outstanding awards; and
▪	the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

Southwest Gas Holdings 2017 Notice and Proxy    51

In addition, our Compensation Committee is authorized to adjust the terms and conditions of, and the criteria included in, outstanding awards in recognition of events (including those events described above) affecting the Company or the financial statements of the Company, or changes in applicable laws, regulations or accounting principles, whenever our Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Termination of Service and Change of Control. Our Compensation Committee will determine the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, settle or be forfeited. In the event of a “change of control” (as defined in the Plan and summarized below), except as otherwise provided in the applicable award agreement, our Compensation Committee may provide for:

▪	continuation or assumption of outstanding awards under the Plan by us (if we are the surviving corporation) or by the surviving corporation or its parent;
▪	substitution by the surviving corporation or its parent of awards with substantially the same terms and value as such outstanding awards under the Plan;
▪

acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) or the right to exercise outstanding awards immediately prior to the date of the change of control and the expiration of awards not timely exercised by the date determined by our Compensation Committee; or

▪

in the case of outstanding stock options and SARs, cancellation in consideration of a payment in cash or other consideration equal to the intrinsic value of the award. Our Compensation Committee may, in its sole discretion, terminate without the payment of any consideration, any stock options or SARs for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change of control transaction.

Under the Plan, except as otherwise provided in a participant’s award agreement, “change of control” generally means the occurrence of one or more of the following events:

▪	the acquisition of more than 30% of the combined voting power of our outstanding securities (other than by an employee benefit plan or trust maintained by us);
▪

the replacement of the majority of our directors during any two (2) consecutive year period (unless the election of each new director was approved by a vote of at least three-fourths (3/4) of the directors then still in office who were directors at the beginning of such period);

▪

the consummation of our merger or consolidation, or other reorganization, with another entity as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after such reorganization are, or shall be, owned, directly or indirectly, by shareholders of the Company; or

▪	the consummation of the sale of substantially all of the Company’s business and/or assets to a person or entity which is not a subsidiary.

Amendment and Termination. Our Board or the Compensation Committee may amend, alter, suspend, discontinue or terminate the Plan, subject to approval of our shareholders if required by applicable law or the rules of the stock exchange on which our shares are principally traded. Our Compensation Committee may also amend, alter, suspend, discontinue or terminate, or waive any conditions or rights under, any outstanding award. However, subject to the adjustment provision and change of control provision (each summarized above), any such action by our Compensation Committee that would materially adversely affect the rights of a holder of an outstanding award may not be taken without the holder’s consent. In addition, our Compensation Committee may amend the Plan or create sub-plans in such manner as may be necessary to enable the plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

Clawback of Awards. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, then any participant who has been paid an award under the Plan based upon or affected by the restated financial report shall be required, at the discretion of the Board, to reimburse the Company for all or any portion of such award.

Prohibition on Repricing. Subject to the adjustment provision summarized above, our Compensation Committee may not directly or indirectly, through cancellation or regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of our shareholders.

52    Southwest Gas Holdings 2017 Notice and Proxy

U.S. Federal Income Tax Consequences.

Non-Qualified Stock Options. A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.

Incentive Stock Options. An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares will be taxable as long-term capital gain. We will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the Common Stock as of that date, less any amount the participant paid for the Common Stock, and we will be allowed a corresponding tax deduction at that time. Any future appreciation in the Common Stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

Restricted Stock Units. A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of vesting, and the Company will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.

New Plan Benefits.

Awards under the Plan are based on the discretion of the Compensation Committee and/or the Company’s achievement of performance targets established by the Compensation Committee, and it is not currently possible to determine the amounts that will be received by participants of the Plan in the future. However, please refer to the Summary Compensation Table for the 2016 fiscal year in this proxy statement which sets for information regarding incentive compensation paid to our NEOs during 2016.

Southwest Gas Holdings 2017 Notice and Proxy    53

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

(Proposal 3 on the Proxy Card)

The Board of Directors Recommends a Vote FOR Approval of Executive Compensation.

In light of the advisory vote at the 2011 Annual Meeting of Shareholders on the frequency of “say-on-pay” advisory votes, the Board unanimously determined that the Company will hold an advisory vote on executive compensation on an annual basis, including a vote at the 2017 Annual Meeting of Shareholders. In accordance with the requirements of Section 14A of the Exchange Act, shareholders will have the opportunity to approve or not approve the compensation of the NEOs through a non-binding vote (commonly known as “say-on-pay” vote) on the following resolution:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Company’s compensation program is designed and administered by the Compensation Committee of the Board, which is composed entirely of Independent Directors and carefully considers many different factors, as described in the Compensation Discussion and Analysis, in order to provide appropriate compensation for the Company’s executives. As discussed in the Compensation Discussion and Analysis, the compensation package for the Company’s NEOs (who are the officers listed in the Summary Compensation Table in the Executive Compensation section) is designed to support the Company’s objectives of attracting, motivating and retaining the executive talent required to achieve our corporate objectives and increase shareholder value.

The compensation program is based on the Board-approved executive compensation philosophy of (i) paying base salary at the median (50th percentile) of the amounts paid by our peer group of companies (the “relative market”), (ii) providing short- and long-term incentive awards that are designed to motivate the NEOs to focus on specific annual and long-term financial, productivity, safety and customer satisfaction performance goals and achieve superior performance while placing a significant amount of total compensation at risk and (iii) paying total direct compensation (base salary and short- and long-term incentive awards) to be competitive with the relative market.

Consistent with the SEC rule implementing the requirement that the Company periodically include a say-on-pay proposal in its proxy statement, the vote on this proposal is advisory and is not binding on the Company, the Compensation Committee or the Board. The Compensation Committee and the Board value the opinions that shareholders express in their votes and to the extent there is any significant vote against the named executive officer compensation, will consider the outcome of the vote when making future executive compensation decisions and evaluate whether any actions are necessary to address shareholder concerns expressed by such vote. It is expected that the next advisory vote on executive compensation will occur at the 2018 Annual Meeting of Shareholders.

We encourage you to review the complete description of the Company’s executive compensation programs provided in this Proxy Statement, including the Compensation Discussion and Analysis and the accompanying compensation tables.

54    Southwest Gas Holdings 2017 Notice and Proxy

ADVISORY VOTE ON THE FREQUENCY OF THE EXECUTIVE COMPENSATION VOTE

(Proposal 4 on the Proxy Card)

The Board of Directors Recommends a Vote FOR “ANNUAL FREQUENCY.”

The Dodd-Frank Act requires us to include, at least once every six years, an advisory vote regarding how often shareholders wish to cast the advisory vote on executive compensation. In casting their advisory vote, shareholders may choose among four options (1) an annual vote, (2) a vote every two years (biennial), (3) a vote every three years (triennial) or (4) to abstain from voting.

The Board believes that an annual vote is appropriate for the Company because it provides shareholders the opportunity to provide frequent feedback on overall compensation philosophy, design and implementation.

The advisory vote on the frequency of the advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any actions or to adjust the frequency of the advisory vote on executive compensation as a result of the vote. Although the vote is non-binding, our Board and the Compensation Committee will review the voting results and consider the feedback obtained through this process in making future decisions about the frequency of the advisory vote on executive compensation.

Southwest Gas Holdings 2017 Notice and Proxy    55

AUDIT COMMITTEE INFORMATION

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 5 on the Proxy Card)

The Board of Directors Recommends a Vote FOR Auditor Ratification.

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2017, subject to ratification of the selection by the shareholders. PricewaterhouseCoopers LLP has been the Company’s independent public accounting firm since 2002. To the committee’s knowledge, at no time has PricewaterhouseCoopers LLP had any direct or indirect financial interest in or connection with the Company or any of our subsidiaries other than for services rendered to the Company as described below.

The committee is composed of Independent Directors and meets periodically with the Company’s internal auditors and independent registered public accounting firm to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the committee reviews both the audit scope and proposed fees for the coming year.

An affirmative vote of a majority of the shares represented and voting at the Annual Meeting in person or by proxy (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company. If the shareholders do not ratify our selection, other certified public accounting firms will be considered and one will be selected by the committee to be the Company’s independent registered public accounting firm for 2017.

During fiscal years 2015 and 2016, PricewaterhouseCoopers LLP provided the following audit, audit-related and other professional services for the Company. The cost and description of these services are as follows:

	2015	2016
Audit Fees:	$2,100,000	$2,559,000
Annual audit/§404 internal control attestation	1,090,000	1,465,000
Quarterly reviews	125,000	132,000
Subsidiary audit	748,000	821,000
Comfort letters and consents	137,000	141,000

The services include the audit of the annual financial statements included in the Company’s Annual Report on Form 10-K, the reviews of unaudited quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q, subsidiary audits, consultation, and comfort letters and consents for various financings and SEC filings, and the assessment of the Company’s internal control over financial reporting.

Audit-Related Fees:	$183,500	$152,500
Benefit plan audits	115,000	93,600
Affiliate rules audit	16,500	17,000
Other (including Form 2-A filings)	52,000	41,900

The services include benefit plan audits, regulatory audits, and regulatory compliance.

Tax Fees:	$321,000	$146,500
Tax return reviews	109,000	75,300
Tax planning and advice	212,000	71,200

The services include corporate tax return reviews and corporate tax planning and advice. The independent registered public accounting firm’s independence is assessed with respect to tax planning and advice services to be provided, and in light of the prohibition of representing the Company on tax matters before any regulatory or judicial proceeding or providing tax services to Company executives or directors.

All Other Fees:	$221,000	$79,600
Software development advice	221,000	79,600

56    Southwest Gas Holdings 2017 Notice and Proxy

These services include permitted advisory services with regard to technological systems and software development planning, neither of which were the subject of audit or audit-related services performed.

Under the committee’s charter, the committee must pre-approve all Company engagements of PricewaterhouseCoopers LLP, unless an exception exists under the provisions of the Exchange Act or applicable SEC rules. At the beginning of each audit cycle, the committee evaluates the anticipated engagements of the independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approves or rejects each service, consistent with its preapproval policy, taking into account whether the services are permissible under applicable laws and the possible impact of each nonaudit service on PricewaterhouseCoopers LLP’s independence from management. The committee also considers whether the independent registered public accounting firm is best positioned to provide effective and efficient service, and whether the service may enhance the Company’s ability to manage and control risk or improve audit quality. Throughout the year, the committee reviews updates of the services actually provided and fees charged by PricewaterhouseCoopers LLP.

Requests for the independent registered public accounting firm to provide additional services are presented to the committee by the Company’s chief financial or accounting officer, on an as-needed basis. The committee has delegated to the chairperson of the committee the authority to evaluate and approve engagements on the committee’s behalf in the event that a need arises for preapproval between committee meetings. Approvals of additional services will be made consistent with the preapproval policy and will be reported to the committee at its next scheduled meeting.

Since the effective date of the preapproval process, the committee has approved, in advance, each new engagement of PricewaterhouseCoopers LLP, and none of those engagements made use of the de minimis exception to the preapproval requirement contained in the SEC rules.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

Southwest Gas Holdings 2017 Notice and Proxy    57

AUDIT COMMITTEE REPORT

The committee, which consists entirely of directors who meet the independence and experience requirements of the NYSE and the SEC, is furnishing the following report:

The committee assists the Board in fulfilling its oversight responsibility by reviewing the financial information provided to shareholders and others, the system of internal control which management and the Board have established, and the audit process. Management is responsible for the Company’s consolidated financial statements, for maintaining internal control over the Company’s financial reporting, and for assessing the effectiveness of that control. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an integrated audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards, attesting to the effectiveness of the Company’s internal control over financial reporting based on the audit, and issuing a report thereon. The committee’s role and responsibilities are to monitor and oversee these processes as set forth in a written committee charter adopted by the Board. The committee charter is available on the Company’s website at http://www.swgasholdings.com. The committee reviews and assesses the adequacy of the Charter at least annually and recommends any changes to the Board for approval.

In fulfilling our responsibilities for 2016, the committee:

▪	Reviewed and discussed the audited consolidated financial statements, for the year ended December 31, 2016, with management and PricewaterhouseCoopers LLP;
▪	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16, as amended, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and
▪	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding their communications with the committee concerning independence, and the committee has discussed their independence with them.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors of Southwest Gas Corporation that the audited consolidated financial statements be included in Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC.

Audit Committee

A. Randall Thoman (Chair)

Robert L. Boughner

José A. Cárdenas

Thomas E. Chestnut

Stephen C. Comer

58    Southwest Gas Holdings 2017 Notice and Proxy

SUBMISSION OF SHAREHOLDER PROPOSALS

You are advised that any shareholder proposal intended for consideration at the 2018 Annual Meeting and inclusion in the Company’s proxy materials for that meeting, including submission of director nominees, must be received in writing by the Company on or before [•]. If you intend to offer any proposal at that meeting without using the Company’s proxy materials, written notice of your intended action has to be received by the Company on or before [•], in order for your proposal to be considered timely and be presented to shareholders for consideration.

All proposals to be submitted to shareholders must comply with applicable SEC rules. You must submit your proposals for inclusion in the Company’s proxy materials and notices to the Company to the Corporate Secretary, and it is recommended that you send it by certified mail, return receipt requested to ensure timely delivery.

OTHER MATTERS TO COME BEFORE THE MEETING

If any business not described in this Proxy Statement should come before the Annual Meeting for your consideration, it is intended that the shares represented by our proxies will be voted at their discretion. As of the date of this Proxy Statement, we knew of no other matter which might be presented for shareholder action at the meeting.

All shareholders are urged to sign, date and return the accompanying WHITE Proxy Card in the enclosed postage-paid return envelope.

By Order of the Board of Directors

Karen S. Haller Senior Vice President/General Counsel and Corporate Secretary

Southwest Gas Holdings 2017 Notice and Proxy    59

APPENDIX A

SUPPLEMENTAL INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

The following sections (“Directors and Nominees” and “Executive Officers”) list the name and business address of our directors and nominees, and the name, present principal occupation and business address of each of our executive officers who, under SEC rules, are considered to be participants in our solicitation of proxies from our shareholders in connection with the Annual Meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of the Company’s directors and nominees are included in the biographies under the section above titled “Proposal 1 (Election of Directors),” with the exception of the biography for director Wright, who was not nominated for reelection at the Annual Meeting, and whose biography is included below. The names of each director and nominee are listed below, and the business addresses for all the directors and nominees is c/o Southwest Gas Holdings, Inc., 5241 Spring Mountain Road, Las Vegas, Nevada 89150.

Mr. Wright, 67, has been director of the Company since 1997. Mr. Wright received his undergraduate degree in business administration and his juris doctorate from DePaul University. He joined Chicago Title Insurance Company while in law school and after graduation remained with the company and eventually moved to its Las Vegas, Nevada office. In 1978, he acquired the assets of Western Title to form what is now Nevada Title Company. Mr. Wright is the chairman of the board and majority owner of Westcor Land Title Insurance Company, which is licensed to issue policies of title insurance in 48 states. He is a member of the California and Illinois bar associations and has served on the board of directors for Nevada Land Title Association and the Tournament Players Club at Summerlin. He is a past chairman of the Nevada Development Authority, the Nevada Chapter of the Young Presidents’ Organization, the UNLV Foundation and the Council for a Better Nevada. Mr. Wright also serves on the board of directors of Golden Entertainment (NASDAQ: GDEN).

The names of each director and nominee and their respective business addresses of the organization of employment are listed below.

Name
Robert L. Boughner
José A. Cárdenas
Thomas E. Chestnut
Stephen C. Comer
LeRoy C. Hanneman, Jr.
John P. Hester
Anne L. Mariucci
Michael J. Melarkey
A. Randall Thoman
Thomas A. Thomas
Terrence L. Wright

Executive Officers

Our executive officers who are considered Participants as well as their positions with the Company, which constitute their respective principal occupations, are listed below. The business address for each person is c/o Southwest Gas Holdings, Inc., 5241 Spring Mountain Road, Las Vegas, Nevada 89150.

Name	Title
John P. Hester	President and Chief Executive Officer
Karen S. Haller	Senior Vice President/General Counsel and Corporate Secretary
Roy R. Centrella	Senior Vice President/Chief Financial Officer

Southwest Gas Holdings 2017 Notice and Proxy    A-1

Information Regarding Ownership of Company Securities by Participants

The number of shares of our Common Stock beneficially owned as of February 28, 2017, by our directors and those executive officers who are Participants appears in the section of this Proxy Statement titled “Securities Ownership by Directors, Director Nominees, Executive Officers, and Certain Beneficial Owners.”

Transactions in the Company’s Securities by Participants—Last Two Years

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant between March 3, 2015, and March 3, 2017. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans, including issuances of performance shares (“PSs”) under the MIP and restricted stock units (“RSUs”) under the RSUP and exercises of stock options under the Predecessor’s option plan (the Stock Incentive Plan). No part of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	# of Shares/Units	Transaction Description
Robert L. Boughner	02/23/2016	2,125	Issuance of RSUs
	02/23/2017	2,050	Issuance of RSUs
José A. Cárdenas	02/23/2016	2,125	Issuance of RSUs
	02/23/2017	2,050	Issuance of RSUs
Roy R. Centrella	03/11/2015	(3,000)	Sale of Common Stock
	01/26/2016	(631)	Forfeiture of RSUs for taxes
	01/26/2016	(993)	Forfeiture of PSs for taxes
	02/23/2016	1,967	Issuance of PSs
	02/23/2016	1,763	Issuance of RSUs
	03/07/2016	662	Stock option exercise and hold
	03/04/2016	(662)	Sale of Common Stock
	05/17/2016	(1,000)	Sale of Common Stock
	05/27/2016	(1,000)	Sale of Common Stock
	09/21/2016	(1,000)	Sale of Common Stock
	01/09/2017	1,756	Issuance of RSUs
	01/23/2017	(698)	Forfeiture of RSUs for taxes
	01/23/2017	(1,055)	Forfeiture of PSs for taxes
	02/23/2017	1,703	Issuance of PSs
	02/23/2017	1,247	Issuance of RSUs
	02/23/2017	1,605	Issuance of RSUs
Thomas E. Chestnut	02/23/2016	2,125	Issuance of RSUs
	02/23/2017	2,050	Issuance of RSUs
Stephen C. Comer	02/23/2016	2,125	Issuance of RSUs
	02/23/2017	2,050	Issuance of RSUs
Karen S. Haller	08/25/2015	(1,200)	Sale of Common Stock
	01/26/2016	(655)	Forfeiture of RSUs for taxes
	01/26/2016	(849)	Forfeiture of PSs for taxes
	02/23/2016	1,596	Issuance of RSUs
	02/23/2016	1,861	Issuance of PSs
	05/13/2016	(1,000)	Sale of Common Stock
	01/09/2017	1,756	Issuance of RSUs
	01/23/2017	(561)	Forfeiture of RSUs for taxes
	01/23/2017	(683)	Forfeiture of PSs for taxes
	02/23/2017	1,178	Issuance of RSUs
	02/23/2017	1,398	Issuance of RSUs
	02/23/2017	1,483	Issuance of PSs
LeRoy C. Hanneman, Jr.	02/23/2016	2,125	Issuance of RSUs
	02/23/2017	2,050	Issuance of RSUs

A-2    Southwest Gas Holdings 2017 Notice and Proxy

Name	Transaction Date	# of Shares/Units	Transaction Description
John P. Hester	01/26/2016	(1,021)	Forfeiture of RSUs for taxes
	01/26/2016	(1,180)	Forfeiture of PSs for taxes
	02/23/2016	6,713	Issuance of RSUs
	02/23/2016	5,105	Issuance of PSs
	03/08/2016	(3,000)	Sale of Common Stock
	03/23/2016	(3,000)	Sale of Common Stock
	06/06/2016	(1,800)	Sale of Common Stock
	06/07/2016	(200)	Sale of Common Stock
	06/21/2016	(2,000)	Sale of Common Stock
	01/09/2017	3,512	Issuance of RSUs
	01/23/2017	(1,388)	Forfeiture of RSUs for taxes
	01/23/2017	(1,133)	Forfeiture of PSs for taxes
	02/23/2017	5,133	Issuance of RSUs
	02/23/2017	5,873	Issuance of RSUs
	02/23/2017	4,778	Issuance of PSs
Anne L. Mariucci	02/23/2016	2,125	Issuance of RSUs
	02/23/2017	2,050	Issuance of RSUs
Michael J. Melarkey	03/17/2015	3,000	Stock option exercise and hold
	03/23/2015	2,000	Sale of Common Stock
	02/23/2016	2,125	Issuance of RSUs
	02/29/2016	3,000	Stock option exercise and hold
	02/29/2016	(2,089)	Sale of Common Stock
	02/29/2016	(341)	Sale of Common Stock/profit sharing plan
	02/23/2017	2,050	Issuance of RSUs
A. Randall Thoman	02/23/2016	2,125	Issuance of RSUs
	02/23/2017	2,050	Issuance of RSUs
Thomas A. Thomas	02/23/2016	2,125	Issuance of RSUs
	02/23/2017	2,050	Issuance of RSUs
Terrence L. Wright	03/12/2015	3,000	Stock option exercise and hold
	02/23/2016	2,125	Issuance of RSUs
	02/25/2016	3,000	Stock option exercise and hold
	02/23/2017	2,050	Issuance of RSUs

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, to the Company’s knowledge:

▪	No associate of any Participant beneficially owns, directly or indirectly, any securities of the Company.
▪	No Participant beneficially owns, directly or indirectly, any securities of the Company or any parent or subsidiary of the Company.
▪	No Participant owns any securities of the Company of record that such Participant does not own beneficially.
▪	Since the beginning of the Company’s last fiscal year, no Participant or any of his or her associates or immediate family members was a party to any transaction, or is to be a party to any currently proposed transaction, in which (a) the Company was or is to be a participant, (b) the amount involved exceeded or exceeds $120,000 and (c) any such Participant, associate or immediate family member had or will have a direct or indirect material interest.
▪	No Participant or any of his or her associates has any arrangements or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.
▪	No Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or giving or withholdings of proxies.
▪	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than, with respect to each director nominee, such nominee’s interest in election to the Board.

*            *            *

Southwest Gas Holdings 2017 Notice and Proxy    A-3

Appendix B

SOUTHWEST GAS HOLDINGS, INC.

OMNIBUS INCENTIVE PLAN

1.	Purpose.

This plan shall be known as the Southwest Gas Holdings, Inc. Omnibus Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Southwest Gas Holdings, Inc., a California corporation (the “Company”), and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to increase shareholder value and otherwise contribute to the success of the Company; and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of Performance Awards under the Plan may be made in accordance with the terms, conditions and parameters of a sub-plan, if any, as in effect from time to time; provided however, that such a sub-plan shall be required to meet the performance-based compensation provisions of Section 162(m) of the Code in all respects. Grants of Incentive Stock Options or Non-qualified Stock Options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, Restricted Stock Units, Performance Awards, Deferred Stock Units, other stock based or cash based awards, or any combination of the foregoing (collectively, the “Awards”) may be made under the Plan. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.

2.	Definitions.

(a)        “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

(b)        “Board” means the board of directors of the Company.

(c)        “Cause”, unless otherwise defined in a Participant’s Grant Agreement or in a Participant’s written employment arrangements with the Company or any of its Subsidiaries in effect on the date of grant (as amended from time to time thereafter), means the occurrence of one or more of the following events:

(i)        Conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii)        Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

(iii)        Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

(iv)        Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary; or

(v)        Violation of the Company’s code of conduct.

The definition of Cause set forth in a Participant’s Grant Agreement shall control if such definition is different from the definition of Cause set forth in a Participant’s written employment arrangements with the Company or any of its Subsidiaries.

(d)        “Change in Control” means, unless otherwise defined in a Participant’s Grant Agreement or in a Participant’s written employment arrangement with the Company or any of its Subsidiaries in effect on the date of grant (as may be amended from time to time thereafter), the occurrence of one of the following events:

(i)        Approval by the shareholders of the Company of the dissolution or liquidation of the Company;

(ii)        Consummation of a merger or consolidation, or other reorganization, with or into one (1) or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after such reorganization are, or shall be, owned, directly or indirectly, by shareholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reognization held by affilidates of the Company);

(iii)        Consummation of the sale of substantially all of the Company’s business and/or assets to a person or entity which is not a Subsidiary;

(iv)        Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company; or

(v)        During any period not longer than two (2) consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new Board member was approved by a vote of at least three-fourths (3/4) of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election was so approved).

In addition, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a change in ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(e)        “Code” means the Internal Revenue Code of 1986, as amended.

(f)        “Committee” means the Compensation Committee of the Board or such other committee which shall consist solely of two or more members of the Board, each of whom is (i) an “outside director” within the meaning of Treasury Regulation §1.162-27(e)(3); (ii) a non-employee director under Rule 16b-3 of the Exchange Act and (iii) an “independent director” under the rules of any national securities exchange on which the Common Stock is listed for trading; provided that, if for any reason the Committee shall not have been appointed by the Board to administer the Plan, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board, and the term “Committee” shall be deemed to mean the Board for all purposes herein.

(g)        “Common Stock” means the Common Stock, par value $1.00 per share, of the Company (as described in the Company’s Articles of Incorporation, as it may be amended from time to time) and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(h)        “Company” shall have the meaning given to such term in Section 1 above.

(i)        “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

(j)        “Deferred Stock Unit” means an Award granted under this Plan that is subject to restrictions under Section 10.

(k)        “Disability”, unless otherwise defined in a Participant’s Grant Agreement, means a disability that would entitle an eligible Participant to payment of monthly disability payments under any Company long-term disability plan or as otherwise determined by the Committee.

(l)        “Effective Date” shall have the meaning set forth in Section 23.

(m)        “Eligible Employees” means each employee of the Company or an Affiliate.

(n)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)        “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, and except as otherwise provided in any Grant Agreement entered into pursuant to agreements in effect as of the Commencement Date, the officially-quoted closing sale price of the applicable class of Common Stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the New York Stock Exchange) (the “Market”) for the applicable trading day (or if there no closing price on such day because the Market is not open on such day, the last preceding day on which the Market was open) or, if the applicable class of Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the applicable class of Common Stock determined in good faith by the Board and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(p)        “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

(q)        “Grant Agreement” means the written (whether in print or electronic form) agreement that each Participant to whom an Award is made under the Plan is required to enter into with the Company containing the terms and conditions of such grant as are determined by the Committee and consistent with the Plan.

(r)        “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(s)        “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

(t)         “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(u)         “Other Cash-Based Award” means an Award granted pursuant to Section 12 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

(v)        “Other Stock-Based Award” means an Award under of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

(w)        “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

(x)        “Participant” means any director, officer or employee of, Consultant, or other individual performing services for, or to whom an offer of employment has been extended by, the Company or any Subsidiary who has been selected by the Committee to participate in the Plan (including a Participant located outside the United States).

(y)        “Performance Award” means an Award granted to a Participant pursuant to Section 7, hereof contingent upon achieving certain Performance Goals.

(z)        “Performance Cycle” shall have the meaning provided in Section 7.

(aa)        “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Section 7.

(bb)         “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

(cc)        “Plan” has the meaning set forth in Section 1.

(dd)        “Proceeding” has the meaning set forth in Section 25.

(ee)         “Restricted Stock” means an Award of Shares under this Plan that is subject to restrictions under Section 6.

(ff)        “Restricted Stock Unit” or “Unit” means an Award of hypothetical Share units under this Plan that are convertible to Shares in accordance with Section 6.

(gg)        “Restriction Period” has the meaning set forth in Section 6 with respect to Restricted Stock.

(hh)        “Retirement” means, unless otherwise defined in a Participant’s Grant Agreement or in a Participant’s written employment arrangements with the Company or any of its Subsidiaries in effect on the date of grant (as amended from time to time thereafter) (i) for purposes of employees of Southwest Gas Corporation, Inc., for any non-director, unless otherwise determined by the Committee, (A) termination of service as a non-director after at least 10 years of service by such non-director and (B) attaining at least 55 years of age, and (ii) for any director, unless otherwise determined by the Committee, termination of service as a director.

(ii)        “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

(jj)         “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(kk)        “Shares” shall have the meaning set forth in Section 4.

(ll)        “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Section 9.

(mm)        “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Participants granted pursuant to Section 8.

(nn)        “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

(oo)        “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

(pp)        “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Grant Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

(qq)        “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

(rr)        “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Grant Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

(ss)        “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

3.	Administration.

(a) The Plan shall be administered and interpreted by the Committee. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. In no event, however, shall the Committee modify the distribution terms in any Award or Grant Agreement that has a feature for the deferral of compensation if such modification would result in taxes, additional interest and/or penalties pursuant to Code Section 409A.

(b) Subject to the provisions of the Plan, the Committee shall be authorized to:

(i)        select persons to participate in the Plan;

(ii)        determine the form and substance of grants made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such grants will be made;

(iii)        determine the form and substance of the Grant Agreements reflecting the terms and conditions of each grant made under the Plan;

(iv)        certify that the conditions and restrictions applicable to any grant have been met;

(v)        modify the terms of grants made under the Plan;

(vi)        interpret the Plan and Grant Agreements entered into under the Plan,

(vii)        determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or services for purposes of the Plan;

(viii)        make any adjustments necessary or desirable in connection with grants made under the Plan to eligible Participants located outside the United States;

(ix)        adopt, amend, or rescind rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law and make such other determinations for carrying out the Plan as it may deem appropriate;

(x)        reduce Awards for any Participant in its sole discretion (resulting in the reduction or elimination (including to zero)), but not an increase in the amount otherwise payable under the Award; and

(xi)        exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

(c)    Notwithstanding the foregoing, the Committee shall not take any of the following actions without shareholder approval, except as provided in Section 20: (i) reduce the exercise price following the grant of an option or SAR; (ii) exchange an option or SAR which has an exercise price that is greater than the Fair Market Value of a Share for cash or Shares; (iii) cancel an option or SAR in exchange for a replacement option or another Award with a lower exercise price; (iv) permit the repurchase an option or SAR by either the Company or any Affiliate; or (v) otherwise take any action with respect to an option or SAR that would be treated under accounting rules, stock exchange rules or otherwise as a repricing of such stock option or SAR (including a cash buyout of voluntary surrender/subsequent regrant of an option or SAR with an exercise price that is less than the Fair Market Value of a Share). Decisions of the Committee on all matters relating to the Plan, any Award granted under the Plan and any Grant Agreement shall be in the Committee’s sole discretion and shall be conclusive and binding on the Company, all Participants and all other parties, unless an arbitration or other provision is expressly provided in a Participant’s Grant Agreement. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

(d)    Subject to the terms of the Plan, in determining the amount payable to a Participant with respect to any Award under this Plan, the Chief Executive Officer, in his or her discretion, may reduce or eliminate any amount otherwise payable to any Participant to take into account his or her assessment of the Participant’s or the Company’s performance. Notwithstanding any provision to the contrary, in no event shall any such reduction or elimination of the amount payable under an Award contemplated in the foregoing sentence result in any increase in the amount payable under any other Award.

(e)    The expenses of the Plan shall be borne by the Company, or as applicable, by its Affiliates. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan, and rights to the payment of such Awards shall be no greater than the rights of the Company’s general creditors.

4.	Shares Available for the Plan.

(a)    Subject to adjustments as provided in Section 20, an aggregate of 1,000,000 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised. With respect to SARs that are settled in Common Stock, upon settlement, only the number of shares of Common Stock delivered to a Participant upon the exercise of the SARs shall count against the number of Shares issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. The maximum number of shares with respect to which Incentive Stock Options may be granted shall be 100,000. Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) shall not reduce Shares available under Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect such acquisition) may be used for Awards under this Plan and shall not reduce the number of Shares available under this Plan, except as required by the rules of any applicable stock exchange.

(b) To the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation,” the following individual Participant limitations shall apply:

(i)        The maximum number of shares of Common Stock subject to any Award of Stock Options, or Stock Appreciation Rights, or shares of Restricted Stock, or Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 7 which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 50,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 20), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 100,000 (which shall be subject to any further increase or decrease pursuant to Section 20) during any fiscal year of the Company.

(ii)        There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 7.

(iii)        The maximum number of shares of Common Stock subject to any Performance Award which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 50,000 shares (which shall be subject to any further increase or decrease pursuant to Section 20 with respect to any fiscal year of the Company).

(iv)        The maximum number of shares of Common Stock subject to any Award which may be granted under this Plan during any fiscal year of the Company to each Non-Employee Director shall be 5,000 shares (which shall be subject to any further increase or decrease pursuant to Section 20), which taken together with any cash fees paid by the Company to such Non-Employee Director during such fiscal year for service as a non-employee director, will not exceed $500,000 in total value (calculating the value of any such Award based on the Fair Market Value on the grant date of such Award for financial reporting purposes), including for this purpose, the value of any Award received in lieu of all or a portion of any annual committee cash retainer or other cash based payment and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year.

(v)        The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Participant shall be $5,000,000.

(vi)        The individual Participant limitations set forth in this Section 4(b) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

(c) Without limiting the generality of the foregoing provisions of this Section 4 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may determine, enter into Grant Agreements (or take other actions with respect to the Awards) for new Awards containing terms (including, without limitation, exercise prices) more (or less) favorable than the then-outstanding Awards.

5.	Participation.

Participation in the Plan shall be limited to the Participants. Nothing in the Plan or in any Grant Agreement shall confer any right on a Participant to continue in the employ of the Company or any Subsidiary as a director, officer or employee of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a Participant at any time. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Awards may be granted to such persons and for such number of Shares as the Committee shall determine, subject to the limitations contained herein (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type to such Participant in that year or subsequent years.

6.	Restricted Stock; Restricted Stock Units.

(a)    The Committee may at any time and from time to time grant Shares of Restricted Stock or Restricted Stock Units under the Plan to such Participants and in such amounts as it determines. Each Share of Restricted Stock or Restricted Stock Unit shall be equivalent in value to one share of Common Stock and shall entitle the Participant to receive from the Company at the end of the vesting period (the “Vesting Period”) applicable to such unit the Fair Market Value of one share of Common Stock, unless the Participant is required to defer or the Company provides an option to and the Participant has elected at a time that complies with Code Section 409A to defer the receipt of shares of Common Stock.

(b)    Each grant of Restricted Stock Units or Shares of Restricted Stock shall be evidenced by a Grant Agreement which shall specify the applicable restrictions on such Units or Shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares that are part of the grant.

(c)    If the grant of Restricted Stock Units or Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock or Restricted Stock Units applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to an Award of either Restricted Stock or Restricted Stock Units that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(d)    Restricted Stock Units may be granted without payment of cash or consideration to the Company. Except as otherwise provided in any Grant Agreement, on the date the Restricted Stock Units become fully vested and nonforfeitable, the Participant shall receive, upon payment by the Participant to the Company of the aggregate par value of the shares of Common Stock underlying each fully vested Restricted Stock Unit, stock certificates evidencing the conversion of Restricted Stock Units into shares of Common Stock.

(e)    The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Grant Agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to this Section 7 and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award. If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(f)    Except as otherwise provided in any Grant Agreement, with respect to Shares of Restricted Stock, during such period of restriction the Participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such Participant’s Shares of Restricted Stock shall be subject to the same restrictions as then in effect for the Shares of Restricted Stock, provided that any dividends or dividend equivalents on Shares of Restricted Stock that vest based upon the satisfaction of any performance conditions shall be accumulated and paid at the time the underlying performance conditions are satisfied. Except as otherwise provided in any Grant Agreement, with respect to the Restricted Stock Units, during such period of restriction the Participant shall not have any rights as a shareholder of the Company; provided that, unless otherwise provided in a Participant’s Grant Agreement, the Participant shall have the right to receive accumulated dividends, dividend equivalents or distributions with respect to the corresponding number of Shares underlying each Restricted Stock Unit at the end of the Vesting Period, unless such Restricted Stock Units are converted into Deferred Stock Units, in which case such accumulated dividends, dividend equivalents or distributions shall be paid by the Company to the Participant at such time as the Deferred Stock Units are converted into shares of Common Stock.

(g)    Unless otherwise provided in a Participant’s Grant Agreement, each unit or Share of Restricted Stock shall be subject to the termination and forfeiture provisions as set forth in Section 8(g).

7.	Stock and Cash Based Performance Awards.

Performance Awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the size and composition of Performance Awards granted to a Participant and the appropriate period over which performance is to be measured (a “Performance Cycle”). Performance Awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock. In any one calendar year, the Committee shall not grant to any one Participant Performance Awards payable in Common Stock for an amount in excess of 50,000 shares of Common Stock. The Committee may grant Performance Awards to Participants based on a minimum Performance Cycle that it may establish in its sole discretion.

The value of each Performance Award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee; provided that, payment of any Performance Award that is intended to qualify as “qualified performance-based compensation” within the meaning of Treasury Regulation §1.162-27(e) shall be based solely on the satisfaction of pre-established, objective goals determined with reference to one or more of the following performance factors: return on equity; earnings per share; return on gross or net assets; return on gross or net revenue; pre- or after-tax net income; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes and amortization; operating income; revenue growth; consolidated pre-tax earnings; net or gross revenues; net earnings; earnings before interest and taxes; cash flow; earnings per share; enterprise value; fleet in-market availability; safety criteria; environmental criteria; revenue growth; cash flow from operations; return on sales; earnings per share from continuing operations, diluted or basic; earnings from continuing operations; net asset turnover; capital expenditures; income before income taxes; gross or operating margin; return on total assets; return on invested capital; return on investment; return on revenue; market share; economic value added; cost of capital; expense reduction levels; cost or expense management; stock price; productivity; customer satisfaction; employee satisfaction; and total shareholder return for the applicable Performance Cycle, all as computed in accordance with Generally Accepted Accounting Principles (if relevant) as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to such other special rules and conditions as the Compensation Committee may establish at any time ending on or before the 90th day of the applicable Performance Cycle. These performance factors may be absolute or relative (to prior performance of the Company, any Affiliates, or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following or other items, as the Committee may specify: effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures.

The Committee shall establish Performance Goals and objectives for each Performance Cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the Participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any Performance Cycle, the Committee shall have the authority to adjust the Performance Goals and objectives for such cycle for such reasons as it deems equitable; provided however, that the Committee may not adjust awards for any Participant who is a “covered employee” for purposes of Section 162(m) of the Code in such a manner as would increase the amount of compensation otherwise payable to that individual.

The Committee shall determine the portion of each Performance Award that is earned by a Participant on the basis of the Company’s performance over the Performance Cycle in relation to the Performance Goals for such cycle. The earned portion of a Performance Award will be paid out in cash or Shares, as applicable.

Unless otherwise provided in a Participant’s Grant Agreement or in a Participant’s written employment arrangement with the Company or any Subsidiaries in effect on the date of grant (as amended from time to time thereafter), a Participant must be a director, officer or employee of, Consultant to, or otherwise perform services for, the Company or its Subsidiaries at the end of the Performance Cycle in order to be entitled to payment of a Performance Award issued in respect of such cycle.

Notwithstanding the provisions in a Participant’s Grant Agreement or in the Participant’s written employment arrangements with the Company or any of its Subsidiaries in effect on the date of grant (as amended from time to time thereafter), if there is a Change in Control of the Company, the Committee may accelerate the vesting of a Participant’s Performance Awards upon such Change in Control.

8.	Incentive and Non-qualified Options.

The Committee may from time to time grant to eligible Participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that, the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one Participant options to purchase a number of Shares of Common Stock in excess of 100,000 shares of Common Stock. The options granted under the Plan shall be evidenced by a Grant Agreement and shall take such form as the Committee shall determine, subject to the terms and conditions of the Plan.

It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan; provided that, such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

(a)        Price. The price per Share deliverable upon the exercise of each option shall be established by the Committee, except that in the case of the grant of any option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option except for Substitute Awards, which shall have the exercise price as determined by the Committee provided that such exercise price does not cause the Substitute Award to become subject to Code Section 409A and the Committee takes into consideration any third-party voting guidelines. In the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto. Once an Award has been granted, the Committee may not modify the purchase price or the exercise price of any outstanding Award if such modification results in a repricing.

(b)        Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by means of any cashless exercise procedures approved by the Committee and as may be in effect on the date of exercise, (iv) by withholding shares of Common Stock otherwise deliverable upon exercise of the Option having a Fair Market Value equal to the exercise price or (v) by any combination of the foregoing.

In the event a grantee is permitted to, and elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise or such longer period as determined from time to time by the Committee, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the exercise price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company, or (C) the attestation of the grantee’s shares of Common Stock. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

(c)        Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but if required by the Code, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire on the date designated Grant Agreement, subject to extension or amendment by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Committee may provide that upon the last day of the term of an Option whose exercise price is less than the fair market value of the underlying Share on such date, such Option may be automatically exercised and the Participant shall receive a number of Shares equal in value to the excess of the fair market value of a Share over the exercise price of such Option, less any applicable withholding taxes. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a shareholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights). If an Option (other than an Incentive Stock Option) expires on a day that the Participant cannot exercise the Option because such an exercise would violate an applicable federal, state, local, or foreign law, the expiration date shall be tolled, at the discretion of the Committee, to the date no later than 30 days after the date the exercise of such Option would no longer violate an applicable Federal, state, local, and foreign laws, to the extent allowed under Code Section 409A.

(d)        Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e)        Non-Transferability. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Grant Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Grant Agreement.

(f)        Other Terms and Conditions. The Committee may include a provision in a Grant Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

(g)        Termination; Forfeiture.

(i)        Death. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to his or her death, all of the Participant’s Awards shall become fully vested and all of the Participant’s options shall become exercisable and shall remain so for a period of one year from the date of such death, but in no event after the expiration date of the options.

(ii)        Disability. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to Disability, (A) all of the Participant’s options that were exercisable on the date of Disability shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of one year after the date of Disability, but in no event after the expiration date of the options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s options, exercisable) on the date of Disability shall be forfeited immediately upon such Disability; provided, however, that such Awards may become fully vested (and, with respect to the Participant’s options, exercisable) in the discretion of the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such Participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(iii)        Retirement. Unless otherwise provided in a Participant’s Grant Agreement or in a Participant’s written employment arrangements with the Company or any of its Subsidiaries in effect on the date of grant (as amended from time to time thereafter), if a Participant ceases to be an officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the Participant’s options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of two years after the date of Retirement, but in no event after the expiration date of the options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s options, exercisable) on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such Awards may become fully vested (and, with respect to the Participant’s options, exercisable) in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such Participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(iv)        Discharge for Cause. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a Participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the Participant’s Awards shall be forfeited immediately and all of the Participant’s options shall expire and be forfeited immediately, whether or not then exercisable, upon such cessation or non-commencement.

(v)        Other Termination. Unless otherwise provided in an applicable Grant Agreement, if a Participant ceases to be a director, officer or employee of, Consultant to, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause (each such termination referred to as an “Other Termination”), (A) all of the Participant’s options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s options, exercisable) on the date of such cessation shall be forfeited immediately upon such cessation. For the avoidance of doubt, an Other Termination with recall rights shall be considered an Other Termination to which this Section 8(g)(v) applies.

9.	Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify. In any one calendar year, the Committee shall not grant to any one Participant SARs with respect to a number of Shares of Common Stock in excess of 50,000 shares of Common Stock.

The exercise price of an SAR must equal or exceed the Fair Market Value of a share of Common Stock on the date of grant of the SAR except for Substitute Awards, which shall have the exercise price as determined by the Committee provided that such exercise price does not cause the Substitute Award to become subject to Code Section 409A and the Committee takes into consideration any third-party voting guidelines. Prior to the exercise of the SAR and delivery of the Shares represented thereby, the Participant shall have no rights as a shareholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised. The term during which each SAR may be exercised shall be determined by the Committee, but no SAR shall be exercisable in whole or in part more than ten years from the date it is granted,

Upon the exercise of an SAR, the Participant shall be entitled to a distribution from the Company in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. Such distribution shall be in cash and/or Shares having a Fair Market Value equal to such amount, or any combination thereof as chosen by the Committee.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable. Unless otherwise determined by a Participant’s Grant Agreement, each SAR shall be subject to the termination and forfeiture provisions as set forth in Section 8(g).

10.	Deferred Stock Units.

Deferred Stock Units (A) may be granted to Participants at any time and from time to time as determined by the Committee, and (B) shall be issued to Participants who elected prior to the date the Restricted Stock Units were granted to defer delivery of shares of Common Stock that would otherwise be due by virtue of the lapse or waiver of the vesting requirements of their Restricted Stock Units. All elections with respect to Deferred Stock Units shall be made in accordance with the election and distribution timing rules in Code Section 409A.

Except as otherwise provided in any Grant Agreement, Deferred Stock Units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or any Subsidiary by such Participant. Payment of the value of Deferred Stock Units shall be made by the Company in shares of Common Stock; provided that, the Participant shall receive a number of shares of Common Stock equal to the number of matured or earned Deferred Stock Units. Upon payment in respect of a Deferred Stock Unit, such unit shall be terminated and thereafter forfeited. Payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period applicable to such units, the duration of which Deferral Period shall be determined by the Committee at the time of grant of such Deferred Stock Units and set forth in the applicable Grant Agreement (or by the Participant in the case of an election to defer the receipt of Common Stock beyond the Vesting Period).

Except as otherwise provided in any Grant Agreement, during such Deferral Period the Participant shall not have any rights as a shareholder of the Company; provided that, unless otherwise provided in a Participant’s Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each Deferred Stock Unit at the end of the Deferral Period when such Deferred Stock Units are converted into shares of Common Stock.

Unless otherwise provided in the Participant’s Grant Agreement or related election form, if a Participant dies while serving as a director, officer or employee of or a Consultant to the Company or its Subsidiary prior to the end of the Deferral Period, the Participant’s designated beneficiary shall receive payment in respect to such Participant’s Deferred Stock Units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of such Participant’s death. Such beneficiary designation will be made pursuant to Participant’s Grant Agreement.

Unless otherwise provided in a Participant’s Grant Agreement or related election form, if a Participant ceases to be a director, officer or employee of, or Consultant to or otherwise perform services for, the Company or its Subsidiaries upon his or her Disability or Retirement prior to the end of the Deferral Period, the Participant shall receive payment in respect of such Participant’s Deferred Stock Units at the end of such Deferral Period.

Unless otherwise provided in the Participant’s Grant Agreement or related election form, at such time as a Participant ceases to be, or in the event a Participant does not become, a director, officer or employee of, or Consultant to or otherwise performing services for, the Company or its subsidiaries for any reason other than Disability, Retirement or death, such Participant shall immediately forfeit any unvested Deferred Stock Units which would have matured or been earned at the end of such Deferral Period.

11.	Other Stock-Based Awards.

(a)        Generally. The Committee is authorized to grant to Participants Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. Other Stock-Based Awards may be granted as inducement grants, in which case such Other Stock-Based Awards will not count against the total number of Shares available under the Plan. Subject to the provisions of this Plan, the Committee shall have authority to determine the Participants, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Cycle. The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the grant or vesting of such Other Stock-Based Awards based on a Performance Cycle applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance

Cycle or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(b)        Non-Transferability. Subject to the applicable provisions of the Grant Agreement and this Plan, shares of Common Stock subject to Awards made under this Section 11 may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(c)        Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Grant Agreement and this Plan, the recipient of an Award under this Section 11 shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

(d)        Vesting. Any Award under this Section 11 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Grant Agreement, as determined by the Committee, in its sole discretion.

(e)        Price. Common Stock issued on a bonus basis under this Section 11 may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Section 11 shall be priced, as determined by the Committee in its sole discretion.

12.	Other Cash-Based Awards.

The Committee may from time to time grant Other Cash-Based Awards to Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder. To the extent applicable, such Other Cash-Based Awards shall be subject to performance conditions as established by the Committee in accordance with the requirements of Code Section 162(m).

13.	Grant of Dividend Equivalent Rights.

The Committee may include in a Participant’s Grant Agreement a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such Shares had been delivered pursuant to such Award. In the event such a provision is included in a Grant Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate. Any dividend or dividend equivalent rights that may be granted on account of Awards that vest based upon the satisfaction of any performance conditions may only be paid if the underlying performance conditions of the Award are satisfied.

14.	Withholding Taxes.

(a)        Participant Election. Unless otherwise determined by the Committee, a Participant may elect to deliver shares of Common Stock (or have the Company withhold Shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of Restricted Stock or vesting of Restricted Stock Units or Deferred Stock Units or the receipt of Common Stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of Restricted Stock upon grant or vesting or the receipt of Common Stock, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 14(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 8(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b)        Company Requirement. The Company may require, as a condition to any grant or exercise of an Award under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 14(a) or this Section 14(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant, delivery or vesting of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan. The Company shall in no event be liable for any taxes whatsoever (including, without limitation, taxes under Code Section 409A) associated with the grant, vesting, exercise, or settlement of any Award granted pursuant to this Plan, other than the Company’s share of any payroll taxes.

15.	Grant Agreement; Vesting.

Except for Awards made pursuant to a sub-plan, each employee to whom an Award is made under the Plan shall enter into a Grant Agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided herein in connection with a Change of Control or certain occurrences of Termination, no Award under this Plan may be exercised, and no restrictions relating thereto may lapse, within twelve months of the date such Award is made.

16.	Transferability.

No Award granted under the Plan shall be transferable by a Participant other than (a) by will or the laws of descent and distribution, (b) to a Participant’s Family Member by gift or a qualified domestic relations order as defined by the Code or (c) to a charitable organization, but in each case only with Committee approval or as provided in a Grant Agreement. Unless otherwise provided in any Grant Agreement or approved by the Committee, an Option, SAR or Performance Award may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option, SAR or Performance Award by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that, Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Award granted under the Plan and transferred as permitted by this Section 16, and any transferee of any such Award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

17.	Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such Performance Award, Restricted Stock Unit or Deferred Stock Unit may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

18.	Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary or an Affiliate, from a Subsidiary or an Affiliate to the Company, or from one Subsidiary or Affiliate to another Subsidiary or Affiliate shall not be considered a Termination of Employment; nor shall it be considered a Termination of Employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

19.	Section 162(m) of the Code.

Any Award granted under the Plan that is intended to be “performance-based compensation” under Section 162(m) of the Code, shall be subject to the approval of the material terms of the Plan by a majority of the stockholders of the Company in accordance with Section 162(m) of the Code and the treasury regulations promulgated thereunder.

20.	Adjustments.

(a)        In the event that any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, sale or spin-off of an Affiliate, or any other change in the corporate structure or shares of the Company affects Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, the Committee shall make such equitable adjustments in any or all of the following in order to prevent such dilution or enlargement of rights: the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of

Shares available for issuance under the Plan pursuant to Section 4), the number and kind of Awards or other property covered by Awards previously made under the Plan, and the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in the event of a Change in Control is to occur, all of the Company’s obligations regarding any Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

(b)        Without limitation of the foregoing, in connection with any transaction of the type specified by Section 2(d)(iii) in the definition of a Change in Control, the Committee may (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration, if any, that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

(c)        Change in Control. Subject to the Committee’s authority in Section 20(c) above, if there is a Change in Control of the Company, vesting of a Participant’s Awards shall be governed by the applicable Grant Agreement.

(d)        Clawback. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, then any Participant who has been paid an Award under this Plan based upon or affected by the restated financial report shall be required, at the discretion of the Board, to reimburse the Company for all or any portion of such Award.

21.	Amendment and Termination of the Plan.

The Board or the Committee, without approval of the shareholders, may amend or terminate the Plan at any time, except that no amendment shall become effective without prior approval of the shareholders of the Company if (i) shareholder approval would be required by applicable law or regulations, including if required by any listing requirement of the principal stock exchange or national market on which the Common Stock is then listed, (ii) such amendment would remove from the Plan a provision which, without giving effect to such amendment, is subject to shareholder approval, or (iii) such amendment would directly or indirectly increase the Share limits set forth in Section 4 of the Plan.

22.	Amendment or Substitution of Awards under the Plan.

The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 21, no such amendment shall adversely affect in a material manner any right of a Participant under the Award without his or her written consent, and provided further that, the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan without approval of the shareholders of the Company. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new awards under the Plan. Notwithstanding the foregoing, the Committee shall not take any of the following actions without shareholder approval, except as provided in Section 21: (i) reduce the exercise price following the grant of an option or SAR; (ii) exchange an option or SAR which has an exercise price that is greater than the Fair Market Value of a Share for cash or Shares;(iii) cancel an option or SAR in exchange for a replacement option or another Award with a lower exercise price; (iv) permit the repurchase an option or SAR by either the Company or any Affiliate; or (v) otherwise take any action with respect to an option or SAR that would be treated under accounting rules, stock exchange rules or otherwise as a repricing of such stock option or SAR (including a cash buyout of voluntary surrender/subsequent regrant of an option or SAR with an exercise price that is less than the Fair Market Value of a Share). Notwithstanding anything to the contrary in this Plan, in no event shall the Committee amend the distribution terms in any Award or Grant Agreement that has a feature for the deferral of compensation if such amendment would result in taxes, additional interest and/or penalties pursuant to Code Section 409A.

23.	Termination Date

The date of commencement of the Plan shall, subject to shareholder approval at the Company’s 2017 Annual Meeting of Shareholders, be May 4, 2017(the “Effective Date”).

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate on the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any Award or other incentives theretofore granted under the Plan.

24.	Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

25.	Jurisdiction; Waiver of a Jury Trial.

Any suit, action or proceeding with respect to this Plan or any Grant Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Nevada or the United States District Court for the District of Nevada and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to this Plan or any Grant Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Nevada, the court of the United States of America for the District of Nevada, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Nevada State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Plan or any Grant Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Nevada.

26.	Governing Law.

The Plan shall be governed by the corporate laws of the State of Nevada, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

* * *

Preliminary Copy

SOUTHWEST GAS HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS

                    , 2017

at          Pacific Daylight Time

Las Vegas, Nevada

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the listed nominees (Proposal 1), FOR approval of the Ominibus Incentive Plan (Proposal 2), FOR approval, on a non-binding advisory basis, of executive compensation (Proposal 3), FOR ANNUAL FREQUENCY, on a non-binding advisory basis, on the frequency of the non-binding advisory vote on executive compensation (Proposal 4) and FOR auditor selection ratification (Proposal 5). Further, if cumulative voting rights for the election of directors (Proposal 1) are exercised at the meeting, the Proxies, unless contrary written instructions are given on this proxy by the undersigned shareholder, will cumulate votes as explained in the Proxy Statement.

The undersigned hereby revokes all previously granted proxies and appoints José A. Cárdenas and Michael J. Melarkey as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated by telephone, by internet or by mail, all the shares of Common Stock of the undersigned at the 2017 Annual Meeting of Shareholders of Southwest Gas Holdings, Inc., and at any adjournments thereof; and at their discretion, with authorization to vote such shares on any other matters as may properly come before the meeting or any adjournment thereof.

The board of directors recommends a vote on the reverse side FOR the nominees (Proposal 1), FOR approval of the Omnibus Incentive Plan (Proposal 2), FOR approval, on a non-binding advisory basis, of executive compensation (Proposal 3), FOR ANNUAL FREQUENCY, on a non-binding advisory basis, on the frequency of the vote on executive compensation (Proposal 4) and FOR auditor selection ratification (Proposal 5).

(Continued and to be signed on the other side.)	SEE REVERSE SIDE

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 5, AND ANNUAL FREQUENCY FOR PORPOSAL 4.	Please mark vote as indicated in this example	☒

1. Election of Directors:
01	Robert L. Boughner	06	John P. Hester	Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees
02	José A. Cárdenas	07	Anne L. Mariucci
03	Thomas E. Chestnut	08	Michael J. Melarkey
04	Stephen C. Comer	09	A. Randall Thoman	☐	☐
05	LeRoy C. Hanneman Jr.	10	Thomas A. Thomas

To withhold authority to vote for a particular nominee, mark the Vote FOR all nominees (except as marked) box and enter the number next to the name(s) of the exceptions on the line below. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not listed.

2.	To APPROVE the Company’s Omnibus Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To APPROVE, on a non-binding advisory basis, the Company’s executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To APPROVE, on a non-binding advisory basis, the frequency of the non-binding advisory vote on executive compensation.
☐ ANNUAL FREQUENCY ☐ BIENNIAL FREQUENCY ☐ TRIENNIAL FREQUENCY ☐ ABSTAIN

5.	To RATIFY the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

If cumulative voting rights are in effect, unless otherwise specified, this proxy authorizes the Proxies named on the reverse side to cumulate votes that the undersigned is entitled to cast in connection with the election of directors and allocate them among director nominees for which you do not withhold authority to vote. You may withhold authority to vote either by voting FOR all nominees (except as marked) and listing the number next to the name(s) of the exceptions on the line above, or by voting WITHHELD from all nominees. To provide specific directions with regard to cumulative voting, including to direct that the Proxies cumulate votes with respect to a specific nominee or nominees as explained in the proxy statement or to withhold authority to cumulate votes, mark the box below and write your instructions (including any instructions to withhold authority to cumulate votes) in the space provided.

☐ CUMULATIVE VOTING INSTRUCTIONS

Date:	,2017

Signature of Shareholder

Signature of Shareholder

Title

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

▲ TO VOTE BY MAIL, PLEASE DETACH HERE

Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed returned your proxy card.

AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/swx

AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower hand corner of this form.

Call Toll Free

[                    ]

There is NO CHARGE to you for this call

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B:	If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

Internet and Telephone voting is available through 9:00 AM Eastern Time on , 2017	CONTROL NUMBER for Telephone/Internet Proxy Authorization

AUTHORIZE YOUR PROXY BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

VOTE IN PERSON: Directions to attend the Annual Meeting and vote in person are included on the [map on page M-1] of the Notice of 2017 Annual Meeting of Shareholders and Proxy Statement. If you own your shares in street name through a broker or other nominee, you must provide proof of identification and proof that you were the owner of the shares as of the close of business on March 10, 2017.